Exhibit 10.1
EXECUTION VERSION
CREDIT AGREEMENT
Dated as of June 30, 2011
among
ALERE INC.,
as Borrower,
THE LENDERS AND L/C ISSUERS PARTY HERETO
GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent
JEFFERIES FINANCE LLC,
as Syndication Agent
and
CREDIT SUISSE SECURITIES (USA) LLC, GOLDMAN SACHS BANK USA,
DnB NOR BANK ASA and SUNTRUST BANK
as Co-Documentation Agents
ttt
JEFFERIES FINANCE LLC, GE CAPITAL MARKETS, INC., CREDIT SUISSE SECURITIES
(USA) LLC and GOLDMAN SACHS BANK USA,
as Joint Lead Arrangers and Bookrunners

i

Section 11.17 Execution in Counterparts	129
Section 11.18 Entire Agreement	129
Section 11.19 Use of Name	129
Section 11.20 Non-Public Information; Confidentiality	130
Section 11.21 Patriot Act Notice	130
Section 11.22 Senior Indebtedness.	130

SCHEDULES

Schedule I	—	Commitments
Schedule II	—	Addresses for Notices
Schedule 1.1(a)		Inactive Subsidiaries
Schedule 2.21	—	Reverse Dutch Auction Procedures
Schedule 4.2	—	Consents
Schedule 4.3(a)	—	Ownership of each Group Member and its Subsidiaries
Schedule 4.3(b)		P&G JV Agreements
Schedule 4.4(b)	—	Material Liabilities or Obligations
Schedule 4.7	—	Litigation
Schedule 4.8	—	Taxes
Schedule 4.12	—	Labor Matters
Schedule 4.14	—	Environmental Matters
Schedule 4.15	—	Intellectual Property
Schedule 4.16	—	Real Property
Schedule 4.17	—	Bank and Security Accounts
Schedule 4.18	—	Insurance
Schedule 7.13	—	Postclosing Deliveries
Schedule 8.1(b)	—	Existing Indebtedness
Schedule 8.2	—	Existing Liens
Schedule 8.3	—	Existing Investments
Schedule 8.3A	—	Proposed Acquisitions
Schedule 8.9	—	Transactions with Affiliates

EXHIBITS

Exhibit A	—	Form of Assignment
Exhibit B-1	—	Form of A Term Loan Note
Exhibit B-2	—	Form of B Term Loan Note
Exhibit B-3	—	Form of Delayed-Draw Term Loan Note
Exhibit B-4	—	Form of Incremental Term Loan Note
Exhibit B-5	—	Form of Revolving Loan Note
Exhibit C	—	Form of Notice of Borrowing
Exhibit D	—	Form of Swingline Request
Exhibit E	—	Form of L/C Request
Exhibit F	—	Form of Notice of Conversion or Continuation
Exhibit G	—	Form of Compliance Certificate
Exhibit H	—	Form of Guaranty and Security Agreement

v

          This Credit Agreement, dated as of June 30, 2011, is entered into among ALERE INC., a Delaware corporation (the “Borrower”), the Lenders (as defined below), the L/C Issuers (as defined below) and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), as administrative agent and collateral agent for the Lenders and the L/C Issuers (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), JEFFERIES FINANCE LLC, as Syndication Agent, and CREDIT SUISSE SECURITIES (USA) LLC, GOLDMAN SACHS BANK USA, DnB NOR BANK ASA and SUNTRUST BANK as Co-Documentation Agents.
          The parties hereto agree as follows:
ARTICLE I
DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS
                Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:
          “A Term Loan” has the meaning specified in Section 2.1(b)(i).
          “A Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make A Term Loans to the Borrower, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “A Term Loan Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the A Term Loan Commitments on the Closing Date equals $625,000,000.
          “Affected Lender” has the meaning specified in Section 2.18(a).
          “Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of the Borrower. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
          “Agreement” means this Credit Agreement.
          “Applicable Margin” means, with respect to A Term Loans, Delayed-Draw Term Loans, B Term Loans, Revolving Loans and Swing Loans, in each case a percentage equal to (i) during the period commencing on the Closing Date and ending on the next date of determination that is at least 180 days after the Closing Date, the percentage set forth in the applicable column opposite Level III in the table set forth below and (ii) thereafter, as of each date of determination (and until the next such date of determination), a percentage equal to the percentage set forth below in the applicable column opposite the level corresponding to the Consolidated Secured Leverage Ratio in effect as of the last day of the most recently ended Fiscal Quarter:

		A TERM LOANS, DELAYED-DRAW
		TERM LOANS, REVOLVING
		LOANS AND SWING LOANS		B TERM LOANS
			EURODOLLAR
			RATE LOANS
			(EXCEPT FOR
	CONSOLIDATED SECURED	BASE RATE	SWING	BASE RATE	EURODOLLAR
LEVEL	LEVERAGE RATIO	LOANS	LOANS)	LOANS	RATE LOANS
I	Greater than 4.00: 1.00	2.50%	3.50%	3.25%	4.25%
II	Less than or equal to 4.00:
	1.00 and greater than 3.00 : 1.00	2.00%	3.00%	2.75%	3.75%
III	Less than or equal to 3.00: 1.00	1.75%	2.75%	2.50%	3.50%
          Each date of determination for the “Applicable Margin” shall be the date that is 3 Business Days after delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to Section 6.1(c). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Consolidated Secured Leverage Ratio), the Applicable Margin with respect to Loans shall equal the percentage set forth in the appropriate column opposite Level I in the table above, effective immediately upon (x) the occurrence of any Event of Default under Section 9.1(e)(ii) or (y) the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing.
          “Applicable Threshold Price” has the meaning specified in Schedule 2.21.
          “Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.
          “Arrangers” shall mean Jefferies Finance LLC, GE Capital Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners for the initial Facilities.
          “Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 11.2 (with the consent of any party whose consent is required by Section 11.2), accepted by the Administrative Agent, in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.
          “Auction” has the meaning specified in Section 2.21(a).
          “Auction Amount” has the meaning specified in Schedule 2.21.
          “Auction Assignment and Assumption” has the meaning specified in Schedule 2.21.
          “Auction Manager” has the meaning specified in Section 2.21(a).
          “Auction Notice” has the meaning specified in Schedule 2.21.
          “B Term Loan” has the meaning specified in Section 2.1(b)(ii).

          “B Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make B Term Loans to the Borrower, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “B Term Loan Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the B Term Loan Commitments on the Closing Date equals $925,000,000.
          “Base Rate” means, at any time, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the latest “U.S. prime rate” or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (b) the sum of 0.5% per annum and the Federal Funds Rate and (c) the Eurodollar Rate for a Eurodollar Rate Loan with a one-month Interest Period commencing on such day plus 1.00%.
          “Base Rate Loan” means any Loan that bears interest based on the Base Rate.
          “Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Group Member incurs or otherwise has any obligation or liability, contingent or otherwise.
          “Borrowing” means a borrowing of one Type of Loans of a single Tranche (other than Swing Loans and Loans deemed made pursuant to Section 2.3 or 2.4) made in one Facility on the same day by the Lenders according to their respective Commitments under such Facility.
          “Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.
          “Capital Expenditures” means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a Consolidated balance sheet of such Person, excluding (a) interest capitalized during construction and (b) any expenditure to the extent, for the purposes of the definition of Permitted Acquisition, such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period.
          “Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

          “Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.
          “Cash Collateral Account” means a deposit account or securities account in the name of a Loan Party and under the sole control (as defined in the applicable UCC) of the Administrative Agent and (a) in the case of a deposit account, from which such Loan Party may not make withdrawals except as permitted by the Administrative Agent and (b) in the case of a securities account, with respect to which the Administrative Agent shall be the entitlement holder and the only Person authorized to give entitlement orders with respect thereto.
          “Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000, (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days, and (f) in the case of any Subsidiary organized in a jurisdiction outside the United States: (i) direct obligations of the sovereign nation (or agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parent of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors).
          “CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).
          “Change of Control” means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934) of more than 50% of the issued and outstanding shares of capital Stock of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) a “Change of Control”, a “Fundamental Change” or “Termination of Trading” or any term of similar effect, as defined in any Existing Notes Indenture or any Permitted Additional Debt Documents relating to Indebtedness in an aggregate principal amount equal to or greater than $25,000,000 (or any indenture or agreement governing any Indebtedness (in an aggregate principal amount equal to or greater than $25,000,000) incurred pursuant to a Permitted Refinancing in respect of any such Indebtedness as permitted by Section 8.1), shall occur.
          “Closing Date” means the first date on which any Loan is made or any Letter of Credit is Issued.
          “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
          “Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document.
          “Commitment” means any of the commitments of any Lender, i.e., an A Term Loan Commitment, a B Term Loan Commitment, a Delayed-Draw Term Loan Commitment, an Incremental Term Loan Commitment or a Revolving Credit Commitment.
          “Compliance Certificate” means a certificate substantially in the form of Exhibit G.
          “Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.
          “Consolidated Cash Interest Expense” means, with respect to the Borrower and its Subsidiaries for any period, the Consolidated Interest Expense for such period less the sum of (without duplication), in each case to the extent included in the definition of Consolidated Interest Expense, (a) the amount of all consent fees and minimum fees paid prior to the Closing Date in connection with the Borrower’s consent solicitations with respect to certain of its Existing Notes, (b) the amortized amount of debt discount and debt issuance costs, (c) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Total Debt, (d) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (e) other non-cash interest; provided that Consolidated Interest Expense for the four Fiscal Quarter period ending (i) September 30, 2011 shall be the actual Consolidated Interest Expense (excluding, for this purpose, any Consolidated Interest Expense under clause (a)(iii) of the definition thereof) for the Fiscal Quarter then ended multiplied by 4 plus, if applicable, the amount of any Consolidated Interest Expense under clause (a)(iii) incurred in such Fiscal Quarter, (ii) December 31, 2011 shall be the actual Consolidated Interest Expense (excluding, for this purpose, any Consolidated Interest Expense under clause (a)(iii) of the definition thereof) for two Fiscal Quarters then ended multiplied by 2 plus, if applicable, the amount of any Consolidated Interest Expense under clause (a)(iii) incurred in such Fiscal Quarter and in the immediately preceding Fiscal Quarter, and (iii) March 31, 2012 shall be the actual Consolidated Interest Expense (excluding, for this purpose, any Consolidated Interest Expense under clause (a)(iii) of the definition thereof) for three Fiscal Quarters then ended multiplied by 4/3 plus, if applicable, the amount of any Consolidated Interest Expense under clause (a)(iii) incurred in such Fiscal Quarter and in the two immediately preceding Fiscal Quarters.
          “Consolidated Current Assets” means, with respect to the Borrower and its Subsidiaries at any date of determination, the total Consolidated current assets of the Borrower and its Subsidiaries at such date other than cash, Cash Equivalents and any Indebtedness owing to the Borrower or any of its Subsidiaries by Affiliates of the Borrower.
          “Consolidated Current Liabilities” means, with respect to the Borrower and its Subsidiaries at any date of determination, all liabilities of the Borrower and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of the Borrower; provided, however, that “Consolidated Current Liabilities” shall exclude the principal amount of the Loans then outstanding.
          “Consolidated EBITDA” means, with respect to the Borrower and its Subsidiaries for any period, (a) the Consolidated Net Income of the Borrower and its Subsidiaries on a Consolidated basis for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes or other taxes measured by net income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness, (iii) any loss from extraordinary items and any non-recurring loss, (iv) any depreciation, depletion and amortization expense, (v) any aggregate net loss on the Sale of property (other than accounts (as defined under the applicable UCC) and inventory) outside the ordinary course of business, and (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, and minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income (except, in the case of succeeding clause (vi), whether or not included in such calculation) and without duplication, (i) any credit for income taxes or other taxes measured by net income, (ii) any interest income, (iii) any gain from extraordinary items and any other non-recurring gain, (iv) any aggregate net gain from the Sale of property (other than accounts (as defined in the applicable UCC) and inventory) out of the ordinary course of business by such Person, (v) any other non-cash gain or non-cash income, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Stock or Stock Equivalent and any cancellation of indebtedness income, and (vi) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA pursuant to clause (b)(vi) above in any prior period.
          “Consolidated Interest Coverage Ratio” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

          “Consolidated Interest Expense” means, for the Borrower and its Subsidiaries on a Consolidated basis for any period, (a) total interest expense for such period and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period, (ii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker’s acceptances, surety bonds and performance bonds (whether or not matured) payable by the Borrower and its Subsidiaries during such period and (iii) cash dividends on any Stock of the Borrower to the extent permitted under Section 8.5(f) minus (b) Consolidated net gains of the Borrower and its Subsidiaries under Interest Rate Contracts for such period.
          “Consolidated Net Income” means, with respect to the Borrower and its Subsidiaries for any period, the Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which the Borrower or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of cash dividends or cash distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than under the Loan Documents), to the extent of such restriction or limitation, (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary or merging or consolidating into the Borrower or one of its Subsidiaries and (d) consolidated minority interest expense of such Person or one of its Subsidiaries resulting from allocations of earnings of any Consolidated Subsidiary which is less than 100% owned, except to the extent of the amount of cash dividends and cash distributions paid by such Person or such Subsidiary to the minority shareholders of such Consolidated Subsidiary.
          “Consolidated Secured Indebtedness” means, at any date of determination, an amount equal to the Consolidated Total Debt at such time that is secured by a Lien on any asset of the Borrower and/or any of its Subsidiaries (including, without limitation, the Obligations) other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby.
          “Consolidated Secured Leverage Ratio” means, at any date of determination, the ratio of (a) Consolidated Secured Indebtedness outstanding as of such date to (b) Consolidated EBITDA for the last period of four consecutive Fiscal Quarters ending on or before such date.
          “Consolidated Total Debt” means, at any date of determination, the remainder of (A) the sum of (without duplication) all Indebtedness (or, if issued at a discount, the face amount of such Indebtedness) of a type described in clause (a), (b), (c)(i), (d), (f) or (g) of the definition thereof and all Guaranty Obligations with respect to any such Indebtedness, in each case of the Borrower and its Subsidiaries on a Consolidated basis minus (B) Unrestricted cash and Cash Equivalents on hand of the Loan Parties at such time in an aggregate amount not to exceed $50,000,000.
          “Consolidated Total Leverage Ratio” means, at any date of determination, the ratio of (a) Consolidated Total Debt outstanding as of such date to (b) Consolidated EBITDA for the last period of four consecutive Fiscal Quarters ending on or before such date.
          “Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.
          “Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.
          “Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, entitlement or contract, effective to grant “control” (as defined under the applicable UCC) over such account, entitlement or contract, to the Administrative Agent.
          “Controlled Deposit Account” means each deposit account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Administrative Agent (such approval not to be unreasonably withheld).
          “Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a securities intermediary or commodity intermediary approved by the Administrative Agent (such approval not to be unreasonably withheld).
          “Copyrights” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations thereof and all applications therefor.
          “Corporate Chart” means a document in form reasonably acceptable to the Administrative Agent and setting forth, as of a date set forth therein, for each Person that is a Loan Party, that is subject to Section 7.10 or that is a Subsidiary or joint venture of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and, in the case of any Loan Party, any organizational number and tax identification number of such Person, (c) in the case of any Loan Party, the location of such Person’s chief executive office (or, if applicable, sole place of business) and (d) the percentage of outstanding shares of each class of Stock of such Person (other than the Borrower) owned, directly or indirectly, by any Loan Party or any Subsidiary of any of them.
          “Customary Permitted Liens” means, with respect to any Person, any of the following:
          (a) Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;
          (b) (i) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction or (ii) other rights of setoff or banker’s liens in favor of banks or other depository institutions arising in the ordinary course of business;
          (c) pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance, social security or other types of governmental insurance benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);
          (d) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;
          (e) Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases (other than Capital Leases) granted by a lessor, licensor or sublessor on its real property in the ordinary course of business that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the use or occupancy of such real property or (y) interfere with the ordinary conduct of the business conducted by the Loan Parties at such real property;
          (f) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not overdue or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;
          (g) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property;
          (h) licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business that do not, in the aggregate, materially (x) impair the use of such intellectual property or (y) interfere with the ordinary conduct of the business conducted by the Loan Parties with such intellectual property; and

          (i) precautionary financing statements filed in connection with operating leases or other transactions that are not secured transactions.
          “Default” means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.
          “Defaulting Lender” means any Lender with respect to which a Lender Default is in effect.
          “Delayed-Draw Commitment Fee” has the meaning specified in Section 2.11(b).
          “Delayed-Draw Term Loan” has the meaning specified in Section 2.1(b)(iii).
          “Delayed-Draw Term Loan Commitment” means, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Delayed-Draw Term Loan Commitment,” as the same may be (x) reduced from time to time or terminated pursuant to Sections 2.5(a), 2.5(b) and/or 9.2, as applicable, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 2.18 or 11.2(b). The aggregate amount of the Delayed-Draw Term Loan Commitments on the Closing Date equals $300,000,000.
          “Delayed-Draw Term Loan Commitment Termination Date” means the date occurring on the first anniversary of the Closing Date.
          “Delayed-Draw Term Loan Facility” means the Delayed-Draw Term Loan Commitments and the provisions herein relating to the Delayed-Draw Term Loans.
          “Delayed-Draw Term Loan Lender” means, at any time, each Lender with a Delayed-Draw Term Loan Commitment or with outstanding Delayed-Draw Term Loans.
          “Disclosure Documents” means, collectively, (a) all confidential information memoranda and related materials prepared in connection with the syndication of the Facilities and (b) all other documents filed by any Group Member with the SEC.
          “Discount Range” has the meaning specified in Schedule 2.21.
          “Disqualified Stock” means any Stock of the Borrower that, by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition stated in such terms, (a) is mandatorily redeemable or otherwise matures and is payable (in either case, other than either solely at the option of the Borrower or solely for common Stock of the Borrower and/or Preferred Stock of the Borrower that is not Disqualified Stock (together with cash payments in lieu of the issuance of fractional shares)), whether pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of holder thereof (other than solely for common Stock of the Borrower and/or Preferred Stock of the Borrower that is not Disqualified Stock (together with cash payments in lieu of the issuance of fractional shares)), in whole or in part, or is required to be repurchased by the Borrower or any of its Subsidiaries, in whole or in part, at the option of the holder thereof or (c) is convertible into or exchangeable, either mandatorily or at the option of the holder thereof (but other than solely at the option of the Borrower), for Indebtedness or any other Stock (other than solely common Stock of the Borrower and/or Preferred Stock of the Borrower that is not Disqualified Stock (together with cash payments in lieu of the issuance of fractional shares)), in each of the foregoing cases (a), (b) and (c), prior to 180 days after the latest Maturity Date then in effect, except, in the case of clauses (a) and (b), if as a result of a “change of control” or “asset sale”, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to (unless waived by the Required Lenders) (A) in the case of a “change of control”, (i) the prior payment in full of the Loans and all other Obligations (other than unasserted contingent indemnification obligations), (ii) the cancellation or expiration of all Letters of Credit (or the cash collateralization of all L/C Obligations at face value plus the amount of fees accruing thereon through expiration of the applicable Letters of Credit) and (iii) the termination of the Commitments and (B) in the case of an “asset sale”, the net cash proceeds therefrom being applied to the Obligations as provided for in this Agreement. It is hereby acknowledged that the Borrower’s Series B Perpetual Convertible Preferred Stock, as constituted on the Closing Date, shall not be Disqualified Stock.
          “Dollars” and the sign “$” each mean the lawful money of the United States of America.
          “Domestic Person” means any “United States person” under and as defined in Section 7701(a)(30) of the Code.
          “E-Fax” means any system used to receive or transmit faxes electronically.
          “Effective Yield” means, as to any Tranche of Commitments or Loans under this Agreement, the effective yield on such Tranche as reasonably determined by the Administrative Agent, taking into account the applicable interest rate margins, interest rate benchmark floors and all fees, including recurring, up-front or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding (i) any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the Lenders thereunder and (ii) any customary consent fees paid generally to consenting Lenders.
          “Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.
          “Eligible Assignee” has the meaning specified in Section 11.2(b).
          “Engagement Letter” means the Engagement Letter (including the annexes and exhibits thereto) dated as of June 2, 2011, among Jefferies Finance LLC, GE Capital Markets, Inc., General Electric Capital Corporation, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and the Borrower.
          “Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.),

the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. §§ 13:1K-6 et seq.).
          “Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.
          “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.
          “ERISA Affiliate” means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), (m) or (o) of the Code.
          “ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder, (j) a Title IV Plan is in “at risk status” within the meaning of Code Section 430(i) or ERISA Section 303(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Code Section 432(b) or ERISA Section 305(b); (l) an ERISA Affiliate incurs a substantial cessation of operations within the meaning of ERISA Section 4062(e), with respect to a Title IV Plan; or (m) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.
          “E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.
          “E-System” means any electronic system, including Intralinks®, SyndTrak Online, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
          “Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 page (or otherwise on the Reuters screen) at such time, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Administrative Agent in its sole discretion. Notwithstanding the foregoing, in no event shall the Eurodollar Base Rate with respect to any Interest Period for any outstanding B Term Loan that is maintained as a Eurodollar Rate Loan be less than 1.00% per annum.
          “Eurodollar Rate” means, with respect to any Interest Period and for any Eurodollar Rate Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (b) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan.
          “Eurodollar Rate Loan” means any Loan that bears interest based on the Eurodollar Rate.
          “Eurodollar Reserve Requirements” means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates (expressed as a decimal number) of reserve requirements in effect 2 Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System.
          “Event of Default” has the meaning specified in Section 9.1.
          “Excess Cash Flow” means, for any period, (a) Consolidated EBITDA of the Borrower for such period, minus (b) without duplication, (i) any cash principal payment on the Loans during such period (but only, in the case of payment in respect of Revolving Loans and Swing Loans, to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payment) other than (x) any mandatory prepayment required pursuant to Section 2.8(a) because of the existence of Excess Cash Flow and (y) any prepayment of Term Loans pursuant to Section 2.21, (ii) any scheduled or other mandatory cash principal payment made by the Borrower or any of its Subsidiaries during such period on any Capitalized Lease

Obligation or other Indebtedness (but only, if such Indebtedness may be reborrowed, to the extent such payment results in a permanent reduction in commitments thereof), (iii) any Capital Expenditure made by the Borrower or any of its Subsidiaries during such period to the extent permitted by this Agreement, excluding the portion thereof financed with long-term Indebtedness (other than the Obligations under the Revolving Credit Facility), (iv) the Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for such period, (v) any cash losses from extraordinary items, (vi) any cash paid during such period or payable with respect to such period to satisfy obligations for income taxes or other taxes measured by net income, (vii) cash restructuring costs associated with any Permitted Acquisition, (viii) any Permitted Acquisition Consideration paid in cash and any Investments pursuant to Section 8.3 (j) or (k) made in cash, in each case, by the Borrower or any of its Subsidiaries during such period to the extent permitted by this Agreement but excluding the portion thereof financed with long-term Indebtedness (other than the Obligations under the Revolving Credit Facility) or with proceeds of the issuance of common Stock or Preferred Stock of the Borrower, (ix) any increase in the Working Capital of the Borrower during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period), and (x) the aggregate consideration paid in cash by the Group Members for all Permitted Stock Repurchases during such period but excluding the portion thereof financed with long-term Indebtedness (other than the Obligations under the Revolving Credit Facility) or with proceeds of the issuance of common Stock or Preferred Stock of the Borrower, and plus (c) without duplication, any decrease in the Working Capital of the Borrower during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof).
          “Excluded Foreign Subsidiary” means (i) any Subsidiary of the Borrower that is not a Domestic Person and (ii) any Subsidiary of the Borrower that is a Domestic Person that is a direct or indirect Subsidiary of a Foreign Subsidiary; provided, however, that (x) the Administrative Agent and the Borrower may agree that, despite the foregoing, any such Subsidiary shall not be an “Excluded Foreign Subsidiary”, (y) no such Subsidiary shall be an “Excluded Foreign Subsidiary” if (A) such Subsidiary has entered into any Guaranty Obligations with respect to, (B) such Subsidiary has granted a security interest in any of its property to secure, or (C) more than 65% of the Voting Stock of such Subsidiary was pledged to secure, in each such case, directly or indirectly, any Indebtedness (other than the Obligations) of any Loan Party (it being understood that in no event shall any joint and several liability of such Subsidiary and any Loan Party for any Permitted Acquisition Debt under clause (i) of the definition thereof be deemed such a Guaranty Obligation under preceding clause (A) so long as such Subsidiary does not guaranty any other Indebtedness of any Loan Party) and (z) in no event shall Alere US Holdings, LLC or Alere International Holdings Corp. be an Excluded Foreign Subsidiary.
          “Excluded Information” has the meaning specified in Section 2.21(d).
          “Excluded Investment” has the meaning specified in Section 8.3.
          “Excluded Sales” has the meaning specified in Section 2.8(c).
          “Existing Credit Agreements” means, collectively, the Existing First Lien Credit Agreement and the Existing Second Lien Credit Agreement.
          “Existing First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of June 26, 2007, among Alere US Holdings, LLC, as borrower, the Borrower, as guarantor, the lenders party thereto, Citizens Bank of Massachusetts, Fifth Third Bank and

Merrill Lynch Capital, as co-documentation agents, UBS Securities LLC, as joint lead arranger and syndication agent, GE Capital Markets, Inc. as joint lead arranger and sole bookrunner, and General Electric Capital Corporation, as administrative agent, as amended from time to time.
          “Existing Indebtedness” has the meaning specified in Section 8.1(b).
          “Existing Notes” means, collectively, the Existing Senior Notes and the Existing Subordinated Notes.
          “Existing Notes Documents” means, collectively, the Existing Notes, the Existing Notes Indentures and any other document related to any of the foregoing.
          “Existing Notes Indentures” means, collectively, the Existing Senior Notes Indenture and the Existing Subordinated Notes Indentures.
          “Existing Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of June 26, 2007, among Alere US Holdings, LLC, as borrower, the Borrower, as a guarantor, the lender parties thereto, UBS Securities LLC, as syndication agent, joint lead arranger and sole bookrunner, GE Capital Markets, Inc., as joint lead arranger, and General Electric Capital Corporation, as administrative agent, as amended from time to time.
          “Existing Senior Notes” means the 7.875% senior unsecured notes due February 1, 2016, issued by the Borrower pursuant to the Existing Senior Notes Indenture, in an aggregate principal amount of $250,000,000.
          “Existing Senior Notes Indenture” means the Indenture in respect of the Existing Senior Notes, dated as of August 11, 2009, between the Borrower, as issuer, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee, as supplemented by that certain First Supplemental Indenture thereto, dated as of August 11, 2009, among the Borrower, as issuer, certain of its Subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee, and as further amended, supplemented and in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
          “Existing Subordinated Notes” means, collectively, the Existing 2016 Subordinated Notes, the Existing 2018 Subordinated Notes and the Existing 2016 Subordinated Convertible Notes.
          “Existing Subordinated Notes Indentures” means, collectively, the Existing 2016 Subordinated Convertible Notes Indenture, the Existing 2016 Subordinated Notes Indenture and the Existing 2018 Subordinated Notes Indenture.
          “Existing 2016 Subordinated Convertible Notes” means the 3% unsecured subordinated convertible notes due May 15, 2016, issued by the Borrower pursuant to the Existing 2016 Subordinated Convertible Notes Indenture, in an aggregate principal amount of $150,000,000.
          “Existing 2016 Subordinated Convertible Notes Indenture” means the Indenture in respect of the Existing 2016 Subordinated Convertible Notes, dated as of May 14, 2007, among the Borrower, as issuer, and U.S. Bank Trust National Association, as indenture trustee, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
          “Existing 2016 Subordinated Notes” means the 9% unsecured subordinated notes due May 15, 2016, issued by the Borrower pursuant to the Existing 2016 Subordinated Notes Indenture, in an aggregate principal amount of $400,000,000.
          “Existing 2016 Subordinated Notes Indenture” means the Indenture in respect of the Existing 2016 Subordinated Notes, dated as of May 12, 2009, between the Borrower, as issuer, and U.S. Bank National Association, as indenture trustee, as supplemented by that certain First Supplemental Indenture thereto, dated as of May 12, 2009, among the Borrower, as issuer, certain of its Subsidiaries as guarantors, and U.S. Bank National Association, as indenture trustee, and as further amended, supplemented and as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
          “Existing 2018 Subordinated Notes” means 8.625% unsecured subordinated notes due October 1, 2018, issued by the Borrower pursuant to the Existing 2018 Subordinated Notes Indenture, in an aggregate principal amount of $400,000,000.
          “Existing 2018 Subordinated Notes Indenture” means the Indenture in respect of the Existing 2018 Subordinated Notes, dated as of May 12, 2009, between the Borrower, as issuer, and U.S. Bank National Association, as indenture trustee, as supplemented by that certain Ninth Supplemental Indenture thereto, dated as of September 21, 2010, among the Borrower, as issuer, certain of its Subsidiaries as guarantors, and U.S. Bank National Association, as indenture trustee, and as further amended, supplemented and as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
          “Expiration Time” has the meaning specified in Schedule 2.21.
          “Facilities” means (a) each Initial Term Loan Facility, (b) the Delayed-Draw Term Loan Facility, (c) each Incremental Term Loan Facility and (d) the Revolving Credit Facility.
          “FATCA” means Sections 1471 through 1474 of the Code, as enacted on the Closing Date (and any amended or successor provisions thereto that are substantively comparable and not materially more onerous to comply with) and the regulations promulgated thereunder or published administrative guidance implementing such Sections of the Code.
          “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers, as determined by the Administrative Agent in its sole discretion.
          “Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.
          “Fee Letter” means the letter agreement, dated June 2, 2011, addressed to the Borrower from the Administrative Agent and accepted by the Borrower, with respect to certain fees to be paid from time to time to the Administrative Agent.

          “financial “maintenance” covenants” means any financial “maintenance” covenant tested on a periodic basis (whether stated as a covenant, event of default or other provision with similar effect, provided that “incurrence-based” financial tests shall not be treated as a financial “maintenance” covenant for this purpose).
          “Financial Statement” means each financial statement delivered pursuant to Section 4.4 or 6.1.
          “Fiscal Quarter” means each 3 fiscal month period ending on March 31, June 30, September 30 or December 31.
          “Fiscal Year” means the twelve-month period ending on December 31.
          “Foreign Subsidiary” means any Subsidiary of the Borrower which is organized and existing under the laws of any jurisdiction outside of the United States of America (which jurisdictions outside the United States of America shall include Puerto Rico or any other territory of the United States of America).
          “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4(a).
          “Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).
          “Group Members” means, collectively, the Borrower and each of its Subsidiaries.
          “Group Members’ Accountants” means PricewaterhouseCoopers LLP or other nationally-recognized independent registered certified public accountants.
          “Guarantor” means each Subsidiary of the Borrower listed on Schedule 4.3(a) that has executed and delivered the Guaranty and Security Agreement and that is not an Excluded Foreign Subsidiary, and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Loan Party pursuant to the Guaranty and Security Agreement.
          “Guaranty and Security Agreement” means a guaranty and security agreement, in substantially the form of Exhibit H, among the Administrative Agent, the Borrower and the Guarantors from time to time party thereto.

          “Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support or assurance to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation (but only to the extent of the value of such property securing such obligation) and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered) for the purpose of enabling the primary obligor to satisfy such primary obligation; provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business. The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum reasonably anticipated amount for which such Person may be liable under such Guaranty Obligation.
          “Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.
          “Healthcare Laws” means (a) Federal Food, Drug and Cosmetic Act as interpreted and enforced by the U.S. Food and Drug Administration, (b) all federal and state fraud and abuse laws, including, but not limited to the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the federal Ethics in Patient Referrals Act (42 U.S.C. §§1395mm et. seq.), the Stark Law (42 U.S.C. §1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. §3729 et. seq.), TRICARE (10 U.S.C. Section 1071 et. seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (c) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the regulations promulgated thereunder; (d) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (e) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (f) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; (g) licensure laws and regulations; and (h) any and all other applicable medical, medical devices or health care laws, regulations, manual provisions, policies and administrative guidance, each of (a) through (g) as may be amended from time to time.
          “Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.
          “Immaterial Subsidiary” means any Group Member (other than Alere US Holdings, LLC) which (a) generated less than 5% of the consolidated revenues of the Borrower and its Subsidiaries for the fiscal period most recently ended and (b) owned less than 5% of the assets (as determined on a book value basis) of the Borrower and its Subsidiaries on a consolidated basis for such fiscal period; provided that no Group Member which otherwise satisfies the criteria set forth in clauses (a) and (b) above shall be treated as an Immaterial Subsidiary in this Agreement if (x) the aggregate revenues generated by all Immaterial Subsidiaries would exceed 10% of the consolidated revenues of the Borrower and its Subsidiaries for the fiscal period most recently ended or (y) all Immaterial Subsidiaries own more than 10% of the assets of the Borrower and its Subsidiaries on a consolidated basis, in each case after including such Group Member as an Immaterial Subsidiary for purposes of calculating compliance with clauses (x) and (y) above.
          “Inactive Subsidiaries” means, collectively, those Subsidiaries of the Borrower set forth on Schedule 1.1(a).
          “Increasing Lender” has the meaning specified in Section 2.19(a).
          “Incremental Term Loan” has the meaning specified in Section 2.19(a).
          “Incremental Term Loan Amendment” has the meaning specified in Section 2.19(c).
          “Incremental Term Loan Commitments” has the meaning specified in Section 2.19(a).
          “Incremental Term Loan Facility” means the Incremental Term Loan Commitments and the provisions herein related to the Incremental Term Loans.
          “Incremental Term Loan Maturity Date” means, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans, provided that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.
          “Indebtedness” of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business that are unsecured and customary adjustments of purchase price, contingent payments, earnout payments or similar obligations of any Group Member arising under any of the documents pertaining to a merger or acquisition or a Sale), (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, repurchase, retire, defease or otherwise acquire for value (other than solely at the option of such Person) any Disqualified Stock of such Person, in each case for cash (other than cash in lieu of fractional shares) or in exchange for (or by other delivery of) Indebtedness or any other Disqualified Stock, prior to the date that is 180 days after the latest Maturity Date then in effect, valued at the maximum fixed redemption or purchase or repurchase price of such Disqualified Stock thereunder, except, in the case of this clause (g), for any such obligations solely as a result of a “change of control” or “asset sale”, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to (unless waived by the Required Lenders) (A) in the case of a “change of control”, (i) the prior payment in full of the Loans and all other Obligations (other than unasserted contingent indemnification obligations), (ii) the cancellation or expiration of all Letters of Credit (or the cash collateralization of all L/C Obligations at face value plus the amount of fees accruing thereon through expiration of the applicable Letters of Credit) and (iii) the termination of the Commitments and (B) in the case of an “asset sale”, the net cash proceeds therefrom being applied to the Obligations as provided for in this Agreement, (h) the net amount of all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination, and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (h) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien. Any amount of any Indebtedness for which recourse is expressly limited to a specific asset shall be limited to the fair market value of such asset.
          “Indemnified Matters” has the meaning specified in Section 11.4.
          “Indemnitee” has the meaning specified in Section 11.4.
          “Individual Exposure” of any Lender means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender and then outstanding, (b) such Lender’s Revolving Credit Percentage in the aggregate principal amount of all Swing Loans then outstanding and (c) such Lender’s Revolving Credit Percentage in the aggregate amount of all L/C Obligations at such time.
          “Initial Projections” means those financial projections covering the Fiscal Years ending in 2011 through 2017 and delivered to the Administrative Agent by the Borrower prior to the date hereof.
          “Initial Term Loan” means, collectively, each A Term Loan and each B Term Loan.
          “Initial Term Loan Commitment” means, collectively, the A Term Loan Commitment and the B Term Loan Commitment.
          “Initial Term Loan Facility” means the Initial Term Loan Commitments and the provisions herein related to the Initial Term Loans.

          “Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.
          “Interest Period” means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan or, if such loan is continued, on the last day of the immediately preceding Interest Period therefor and, in each case, ending 1, 2, 3 or 6 months thereafter, as selected by the Borrower; provided, however, that (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (c) the Borrower may not select any Interest Period in respect of any Tranche of Loans ending after the Maturity Date for such Tranche of Loans, (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $1,000,000 and (e) there shall be outstanding at any one time no more than 10 Interest Periods (or such greater number as may be permitted by the Administrative Agent).
          “Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.
          “Internet Domain Names” means all right, title and interest (and all related IP Ancillary Rights) relating to Internet domain names.
          “Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to Sell any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property Sold.

          “IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
          “IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.
          “IRS” means the Internal Revenue Service of the United States and any successor thereto.
          “Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.
          “Junior Indebtedness” means any Indebtedness in respect of the Existing Notes (and any Permitted Refinancing of the Existing Notes), any Subordinated Debt, any Permitted Acquisition Debt under clause (i) of the definition thereof (and any Permitted Refinancing thereof) incurred in reliance on Section 8.1(i) and any Permitted Additional Debt (including any Permitted Refinancing thereof) incurred in reliance on Section 8.1(n), whether unsecured or secured by a Lien ranking either pari passu with or junior to the Lien securing the Obligations.
          “L/C Back-Stop Arrangements” has the meaning specified in Section 2.20(a)(ii).
          “L/C Cash Collateral Account” means any Cash Collateral Account (a) specifically designated as such by the Borrower in a notice to the Administrative Agent and (b) from and after the effectiveness of such notice, not containing any funds other than those required under the Loan Documents to be placed therein.
          “L/C Exposure” means, at any time, the aggregate amount of all L/C Obligations at such time in respect of Letters of Credit. The L/C Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Percentage of the aggregate L/C Exposure at such time.
          “L/C Issuer” means (a) GE Capital or any of its designated Affiliates and (b) each Person that hereafter becomes an L/C Issuer with the approval of, and pursuant to an agreement with and in form and substance satisfactory to, the Administrative Agent, the Borrower and such Person to become an L/C Issuer in each case in their capacity as L/C Issuers hereunder and together with their successors.
          “L/C Obligations” means, for any Letter of Credit at any time, the sum of (a) the L/C Reimbursement Obligations at such time for such Letter of Credit and (b) the aggregate maximum undrawn face amount of such Letter of Credit outstanding at such time.
          “L/C Reimbursement Agreement” has the meaning specified in Section 2.4(a).

          “L/C Reimbursement Date” has the meaning specified in Section 2.4(e).
          “L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof, as and when matured, to pay all amounts drawn under such Letter of Credit.
          “L/C Request” has the meaning specified in Section 2.4(b).
          “L/C Sublimit” means $50,000,000.
          “Lender Default” means, as to any Revolving Credit Lender or, during the period prior to the Delayed-Draw Term Loan Commitment Termination Date, any Delayed-Draw Term Loan Lender, as applicable, (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to make available its portion of any Borrowing or, in the case of a Revolving Credit Lender, to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.4(f), (ii) such Revolving Credit Lender or Delayed-Draw Term Loan Lender having been adjudicated insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, in either case as of, or at any time following, the Closing Date, or (iii) such Revolving Credit Lender or Delayed-Draw Term Loan Lender having notified the Administrative Agent, the Swingline Lender, any L/C Issuer and/or any Loan Party (x) that it does not intend to comply with its obligations under Sections 2.1(a), (b)(iii), (b)(iv) or 2.3(a) or Section 2.4, as the case may be, in circumstances where such non-compliance would constitute a breach of such Revolving Credit Lender’s or Delayed-Draw Term Loan Lender’s obligations under the respective Section or (y) of the events described in preceding clause (ii); provided that, as of any date of determination, the determination of whether any Revolving Credit Lender or Delayed-Draw Term Loan Lender is a Defaulting Lender hereunder shall not take into account, and shall not otherwise impair, any amounts funded by such Revolving Credit Lender or Delayed-Draw Term Loan Lender (as applicable) which have been assigned by such Revolving Credit Lender or Delayed-Draw Term Loan Lender (as applicable) to an SPV pursuant to Section 11.2(f); provided further that, for purposes of (and only for purposes of) Section 2.20 and any documentation entered into pursuant to the L/C Back-Stop Arrangements (and the term “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any Revolving Credit Lender or Delayed-Draw Term Loan Lender, (i) any Affiliate of such Revolving Credit Lender or Delayed-Draw Term Loan Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Revolving Credit Lender or Delayed-Draw Term Loan Lender having been adjudicated insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, in either case as of, or at any time following, the Closing Date (ii) any previously cured “Lender Default” of such Revolving Credit Lender or Delayed-Draw Term Loan Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Revolving Credit Lender or Delayed-Draw Term Loan Lender with respect to its funding obligations under any two or more other credit facilities to which it is a party and which the Swingline Lender, any L/C Issuer or the Administrative Agent reasonably believes in good faith has occurred and is continuing, and (iv) the failure of such Revolving Credit Lender or Delayed-Draw Term Loan Lender to make available its portion of any Borrowing or, in the case of any Revolving Credit Lender to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.4(f) within 3 Business Days of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Revolving Credit Lenders or the Delayed-Draw Term Loan Lenders constituting the Majority Lenders with Revolving Credit Commitments or Delayed-Draw Term Loan Commitments, as the

case may be, has or have, as applicable, funded its or their portion thereof; provided that a Lender shall not be subject to a Lender Default solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
          “Lenders” means, collectively, the Swingline Lender and any other financial institution or other Person that (a) is listed on the signature pages hereof as a “Lender”, (b) from time to time becomes a party hereto by execution of an Assignment, in each case together with its successors or (c) becomes a party hereto in connection with an Incremental Term Loan Commitment by execution of an Incremental Term Loan Amendment in connection with such Incremental Term Loan Commitment.
          “Letter of Credit” means any letter of credit Issued pursuant to Section 2.4.
          “Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereof and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
          “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, charge, security deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
          “Loan” means any loan made or deemed made by any Lender hereunder.
          “Loan Documents” means, collectively, this Agreement, any Notes, the Guaranty and Security Agreement, the Mortgages, the Swiss Pledge Agreement, the Control Agreements, the Fee Letter, the L/C Reimbursement Agreements, the Secured Hedging Agreements, the Secured Treasury Services Agreements and, when executed, each document executed by a Loan Party and delivered to the Administrative Agent, any Lender or any L/C Issuer in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.
          “Loan Party” means the Borrower and each Guarantor.
          “Majority Lenders” of any Tranche means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations under the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.
          “Margin Stock” has the meaning provided in Regulation U of the Federal Reserve Board.

          “Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or property of the Group Members, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under any Loan Document and (c) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under any Loan Document.
          “Maturity Date” means, with respect to the relevant Tranche of Loans, the Scheduled A Term Loan Maturity Date, the Scheduled B Term Loan Maturity Date, the Scheduled Revolving Credit Termination Date or the applicable Incremental Term Loan Maturity Date, as the case may be.
          “Maximum Lawful Rate” has the meaning specified in Section 2.9(d).
          “Moody’s” means Moody’s Investors Service, Inc.
          “Mortgage” means any mortgage, deed of trust or other document executed or required herein to be executed by any Loan Party and granting a security interest over real property in favor of the Administrative Agent as security for the Obligations.
          “Mortgage Supporting Documents” means, with respect to any Mortgage for a parcel of owned real property, each document (including (i) title insurance policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein), (ii) ALTA (or TLTA, if applicable) as-built surveys (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Administrative Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Administrative Agent), (iii) environmental assessments and reports, (iv) evidence regarding recording and payment of fees, insurance premium and taxes, (v) “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determinations with respect to each real property covered by a Mortgage, in form and substance reasonably acceptable to the Administrative Agent (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower and any applicable Subsidiary, and evidence of flood insurance, in the event any improved parcel of real property or a portion thereof is located in a special flood hazard area) and (vi) any estoppels, assignments, subordination agreements and other additional documentation, information and certifications, in each of the foregoing cases that the Administrative Agent may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid lien on and perfected security interest in such parcel of real property in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens or other Liens as the Administrative Agent may approve (provided that such approval shall not be unreasonably withheld if such other Lien is affirmatively insured under a lender’s title insurance policy).
          “Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any ERISA Affiliate contributes to or has contributed to within the last 6 years or otherwise has any obligation or liability, contingent or otherwise.
          “Net Cash Proceeds” means proceeds received in cash from (a) any Sale of, or Property Loss Event with respect to, property, net of (i) the out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and Indebtedness owing to any Group Member) secured by the property subject thereto or (b) any incurrence of Indebtedness or (solely for purposes of the last paragraph of Section 8.3) issuance of any Stock, in each case net of brokers’, advisors’ and investment banking fees and other out-of-pocket underwriting discounts, commissions and other out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary of the Borrower shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Borrower therein.
          “New Lender” has the meaning specified in Section 2.19(b).
          “Non-Defaulting Lender” means and includes each Lender, Delayed-Draw Term Loan Lender or Revolving Credit Lender, as the case may be, which is not a Defaulting Lender.
          “Non-Funding Lender” has the meaning specified in Section 2.2(c).
          “Non-U.S. Lender Party” means each of the Administrative Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a Domestic Person.
          “Note” means a promissory note of the Borrower, in substantially the form of Exhibit B-1, B-2, B-3, B-4 or B-5, as applicable, payable to a Lender or its registered assigns in any Facility in a principal amount equal to the amount of such Lender’s Commitment under such Facility (or, in the case of the Term Loan Facility, the aggregate initial principal amount of the Term Loans made by such Lender).
          “Notice of Borrowing” has the meaning specified in Section 2.2.
          “Notice of Conversion or Continuation” has the meaning specified in Section 2.10(b).
          “Obligations” means, with respect to any Loan Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Loan Party to the Administrative Agent, any Lender, any L/C Issuer, any other Indemnitee, any participant, any SPV, any Secured Hedging Counterparty or any Secured Treasury Services Creditor arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Loan Party is the Borrower, all Loans and L/C Obligations, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including reasonable fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party pursuant to any Loan Document (including those payable to L/C Issuers as described in Section 2.11).
          “Other Taxes” has the meaning specified in Section 2.17(c).

          “P&G Call Option” means the ability of a member of the P&G JV Companies to require a breaching member (or any of its affiliates) to sell its units or shares in the P&G JV Companies (less damages arising from the material breach) to the non-breaching member (or any of its affiliates) pursuant to the P&G JV Agreements.
          “P&G Holdings Guaranty” means that certain guaranty dated May 17, 2007 made by the Borrower in respect of the P&G Joint Venture.
          “P&G Joint Venture” means the joint venture between the Borrower and The Proctor & Gamble Company conducted through the P&G JV Companies pursuant to the P&G JV Agreements for the purpose of developing, acquiring and marketing consumer diagnostic and monitoring products (excluding products in the cardiology, diabetes and oral care fields).
          “P&G JV Agreements” means the agreements set forth on Schedule 4.3(b) hereto.
          “P&G JV Capital Call Obligations” means any capital call obligation of the P&G JV Companies under the P&G JV Agreements, or any guaranty thereof by the Borrower pursuant to the P&G Holdings Guaranty.
          “P&G JV Companies” means US CD LLC, a Delaware limited liability company, and SPD Swiss Precision Diagnostics GmbH, a company organized under the laws of Switzerland and any subsidiaries of either of them.
          “P&G Put Date” means the date the P&G Put Option is exercised.
          “P&G Put Option” means the exercise of Procter & Gamble International Operations, SA’s (“PGIO”) or Procter & Gamble RHD, Inc.’s (“PGUS”) right to require the Borrower or Swissco (or any other Subsidiary of the Borrower) to purchase PGIO’s and PGUS’s units and shares (or any other equity interests) in the P&G JV Companies pursuant to the P&G JV Agreements.
          “Patents” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to patents and applications therefor.
          “Patriot Act” means USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).
          “PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.
          “Pension Plan” means a Plan described in Section 3(2) of ERISA
          “Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations in the nature of any of the foregoing with, any Governmental Authority, in each case whether or not having the force of law, and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Permitted Acquisition” means any Proposed Acquisition satisfying each of the following conditions: (a) except with respect to (i) any Proposed Acquisition having Permitted Acquisition

Consideration of less than $25,000,000 or (ii) any Proposed Acquisition set forth on Schedule 8.3A, the Administrative Agent shall have received reasonable advance notice of such Proposed Acquisition including a reasonably detailed description thereof at least 15 days prior to the consummation of such Proposed Acquisition (or such later date as may be agreed by the Administrative Agent) and on or prior to the date of such Proposed Acquisition, the Administrative Agent shall have received copies of the acquisition agreement and related material Contractual Obligations and other material documents and information (including financial information and analysis, environmental assessments and reports, opinions, certificates and lien searches), in each of the foregoing cases as reasonably requested by the Administrative Agent, (b) as of the date of consummation of any transaction as part of such Proposed Acquisition and after giving effect to all transactions to occur on such date as part of such Proposed Acquisition, no Default or Event of Default shall be continuing, (c) after giving effect to such Proposed Acquisition, the Borrower shall be in compliance with the financial covenants set forth in Article V (but assuming for the purpose of such compliance with the maximum Consolidated Secured Leverage Ratio set forth in Section 5.1, that the maximum Consolidated Secured Leverage Ratio permitted at such time was 4.25:1.00) on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day (as if such Permitted Acquisition had occurred on the first day of such period), (d) both before and immediately after giving effect to such Proposed Acquisition, the Loan Parties shall have unused Revolving Credit Commitments and available cash and Cash Equivalents on deposit to a Cash Collateral Account, a Controlled Deposit Account or a Controlled Securities Account of at least $150,000,000 in the aggregate, and (e) at or prior to the closing of such Proposed Acquisition, the Borrower shall deliver to the Administrative Agent a certificate of the Chief Financial Officer, Treasurer or Vice President, Finance of the Borrower to the effect that the conditions in clauses (b), (c) and (d) above have been satisfied and setting forth the calculation thereof, which certificate shall be a form reasonably satisfactory to the Administrative Agent (provided that no such certificate shall be required for any Proposed Acquisition having Permitted Acquisition Consideration of less than $25,000,000). For purposes of preceding clauses (a)(i) and (e), to the extent that any Permitted Acquisition Consideration is in the form of an earn-out or other deferred payment obligation that is to be paid over time or from time to time, only the aggregate amount thereof that is reasonably estimated to be paid by the Borrower or its Subsidiary in connection with such Permitted Acquisition (as determined in good faith by a Responsible Officer of the Borrower) shall be included in the calculation of the aggregate amount of the Permitted Acquisition Consideration for such Permitted Acquisition for purposes of determining whether the notice and officer’s certificate referred to in preceding clauses (a)(i) and (e) need to be delivered. “Permitted Acquisition” also includes any proposed merger or acquisition consented to by the Required Lenders.
          “Permitted Acquisition Consideration” means aggregate amounts payable in connection with, and other consideration for, any Permitted Acquisition, in each case, including, if and when earned, any “earnout” and similar payment obligations, all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of the Borrower and the Proposed Acquisition Target.
          “Permitted Acquisition Debt” means Indebtedness which satisfies each of the following conditions: (a) the Indebtedness is either (i) unsecured Indebtedness of the Borrower or any of its Subsidiaries that is issued or incurred to any seller or sellers (or any shareholder(s), affiliate(s), designee(s), successor(s) and/or assign(s) thereof) or otherwise as consideration pursuant to the terms of a Permitted Acquisition and/or (ii) Indebtedness assumed in connection with any Permitted Acquisition (but not incurred in connection with or contemplation of such Permitted Acquisition), (b) except in respect of any Permitted Acquisition Debt incurred, issued or assumed in connection with any Proposed Acquisition having Permitted Acquisition Consideration of less than $25,000,000, the Administrative Agent shall have received reasonable advance notice of the incurrence, issuance and/or assumption of such Indebtedness including a reasonably detailed description thereof at least 15 days prior to such incurrence, issuance and/or assumption (or such later date as may be agreed by the Administrative Agent) and on or prior to the date of such incurrence, issuance and/or assumption, the Administrative Agent shall have received copies of the credit agreement, indenture and related Contractual Obligations and other documents and information, in each of the foregoing cases as reasonably requested by the Administrative Agent, (c) as of the date of incurrence, issuance and/or assumption of such Indebtedness and after giving effect to all transactions to occur on such date (including such Permitted Acquisition), no Default or Event of Default shall be continuing, (d) after giving effect to the incurrence, issuance and/or assumption of such Indebtedness and such Permitted Acquisition, the Borrower shall be in compliance with (x) the financial covenants set forth in Article V (but assuming for the purpose of such compliance with the maximum Consolidated Secured Leverage Ratio set forth in Section 5.1, that the maximum Consolidated Secured Leverage Ratio permitted at such time was 4.25:1.00) and (y) a Consolidated Total Leverage Ratio of no greater than 7.00:1.00, in the case of (x) and (y) on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day (as if such Indebtedness had been incurred, issued or assumed and such Permitted Acquisition had occurred on the first day of such period), and (e) at or prior to the incurrence, issuance and/or assumption of such Indebtedness (or at such later time as the Administrative Agent may approve), the Borrower shall deliver to the Administrative Agent a certificate of the Chief Financial Officer, Treasurer or Vice President, Finance of the Borrower to the effect that the conditions in clauses (c) and (d) above have been satisfied and setting forth the calculation thereof, which certificate shall be a form reasonably satisfactory to the Administrative Agent (provided that no such certificate shall be required for any Permitted Acquisition Debt being incurred or issued to finance any Proposed Acquisition having Permitted Acquisition Consideration of less than $25,000,000), and provided further that only one certificate shall be required for Permitted Acquisition Debt that may be incurred or issued in multiple tranches over time and from time to time in accordance with the obligations or commitments existing in the transaction documents for such Permitted Acquisition Debt and the related Permitted Acquisition at the time of the closing of such Permitted Acquisition (such certificate to be delivered at or prior to the time of the first incurrence or issuance of such Permitted Acquisition Debt or such later time as the Administrative Agent may agree). For purposes of (i) preceding clauses (c) and (d), to the extent that any Permitted Acquisition Debt is to be incurred or issued over time or from time to time, the full amount of all such Permitted Acquisition Debt shall be deemed incurred and/or issued at the time of the initial incurrence or issuance thereof (and to the extent that any portion of such Permitted Acquisition Debt constitutes any deferred payment obligation incurred or to be incurred in reliance on clause (a)(i) above, the amount thereof for the purposes of such calculation shall be the amount certified by a Responsible Officer of the Borrower as being the maximum amount reasonably expected to be payable in connection therewith and (ii) preceding clauses (b)and (e), to the extent that any Permitted Acquisition Consideration is in the form of an earn-out or other deferred payment obligation that is to be paid over time or from time to time, only the aggregate amount thereof that is reasonably estimated to be paid by the Borrower or its Subsidiary in connection with such Permitted Acquisition (as determined in good faith by a Responsible Officer of the Borrower) shall be included in the calculation of the aggregate amount of the Permitted Acquisition Consideration for such Permitted Acquisition for purposes of determining whether the notice and officer’s certificate referred to in preceding clauses (b) and (e) need to be delivered).
          “Permitted Additional Debt” means Indebtedness (which Indebtedness may be (i) (x) senior or (y) Subordinated Debt and (ii) (x) unsecured or (y) in the case of senior Indebtedness only, secured by a Lien ranking pari passu with, or junior to, the Lien securing the Obligations, in each case issued or incurred by the Borrower), the terms of which Indebtedness satisfy each of the following conditions: (a) except with respect to Permitted Additional Debt of less than $10,000,000, the Administrative Agent shall have received reasonable advance notice of the incurrence or issuance of such Indebtedness including a reasonably detailed description thereof at least 15 days prior to such incurrence or issuance (or such later date as may be agreed by the Administrative Agent) and on or prior to the date of such incurrence or issuance, the Administrative Agent shall have received copies of any related loan agreement, indenture or other instrument evidencing such Indebtedness and related Contractual Obligations and other documents and information, in each of the foregoing cases as reasonably requested by the Administrative Agent, (b) such Indebtedness shall not be subject to any scheduled amortization, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payment (other than, in each case, (x) customary offers to repurchase upon a change of control, asset sale or event of loss and acceleration rights after an event of default, and (y) any such amortization, redemption, repayment, sinking fund or other payment at the sole option of the Borrower) or have a final maturity date, in either case prior to the date occurring 180 days following the latest Maturity Date then in effect, (c) the loan agreement, indenture or other applicable instrument or agreement governing such Indebtedness (including any related guaranties and collateral) shall not include any financial “maintenance” covenants (whether stated as a covenant, default or otherwise, although “incurrence-based” financial tests may be included), (d) if such Indebtedness is Subordinated Debt, it satisfies the requirements set forth in the definition of “Subordinated Debt”, (e) as of the date of incurrence or issuance of such Indebtedness and after giving effect to all transactions to occur on such date, no Default or Event of Default is continuing, (f) such Indebtedness does not provide for any mandatory repayment or redemption from asset sales, casualty or condemnation events or excess cash flow on more than a ratable basis with the Loans; (g) such Indebtedness, if secured, shall not be secured by any Lien on any asset of any Loan Party that does not also secure the Obligations, and, if guaranteed, shall not be guaranteed by any Group Member other than the Guarantors, (h) the holders of such Indebtedness (or the respective agent or trustee on their behalf), if such Indebtedness is secured, shall have entered into an intercreditor agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, (i) the Borrower shall be in compliance with (x) the financial covenants set forth in Article V (but assuming for the purpose of such compliance with the maximum Consolidated Secured Leverage Ratio set forth in Section 5.1, that the maximum Consolidated Secured Leverage Ratio permitted at such time was 4.25:1.00) and (y) a Consolidated Total Leverage Ratio of no greater than 7.00:1.00, in the case of (x) and (y) on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been or are required to be delivered hereunder pursuant to Section 6.1 for the four Fiscal Quarter period ending on such day (as if such Indebtedness had been incurred or issued on the first day of such period), and (j) at or prior to the incurrence and/or issuance of such Indebtedness (or at such later time as the Administrative Agent may approve), the Borrower shall deliver to the Administrative Agent a certificate of its Chief Financial Officer, Treasurer or Vice President, Finance to the effect that the conditions in clause (i) above have been satisfied and setting forth the calculation thereof, which certificate shall be in a form reasonably satisfactory to the Administrative Agent (provided that no such certificate shall be required for Permitted Additional Debt of less than $10,000,000).
          “Permitted Additional Debt Documents” means, on and after the execution and delivery thereof by any Group Member, each note, instrument, agreement, guaranty, security agreement, mortgage and other document relating to each incurrence or issuance of Permitted Additional Debt, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
          “Permitted Indebtedness” means any Indebtedness of any Group Member that is not prohibited by Section 8.1.
          “Permitted Investment” means any Investment of any Group Member that is not prohibited by Section 8.3.
          “Permitted Lien” means any Lien on or with respect to the property of any Group Member that is not prohibited by Section 8.2.
          “Permitted Refinancing” means Indebtedness (including Guaranty Obligations of Group Members in respect thereof) constituting a refinancing, extension of maturity or other modifications of the terms of Permitted Indebtedness to the extent provided for in Section 8.1 (including any Permitted Refinancing of any such Permitted Refinancing Indebtedness) (a) that has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness being refinanced or extended (plus accrued and unpaid interest and premium payable on the Permitted Indebtedness being refinanced) outstanding at the time of such refinancing or extension, (b) (i) to the extent such Indebtedness refinances or extends Permitted Indebtedness other than Indebtedness represented by the Existing Notes (excluding for this purpose the Existing 2018 Subordinated Notes), that has a weighted average maturity (measured as of the date of such refinancing or extension) no shorter than that of such Permitted Indebtedness being refinanced or extended (as of the date immediately prior to such refinancing or extension) and (ii) to the extent such Indebtedness refinances or extends Permitted Indebtedness represented by the Existing Notes (excluding for this purpose the Existing 2018 Subordinated Notes), that is not subject to any scheduled amortization, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payment (other than, in each case, (x) customary offers to repurchase upon a change of control, asset sale or event of loss and acceleration rights after an event of default, and (y) any of the foregoing at the sole option of the Borrower) or have a final maturity date, in either case prior to the date occurring 180 days following the latest Maturity Date then in effect, (c) that is not secured by any property or any Lien other than those securing such Permitted Indebtedness being refinanced or extended, provided such Lien shall have the same priority as the Lien securing such Permitted Indebtedness being refinanced or extended, (d) that is subordinated to the Obligations on terms no less favorable (in the reasonable judgment of the Administrative Agent) to the holders of the Obligations as the Permitted Indebtedness being refinanced or extended, (e) (i) to the extent such Indebtedness refinances or extends any Permitted Indebtedness that includes any financial “maintenance” covenants, that does not include any additional or new financial “maintenance” covenants or make existing financial “maintenance” covenants more restrictive in any material respect and (ii) to the extent that such indebtedness refinances or extends any Permitted Indebtedness that does not include any financial “maintenance” covenants, that does not include any financial “maintenance” covenants and (f) does not benefit from any Guaranty Obligation other than any Guaranty Obligation benefitting such Permitted Indebtedness being refinanced or extended immediately prior to such refinancing or extension.
          “Permitted Reinvestment” means, with respect to the Net Cash Proceeds of any Sale or Property Loss Event, to acquire (or make Capital Expenditures to finance the acquisition, repair, improvement or construction of), to the extent otherwise permitted hereunder, property useful in the business of the Borrower or any of its Subsidiaries (including through a Permitted Acquisition) or, if such Property Loss Event involves loss or damage to property, to repair such loss or damage.
          “Permitted Stock Repurchases” means any repurchase, redemption, retirement, termination, defeasance, cancellation or other purchase by the Borrower of Stock or Stock Equivalents of the Borrower on or after the Closing Date satisfying each of the following conditions: (a) as of the date of consummation of any such repurchase, redemption, retirement or other purchase and after giving effect thereto on such date, no Default or Event of Default shall be continuing, (b) both immediately before and immediately after giving effect to such repurchase, redemption, retirement, termination, defeasance, cancellation or other purchase, the sum of (I) Revolver Availability and (II) the aggregate amount of Unrestricted cash and Cash Equivalents of the Loan Parties shall be at least $150,000,000, and (c) the aggregate consideration paid by the Group Members for all such repurchases, redemptions, retirements, terminations, defeasances, cancellations or other purchases, without duplication, on or after the Closing Date shall not exceed $300,000,000.
          “Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.
          “Preferred Stock”, as applied to the Stock of any Person, means Stock of such Person (other than common Stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Stock of any other class of such Person, and shall include any Disqualified Stock.
          “Pro Forma Basis” means, in connection with any calculation of compliance with any financial covenant ratio or financial term as it relates to any determination for any period and any Pro Forma Transaction, that such determination shall be made by giving pro forma effect to each such Pro Forma Transaction after the first day of the relevant period (including, in the case of any Permitted Acquisition, any Pro Forma Cost Savings directly attributable to such Pro Forma Transaction and, in the case of the incurrence of any Indebtedness, assuming that the proceeds thereof are applied), as if each such Pro Forma Transaction had been consummated on the first day of such period, and (i) in connection with any Permitted Acquisition or Sale based on historical results accounted for in accordance with GAAP and (ii) to the extent applicable in connection with any Permitted Acquisition, based on reasonable assumptions that are specified in detail in the relevant Compliance Certificate, Financial Statement or other document provided to the Administrative Agent or any Lender in connection herewith in accordance with Regulation S-X (except for any Pro Forma Cost Savings which need not be in accordance with Regulation S-X).

          “Pro Forma Cost Savings” means, with respect to any period and in connection with any Permitted Acquisition, operating expense reductions that are reasonably expected to be sustainable over such period, will not adversely affect revenues and are not greater than the reduction reasonably expected to be realized, regardless of whether these cost savings could then be reflected in pro forma financial statements in accordance with Regulation S-X, all such operating expense reductions to be reasonably determined in good faith by the chief financial or accounting officer of the Borrower and to be reasonably satisfactory to the Administrative Agent and, to the extent requested by the Administrative Agent, to be set forth in a certificate signed by such officer.
          “Pro Forma Transaction” means, as the context requires, (i) any transaction consummated as part of any Permitted Acquisition, together with each other transaction relating thereto and consummated in connection therewith, (ii) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent this is incurred to refinance or repay other outstanding Indebtedness or to finance a Permitted Acquisition, an Investment or a Restricted Payment), (iii) the purchase of any Indedtedness in accordance with the procedures set forth in Section 2.21 or the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction), (iv) any Sale permitted under Section 8.4(e), (f), (g) or (h), together with each other transaction relating thereto and consummated in connection therewith, and (v) any Restricted Payment made (x) in respect of a Permitted Stock Repurchase in accordance with Section 8.5(e) or (y) in respect of any cash dividend on any common Stock or Preferred Stock of the Borrower made in accordance with Section 8.5(f).
          “Projections” means, collectively, the Initial Projections and any document delivered pursuant to Section 6.1(e).
          “Property Loss Event” means, with respect to any property, any loss of or damage to such property or any taking of such property or condemnation thereof.
          “Proposed Acquisition” means (a) any proposed acquisition that is consensual and approved by the board of directors (or other applicable governing body) of the applicable Proposed Acquisition Target, of (x) (i) in the case of a Proposed Acquisition Target that is to become a Loan Party, at least a majority of the Stock of such Proposed Acquisition Target or (ii) in the case of a Proposed Acquisition Target that is not to become a Loan Party, at least 75% of the Stock of such Proposed Acquisition Target, in each case by the Borrower or any Subsidiary of the Borrower or (y) all or substantially all of the assets of any Proposed Acquisition Target by any Subsidiary of the Borrower, (b) any proposed merger of any Proposed Acquisition Target with or into the Borrower or any Subsidiary of the Borrower (and, in the case of a merger with the Borrower, with the Borrower being the surviving corporation), (c) any proposed acquisition of all or any portion of the remaining Stock and/or Stock Equivalents of any Subsidiary that is not a Wholly Owned Subsidiary, provided that in the case where such Subsidiary is not, and will not become, a Loan Party after such acquisition, the Borrower and its Subsidiaries must own at least 75% of the Stock of such Subsidiary after such acquisition, or (d) any proposed acquisition of all or any portion of the remaining Stock and/or Stock Equivalents in any Proposed Acquisition Target that is not already owned by the Borrower or any Subsidiary of the Borrower, provided that (i) in the case of a Proposed Acquisition Target that is to become a Loan Party after such acquisition, the Borrower and its Subsidiaries must own at least a majority of the Stock of such Proposed Acquisition Target after such acquisition or (ii) in the case of a Proposed Acquisition Target that is not to become a Loan Party after such acquisition, the Borrower and its Wholly

Owned Subsidiaries must own at least 75% of the Stock of such Proposed Acquisition Target after such acquisition.
          “Proposed Acquisition Target” means any Person (including any Subsidiary thereof) or any brand, line of business, division, branch, operating division or other unit operation of any Person.
          “Pro Rata Outstandings”, of any Lender at any time, means (a) in the case of the Term Loan Facility, the outstanding principal amount of the Term Loans owing to such Lender and (b) in the case of the Revolving Credit Facility, the sum of (i) the outstanding principal amount of Revolving Loans owing to such Lender and (ii) the amount of the participation of such Lender in the L/C Obligations outstanding with respect to all Letters of Credit.
          “Pro Rata Share” means, with respect to any Lender and any Facility or Facilities at any time, the percentage obtained by dividing (a) the sum of the Commitments (or, if such Commitments in any such Facility are terminated, the Pro Rata Outstandings therein) of such Lender then in effect under such Facilities by (b) the sum of the Commitments (or, if such Commitments in any such Facility are terminated, the Pro Rata Outstandings therein) of all Lenders then in effect under such Facilities; provided, however, that, if there are no Commitments and no Pro Rata Outstandings in any of such Facilities, such Lender’s Pro Rata Share in such Facilities shall be determined based on the Pro Rata Share in such Facilities most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to Section 2.18.
          “Qualifying Bid” has the meaning specified in Schedule 2.21.
          “Refinancing” means the refinancing transactions specified in Section 3.1(c)(i).
          “Register” has the meaning specified in Section 2.14(b).
          “Regulation S-X” means Regulation S-X of the Securities Act of 1933.
          “Reinvestment Prepayment Amount” means, with respect to any Net Cash Proceeds on the Reinvestment Prepayment Date therefor, the amount of such Net Cash Proceeds less any amount paid or required to be paid by any Group Member to make Permitted Reinvestments with such Net Cash Proceeds pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date with any Person that is not an Affiliate of the Borrower.
          “Reinvestment Prepayment Date” means, with respect to any portion of any Net Cash Proceeds of any Sale or Property Loss Event, the earliest of (a) the 180th day after the completion of the portion of such Sale or Property Loss Event corresponding to such Net Cash Proceeds, (b) the date that is 5 Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower’s determination not to make Permitted Reinvestments with such Net Cash Proceeds, and (c) 5 Business Days after the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any Event of Default.
          “Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, stockholder, partner or other equity holder, financing source or agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document.
          “Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.
          “Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.
          “Reply Amount” has the meaning specified in Schedule 2.21.
          “Reply Price” has the meaning specified in Schedule 2.21.
          “Repricing Event” means any prepayment or repayment of B Term Loans with the proceeds of, or any conversion of B Term Loans into, any new or replacement tranche of term loans (whether under this Agreement or otherwise) bearing interest with an Effective Yield less than the Effective Yield applicable to the B Term Loans (as such comparative yields are determined by the Administrative Agent). Any such determination by the Administrative Agent as contemplated by the preceding sentence shall be conclusive and binding on the Borrower and all Lenders holding B Term Loans, absent manifest error.
          “Required Lenders” means, at any time, Non-Defaulting Lenders having at such time in excess of 50% of the sum of (i) the aggregate Revolving Credit Commitments (or, if such Commitments are terminated, the sum of the amounts of the participations in Swing Loans, the principal amount of unparticipated portions of the Swing Loans and the Pro Rata Outstandings in the Revolving Credit Facility) and (ii) Term Loan Commitments (or, if such Commitments are terminated, the Pro Rata Outstandings in the Term Loan Facility) then in effect, ignoring, in such calculation, any Commitments (or, if such Commitments are terminated, the Pro Rata Outstandings in any Facility) held by any Defaulting Lender or any Non-Funding Lender.
          “Required Revolving Credit Lenders” means, at any time, Non-Defaulting Lenders having at such time in excess of 50% of the aggregate Revolving Credit Commitments (or, if such Commitments are terminated, the sum of the amounts of the participations in Swing Loans, the principal amount of the unparticipated portions of the Swing Loans and the Pro Rata Outstandings in the Revolving Credit Facility) then in effect, ignoring, in such calculation, any Revolving Credit Commitments (or, if such Revolving Credit Commitments are terminated, the sum of the amounts of the participations in Swing Loans, the principal amount of the unparticipated portions of the Swing Loans and the Pro Rata Outstandings in the Revolving Credit Facility) held by any Defaulting Lender or any Non-Funding Lender.

          “Required Term Loan Lenders” means, at any time, Non-Defaulting Lenders having at such time in excess of 50% of the aggregate Term Loan Commitments (or, if such Commitments are terminated, the Pro Rata Outstandings in the Term Loan Facility) then in effect, ignoring, in such calculation, any Term Loan Commitments (or, if such Term Loan Commitments are terminated, the Pro Rata Outstandings in the Term Loan Facility) held by any Defaulting Lender or Non-Funding Lender.
          “Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law, and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including all Healthcare Laws.
          “Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, chief financial officer, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart delivered pursuant to Section 6.1(d), documents delivered on the Closing Date and documents delivered pursuant to Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person. Any certificate or other document required to be delivered hereunder by any Responsible Officer or other officer of any Group Member shall, notwithstanding any language therein to the contrary, be deemed to be delivered on behalf of the applicable Group Member and not in such person’s individual capacity.
          “Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary (unless such appearance is related to (x) the Loan Documents or the Liens created thereunder or (y) (A) any secured Permitted Additional Debt Documents or the Liens created thereunder or (B) any documents relating to any secured Permitted Refinancing of any Permitted Additional Debt, or the Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than (x) the Administrative Agent for the benefit of the Secured Parties and (y) (A) the holders of any secured Permitted Additional Debt (or any agent or trustee in respect thereof) or (B) the holders of any secured Permitted Refinancing of any Permitted Additional Debt (or any agent or trustee in respect thereof) or (iii) are not otherwise generally available for use by the Borrower or such Subsidiary.
          “Restricted Debt Payment” has the meaning specified in Section 8.6(a).
          “Restricted Payment” means (a) any dividend, return of capital, distribution or any other similar payment or Sale of property for less than fair market value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, in each case to the holders (in their capacities as such) of any Stock or Stock Equivalent of any Group Member and on account thereof, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock

Equivalent, and (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Group Member, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.
          “Return Bid” has the meaning specified in Schedule 2.21.
          “Revolver Availability” means the maximum amount of unused Revolving Credit Commitments that would be available for borrowing of Revolving Loans if after giving effect to such Revolving Loans, the Borrower would be in compliance with the Consolidated Secured Leverage Ratio covenant set forth in Section 5.1 on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day (as if the Borrower had incurred such Revolving Loans on the first day of such period).
          “Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Revolving Credit Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Revolving Credit Commitments on the Closing Date equals $250,000,000.
          “Revolving Credit Facility” means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.
          “Revolving Credit Lender” means each Lender that has a Revolving Credit Commitment, holds a Revolving Loan or participates in any Swing Loan or Letter of Credit.
          “Revolving Credit Obligations” means (i) all Revolving Loans, Swing Loans, L/C Obligations and the Revolving Credit Commitments and (ii) all related Obligations relating to the Indebtedness and Commitments described in preceding clause (i).
          “Revolving Credit Outstandings” means, at any time, the sum of, in each case to the extent outstanding at such time, (a) the aggregate principal amount of the Revolving Loans and Swing Loans and (b) the L/C Obligations for all Letters of Credit.
          “Revolving Credit Percentage” of any Revolving Credit Lender at any time means a fraction (expressed as a percentage) the numerator of which is the Revolving Credit Commitment of such Revolving Credit Lender at such time and the denominator of which is the Total Revolving Credit Commitment at such time; provided that (x) if the Revolving Credit Percentage of any Revolving Credit Lender is to be determined after the Total Revolving Credit Commitment has been terminated, then the Revolving Credit Percentages of such Revolving Credit Lender shall be determined immediately prior (and without giving effect) to such termination (but giving effect to assignments made thereafter in accordance with the terms hereof) and (y) in the case of Section 2.20 when a Defaulting Lender shall exist, “Revolving Credit Percentage” means the percentage of the Total Revolving Credit Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment.
          “Revolving Credit Termination Date” means the earliest of (a) the Scheduled Revolving Credit Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or 9.2 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.
          “Revolving Loan” has the meaning specified in Section 2.1.
          “S&P” means Standard & Poor’s Rating Services.
          “Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.
          “Scheduled A Term Loan Maturity Date” means the fifth (5th) anniversary of the Closing Date; provided, however, that (i) in the event that any Existing Senior Notes remain outstanding on the date that is six months prior to February 1, 2016, then the Scheduled A Term Loan Maturity Date instead shall be such date, (ii) in the event that any Existing 2016 Subordinated Notes remain outstanding on the date that is six months prior to May 15, 2016, then the Scheduled A Term Loan Maturity Date instead shall be such date, or (iii) in the event that any Existing 2016 Subordinated Convertible Notes remain outstanding on the date that is six months prior to May 15, 2016, then the Scheduled A Term Loan Maturity Date instead shall be such date (unless, in the case of clauses (i), (ii) and (iii) above, either (x) the outstanding obligations under the relevant Existing Notes (including all interest that will accrue thereon until such time as the respective Existing Notes have been redeemed or repaid in full in accordance with the terms of the applicable Existing Notes Indenture and such Existing Notes Indenture has been terminated) have been defeased or satisfied and discharged in accordance with the terms of the applicable Existing Notes Documents on such date or (y) cash in an aggregate amount equal to all such outstanding obligations has been deposited as security for the benefit of the Secured Parties in a manner, on terms and conditions, and pursuant to documentation, in each case satisfactory to the Administrative Agent (which, in any event, shall require that such cash be deposited in a Cash Collateral Account (subject to the Administrative Agent’s security interest under the Guaranty and Security Agreement), which cash can only be accessed by the Borrower for the purpose of repaying the relevant Existing Notes upon any remaining scheduled amortization (including any remaining scheduled interest payments) and in full at maturity).
          “Scheduled B Term Loan Maturity Date” means the sixth (6th) anniversary of the Closing Date, provided, however, that (i) in the event that any Existing Senior Notes remain outstanding on the date that is six months prior to February 1, 2016, then the Scheduled B Term Loan Maturity Date instead shall be such date, (ii) in the event that any Existing 2016 Subordinated Notes remain outstanding on the date that is six months prior to May 15, 2016, then the Scheduled B Term Loan Maturity Date instead shall be such date, or (iii) in the event that any Existing 2016 Subordinated Convertible Notes remain outstanding on the date that is six months prior to May 15, 2016, then the Scheduled B Term Loan Maturity Date instead shall be such date (unless, in the case of each of clauses (i), (ii) and (iii) above, either (x) the outstanding obligations under the relevant Existing Notes (including all interest that will accrue thereon until such time as the respective Existing Notes have been redeemed or repaid in full in accordance with the terms of the applicable Existing Notes Indenture and such Existing Notes Indenture has been terminated) have been defeased or satisfied and discharged in accordance with the terms of the applicable Existing Notes Documents on such date or (y) cash in an aggregate amount equal to all such outstanding obligations has been deposited as security for the benefit of the Secured Parties in a manner, on terms and conditions, and pursuant to documentation, in each case satisfactory to the Administrative Agent (which, in any event, shall require that such cash be deposited in a Cash Collateral Account (subject to the Administrative Agent’s security interest under the Guaranty and Security Agreement), which cash can only be accessed by the Borrower for the purpose of repaying the relevant Existing Notes upon any remaining scheduled amortization (including any remaining scheduled interest payments) and in full at maturity).
          “Scheduled A Term Loan Repayment” has the meaning specified in Section 2.6(b).
          “Scheduled A Term Loan Repayment Date” has the meaning specified in Section 2.6(b).
          “Scheduled B Term Loan Repayment” has the meaning specified in Section 2.6(c).
          “Scheduled B Term Loan Repayment Date” has the meaning specified in Section 2.6(c).
          “Scheduled Delayed-Draw Term Loan Repayment” has the meaning specified in Section 2.6(d).
          “Scheduled Delayed-Draw Term Loan Repayment Date” has the meaning specified in Section 2.6(d).
          “Scheduled Delayed-Draw Term Loan Maturity Date” means the fifth (5th) anniversary of the Closing Date; provided, however, that (i) in the event that any Existing Senior Notes remain outstanding on the date that is six months prior to February 1, 2016, then the Scheduled A Term Loan Maturity Date instead shall be such date, (ii) in the event that any Existing 2016 Subordinated Notes remain outstanding on the date that is six months prior to May 15, 2016, then the Scheduled Delayed-Draw Term Loan Maturity Date instead shall be such date, or (iii) in the event that any Existing 2016 Subordinated Convertible Notes remain outstanding on the date that is six months prior to May 15, 2016, then the Scheduled Delayed-Draw Term Loan Maturity Date instead shall be such date (unless, in the case of clauses (i), (ii) and (iii) above, either (x) the outstanding obligations under the relevant Existing Notes (including all interest that will accrue thereon until such time as the respective Existing Notes have been redeemed or repaid in full in accordance with the terms of the applicable Existing Notes Indenture and such Existing Notes Indenture has been terminated) have been defeased or satisfied and discharged in accordance with the terms of the applicable Existing Notes Documents on such date or (y) cash in an aggregate amount equal to all such outstanding obligations has been deposited as security for the benefit of the Secured Parties in a manner, on terms and conditions, and pursuant to documentation, in each case satisfactory to the Administrative Agent (which, in any event, shall require that such cash be deposited in a Cash Collateral Account (subject to the Administrative Agent’s security interest under the Guaranty and Security Agreement), which cash can only be accessed by the Borrower for the purpose of repaying the relevant Existing Notes upon any remaining scheduled amortization (including any remaining scheduled interest payments) and in full at maturity).

          “Scheduled Revolving Credit Termination Date” means the fifth (5th) anniversary of the Closing Date; provided, however, that (i) in the event that any Existing Senior Notes remain outstanding on the date that is six months prior to February 1, 2016, then the Scheduled Revolving Credit Termination Date instead shall be such date, (ii) in the event that any Existing 2016 Subordinated Notes remain outstanding on the date that is six months prior to May 15, 2016, then the Scheduled Revolving Credit Termination Date instead shall be such date, or (iii) in the event that any Existing 2016 Subordinated Convertible Notes remain outstanding on the date that is six months prior to May 15, 2016, then the Scheduled Revolving Credit Termination Date instead shall be such date (unless, in the case of each of clauses (i), (ii) and (iii) above, either (x) the outstanding obligations under the relevant Existing Notes (including all interest that will accrue thereon until such time as the respective Existing Notes have been redeemed or repaid in full in accordance with the terms of the applicable Existing Notes Indenture and such Existing Notes Indenture has been terminated) have been defeased or satisfied and discharged in accordance with the terms of the applicable Existing Notes Documents on such date or (y) cash in an aggregate amount equal to all such outstanding obligations has been deposited as security for the benefit of the Secured Parties in a manner, on terms and conditions, and pursuant to documentation, in each case satisfactory to the Administrative Agent (which, in any event, shall require that such cash be deposited in a Cash Collateral Account (subject to the Administrative Agent’s security interest under the Guaranty and Security Agreement), which cash can only be accessed by the Borrower for the purpose of repaying the relevant Existing Notes upon any remaining scheduled amortization (including any remaining scheduled interest payments) and in full at maturity).
          “SEC” means The United States Securities and Exchange Commission.
          “Secured Hedging Agreement” means any Hedging Agreement that (a) has been entered into with a Secured Hedging Counterparty, (b) in the case of a Hedging Agreement not entered into with or provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, is expressly identified as being a “Secured Hedging Agreement” hereunder in a joint notice from such Loan Party and such Person delivered to the Administrative Agent reasonably promptly after the execution of such Hedging Agreement and (c) meets the requirements of Section 8.1(f).
          “Secured Hedging Counterparty” means (a) a Person who has entered into a Hedging Agreement which meets the requirements of Section 8.1(f) with a Loan Party if such Hedging Agreement was provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, and any assignee of such Person or (b) a Lender or an Affiliate of a Lender who has entered into a Hedging Agreement which meets the requirements of Section 8.1(f) with a Loan Party (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of such Hedging Agreement).
          “Secured Parties” means the Lenders, the L/C Issuers, the Administrative Agent, any Secured Hedging Counterparty, any Secured Treasury Services Creditor, each other Indemnitee and any other holder of any Obligation of any Loan Party.
          “Secured Treasury Services Agreement” means any Treasury Services Agreement that (a) has been entered into with a Secured Treasury Services Creditor, (b) has been approved in writing by the Borrower as being a “Secured Treasury Services Agreement” hereunder and (c) is expressly identified as being a “Secured Treasury Services Agreement” hereunder in a joint written notice from the Borrower and such Secured Treasury Services Creditor delivered to the

Administrative Agent reasonably promptly after the execution of such Treasury Services Agreement (it being understood (i) that any such notice may specify the aggregate amount of obligations under the respective Secured Treasury Services Agreement that is entitled to be secured by the Collateral under the Loan Documents and treated as Obligations hereunder and thereunder and (ii) to the extent that any such notice does not specify such a limit, then, unless otherwise approved in writing by the Borrower, no more than $10,000,000 in the aggregate of all obligations under all Secured Treasury Services Agreements shall be entitled to be secured on a ratable basis by the Collateral under the Loan Documents and treated as Obligations hereunder and thereunder).
          “Secured Treasury Services Creditor” means a Lender or an Affiliate of a Lender who has entered into a Treasury Services Agreement with a Loan Party.
          “Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.
          “Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun “Sale” have correlative meanings.
          “Solvent” means, with respect to any Person or any group of Persons taken together on a consolidated basis as of any date of determination, that, as of such date, (a) the value of the assets of such Person or group (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person or group, (b) such Person or group is able to pay all liabilities of such Person or group as such liabilities mature and (c) such Person or group does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.
          “Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.
          “Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.
          “Subordinated Debt” means any Indebtedness that is subordinated to the payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent (including the Existing Subordinated Notes and any Permitted Additional Debt, Permitted

Acquisition Debt or other Junior Indebtedness that satisfies the criteria for subordination set forth in this definition).
          “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person. Based on the capital structure and ownership of the P&G JV Companies as of the Closing Date, the P&G JV Companies are not Subsidiaries of any Group Member.
          “Substitute Lender” has the meaning specified in Section 2.18(a).
          “SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).
          “Swingline Commitment” means $25,000,000.
          “Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GE Capital or, upon the resignation of GE Capital as Administrative Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of the Administrative Agent (or, if there is no such successor Administrative Agent, the Required Lenders) and the Borrower, to act as the Swingline Lender hereunder.
          “Swingline Request” has the meaning specified in Section 2.3(b).
          “Swing Loan” has the meaning specified in Section 2.3(a).
          “Swing Loan Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding at such time. The Swing Loan Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Percentage of the aggregate Swing Loan Exposure at such time.
          “Swissco” means Alere Switzerland GmbH (formerly, Inverness Medical Switzerland GmbH), an entity organized under the laws of Switzerland.
          “Swiss Pledge Agreement” has the meaning specified in Section 3.1(a)(iii).
          “Tax Affiliate” means (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.
          “Tax Benefit” has the meaning specified in Section 2.17(e).
          “Tax Return” has the meaning specified in Section 4.8.
          “Taxes” has the meaning specified in Section 2.17(a).
          “Term Loan” means each Initial Term Loan, each Delayed-Draw Term Loan and each Incremental Term Loan.

          “Term Loan Commitment” means, with respect to each Term Loan Lender, the A Term Loan Commitment, the B Term Loan Commitment, the Delayed-Draw Term Loan Commitment and any Incremental Term Loan Commitment of such Lender, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement.
          “Term Loan Facility” means the Term Loan Commitments and the provisions herein related to the Term Loans.
          “Term Loan Lender” means each Lender that has a Term Loan Commitment or that holds a Term Loan.
          “Term Loan Percentage” of a Tranche of Term Loans means, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Tranches at such time.
          “Title IV Plan” means a Pension Plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate maintains, sponsors or contributes to or has maintained, sponsored or contributed to within the last 6 years or otherwise has any obligation or liability, contingent or otherwise.
          “Total Assets” means the total assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.1(a) or (b).
          “Total A Term Loan Commitment” means, at any time, the sum of the A Term Loan Commitments of each of the Lenders at such time.
          “Total B Term Loan Commitment” means, at any time, the sum of the B Term Loan Commitments of each of the Lenders at such time.
          “Total Commitment” means, at any time, the sum of the Commitments of each of the Lenders at such time.
          “Total Delayed-Draw Term Loan Commitment” means, at any time, the sum of the Delayed-Draw Term Loan Commitments of each of the Delayed-Draw Term Loan Lenders at such time.
          “Total Revolving Credit Commitments” means, at any time, the sum of the Revolving Credit Commitments of each of the Lenders at such time.
          “Total Unutilized Delayed-Draw Term Loan Commitment” means, at any time, an amount equal to the remainder of (i) the Total Delayed-Draw Term Loan Commitment in effect at such time less (ii) the aggregate principal amount of Delayed-Draw Term Loans previously incurred, if any, pursuant to Section 2.1(b)(iii).
          “Trademarks” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations thereof and all applications therefor.
          “Trade Control Laws” means all applicable export control and economic sanctions laws and regulations, including, but not limited to, the Export Administration Regulations, the International Traffic in Arms Regulations, and the economic sanctions regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.
          “Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.
          “Tranche” means the respective facility and commitments utilized in making Loans hereunder, with there being separate five Tranches as of the Closing Date, i.e., A Term Loans, B Term Loans, Delayed-Draw Term Loans, Revolving Loans and Swing Loans; provided that for the purposes of Sections 2.6(a), 2.18, 11.1, 11.2(b), Revolving Loans and Swing Loans shall be deemed to constitute part of a single “Tranche”. In addition, notwithstanding the foregoing, any Incremental Term Loans incurred after the Closing Date shall, unless added to the Initial Term Loans, be made pursuant to one or more additional Tranches of Term Loans which shall be designated in accordance with the relevant requirements specified in Section 2.19.
          “Transactions” means, collectively, (i) the consummation of the Refinancing, (ii) the entering into of the Loan Documents, the incurrence of Loans on the Closing Date and the use of proceeds thereof and (iii) the payment of all fees and expenses in connection with the foregoing.
          “Treasury Services” means treasury, depositary, automated clearinghouse transfers of funds, credit cards, purchasing cards and other cash management services (including, without limitation, overnight overdraft services, lockbox services, wire transfer services and electronic funds transfer services).
          “Treasury Services Agreements” means any written agreements and/or arrangements to provide Treasury Services.
          “Type” means the type or Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Rate Loan.
          “UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.
          “Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued, but only to the extent such liabilities could reasonably be expected to have a Material Adverse Effect) that could be avoided by any Group Member or any ERISA Affiliate as a result of such transaction.

          “United States” means the United States of America.
          “Unrestricted” means, when referring to cash or Cash Equivalents of any Loan Party, that such cash or Cash Equivalents are not Restricted.
          “Unused Revolver Commitment Fee” has the meaning specified in Section 2.11.
          “U.S. Lender Party” means each of the Administrative Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a Domestic Person.
          “Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
          “Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.
          “Working Capital” means, for any Person at any date, its Consolidated Current Assets at such date minus its Consolidated Current Liabilities at such date.
                Section 1.2 UCC Terms. The following terms have the meanings given to them in the applicable UCC: “commodity account”, “commodity contract”, “commodity intermediary”, “deposit account”, “entitlement holder”, “entitlement order”, “equipment”, “financial asset”, “general intangible”, “goods”, “instruments”, “inventory”, “securities account”, “securities intermediary” and “security entitlement”.
                Section 1.3 Accounting Terms and Principles. (a) GAAP. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by the Borrower shall be given effect if such change would affect a calculation that measures compliance with any provision of Article V or VIII unless the Borrower, the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. For the avoidance of doubt, all operating lease expense with respect to leases of the Borrower and its Subsidiaries that would constitute operating leases under GAAP as in effect on the Closing Date shall not be included in the calculations of Capital Leases and Capital Lease Obligations hereunder unless the Borrower, the Administrative Agent and the Required Lenders otherwise agree to modify the provisions hereof in accordance with the immediately preceding sentence. In addition, to the extent that all obligations in respect of any issue of Existing Notes are (x) defeased or satisfied and discharged or (y) cash is deposited as security for the benefit of the Secured Parties in an amount sufficient to repay in full the respective Existing Notes at maturity, as provided for in the definition of Scheduled A Term Loan Maturity Date, Scheduled B Term Loan Maturity Date, Scheduled Delayed-Draw Term Loan Maturity Date or Scheduled Revolving Credit Termination Date respectively, then such issue of Existing Notes will not be considered outstanding for purposes of this Agreement (including any of the covenants or other provisions in Articles V or VIII).
               (b) Pro Forma. All components of financial calculations made to determine compliance with Article V shall be adjusted on a Pro Forma Basis to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Pro Forma Transaction consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower based on assumptions expressed therein and that were reasonable based on the information available to the Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.
                Section 1.4 Payments. The Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Loan Party or any L/C Issuer. Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or Loan Party and no other currency conversion shall change or release any obligation of any Loan Party or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.
                Section 1.5 Interpretation. (a) Certain Terms. Except as set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property). The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole. In the computation of periods of time from a specified date to a later specified date in any Loan Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” In any other case, the term “including” when used in any Loan Document means “including without limitation.” The term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. The term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.
                (b) Certain References. Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document, to (A) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless any prior consent of any Secured Party or the Loan Parties expressly required hereunder is not obtained, any modification, amendment, restatement or amendment and restatement to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time. Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.
ARTICLE II
THE FACILITIES
                Section 2.1 The Commitments. (a) Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally, but not jointly, agrees to make loans in Dollars (each a “Revolving Loan”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Lender’s Pro Rata Share of the amount by which the then effective Revolving Credit Commitments exceeds the aggregate Revolving Credit Outstandings at such time. Within the limits set forth in the first sentence of this clause (a), amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.
                (b) Term Loan Commitments. (i) On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally, but not jointly, agrees to make a loan (each an “A Term Loan”) in Dollars to the Borrower on the Closing Date in an amount not to exceed such Lender’s A Term Loan Commitment. Amounts of A Term Loans repaid may not be reborrowed.
               (ii) On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally, but not jointly, agrees to make a loan (each a “B Term Loan”) in Dollars to the Borrower on the Closing Date in an amount not to exceed such Lender’s B Term Loan Commitment. Amounts of B Term Loans repaid may not be reborrowed.
               (iii) On the terms and subject to the conditions contained in this Agreement, each Delayed-Draw Term Loan Lender severally, but not jointly, agrees to make a loan or loans (each a “Delayed-Draw Term Loan”) in Dollars to the Borrower, which Delayed-Draw Term Loans (A) may be incurred pursuant to up to four separate Borrowings occurring after the Closing Date and prior to the Delayed-Draw Term Loan Commitment Termination Date and (B) shall be made by each such Delayed-Draw Term Loan Lender in an amount not to exceed the Delayed-Draw Term Loan Commitment, if any, of such Delayed-Draw Term Loan Lender as in effect immediately prior to making any such Delayed-Draw Term Loans. Amounts of Delayed-Draw Term Loans repaid may not be reborrowed.

                Section 2.2 Borrowing Procedures. (a) Notice From the Borrower. Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. on (i) the first Business Day, in the case of a Borrowing of Base Rate Loans and (ii) the third Business Day, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice may be made in a writing substantially in the form of Exhibit C (a “Notice of Borrowing”) duly completed or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Borrowing, with such a Notice of Borrowing. Loans shall be made as Base Rate Loans unless, outside of a suspension period pursuant to Section 2.15, the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. The Notice of Borrowing shall specify whether the loans being incurred pursuant to such Borrowing shall constitute Initial Term Loans, Delayed-Draw Term Loans or Revolving Loans. Each Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000.
                (b) Notice to Each Lender. The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, prompt notice of the applicable interest rate. Each Lender shall, before 11:00 a.m. on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.11, such Lender’s Pro Rata Share of such proposed Borrowing. Upon fulfillment or due waiver (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 and (ii) on the Closing Date and any time thereafter, of the applicable conditions set forth in Section 3.2, the Administrative Agent shall make such funds available to the Borrower.
                (c) Non-Funding Lenders. Unless the Administrative Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to any Loan or any participation in any Swing Loan or Letter of Credit that such Lender will not make such payment (or any portion thereof) available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such payment available to the Administrative Agent on the date such payment is required to be made in accordance with this Article II and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. The Borrower agrees to repay to the Administrative Agent on demand such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable to the Obligation that would have been created when the Administrative Agent made available such amount to the Borrower had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to the Borrower, the Swingline Lender or any L/C Issuer. In addition, any Lender that shall not have made available to the Administrative Agent any portion of any payment described above (any such Lender, a “Non-Funding Lender”) agrees to pay such amount to the Administrative Agent on demand together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter (i) in the case of a payment in respect of a Loan, at the interest rate applicable at the time to such Loan and (ii) otherwise, at the interest rate applicable to Base Rate Loans under the Revolving Credit Facility. Such repayment shall then constitute the funding of the corresponding Loan (including any Loan deemed to have been made hereunder with such payment) or participation. The existence of any Non-Funding Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document.
                Section 2.3 Swing Loans. (a) Availability. On the terms and subject to the conditions contained in this Agreement, the Swingline Lender may, in its sole discretion, make loans in Dollars (each a “Swing Loan”) available to the Borrower under the Revolving Credit Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Revolving Credit Commitments and (y) in the period commencing on the first Business Day after it receives notice from the Administrative Agent or the Required Revolving Credit Lenders that one or more of the conditions precedent contained in Section 3.2 are not satisfied and ending when such conditions are satisfied or duly waived. In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied or waived. Each Swing Loan shall be a Base Rate Loan and must be repaid in full on the earliest of (i) the funding date of any Borrowing of Revolving Loans and (ii) the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).
                (b) Borrowing Procedures. In order to request a Swing Loan, the Borrower shall give to the Administrative Agent a notice to be received not later than 1:00 p.m. on the day of the proposed borrowing, which may be made in a writing substantially in the form of Exhibit D duly completed (a “Swingline Request”) or by telephone if confirmed promptly but, in any event, prior to such borrowing, with such a Swingline Request. In addition, if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Swing Line Lender may, notwithstanding anything else to the contrary in Section 2.2, make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. The Administrative Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan. Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the Borrower by making the proceeds thereof available to the Administrative Agent and, in turn, the Administrative Agent shall make such proceeds available to the Borrower on the date set forth in the relevant Swingline Request.
                (c) Refinancing Swing Loans. The Swingline Lender may at any time forward a demand to the Administrative Agent (which the Administrative Agent shall, upon receipt, forward to each Revolving Credit Lender) that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Share of all or a portion of the outstanding Swing Loans. Each Revolving Credit Lender shall pay such Pro Rata Share to the Administrative Agent for the account of the Swingline Lender. Upon receipt by the Administrative Agent of such payment (other than during the continuation of any Event of Default under Section 9.1(e)), such Revolving Credit Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt of such payment by the Swingline Lender from the Administrative Agent, the Borrower shall be deemed to have used in whole to refinance such Swing Loan. In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under Section 9.1(e), each Revolving Credit Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Pro Rata Share of such Swing Loan. If any payment made by any Revolving Credit Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation. Such participation shall not be otherwise required to be funded. Upon receipt by the Swingline Lender of any payment from any Revolving Credit Lender pursuant to this clause (c) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such Revolving Credit Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) received by the Swingline Lender with respect to such portion.
                (d) Obligation to Fund Absolute. Each Revolving Credit Lender’s obligations pursuant to clause (c) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swing Loan Lender, any other Secured Party or any other Person, (B) the failure of any condition precedent set forth in Section 3.2 to be satisfied or the failure of the Borrower to deliver any notice set forth in Section 2.2(a) (each of which requirements the Revolving Credit Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Loan Party.
                Section 2.4 Letters of Credit. (a) Commitment and Conditions. On the terms and subject to the conditions contained herein, each L/C Issuer agrees to Issue, at the request of the Borrower, in accordance with such L/C Issuer’s usual and customary business practices, and for the account of the Borrower (or, as long as the Borrower remains responsible for the payment in full of all amounts drawn thereunder and related fees, costs and expenses, for the account of any Group Member), Letters of Credit (denominated in Dollars in a minimum face amount of $1,000,000 for each Letter of Credit) from time to time on any Business Day during the period from the Closing Date through the earlier of the Revolving Credit Termination Date and 5 days prior to the Scheduled Revolving Credit Termination Date; provided, however, that such L/C Issuer shall not be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following, after giving effect to such Issuance:
                    (i) (A) the aggregate Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments or (B) the L/C Obligations for all Letters of Credit would exceed the L/C Sublimit;
                    (ii) the expiration date of such Letter of Credit (A) is not a Business Day, (B) is more than one year after the date of issuance thereof or (C) is later than 5 days prior to the Scheduled Revolving Credit Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional one year periods as long as (x) each of the Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such additional one year period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (C) above; or
                    (iii) (A) any fee due in connection with, and on or prior to, such Issuance has not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such L/C Issuer or (C) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower (and, if such Letter of Credit is issued for the account of any other Group Member, such Group Member), the documents that such L/C Issuer generally uses in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).
For each such Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from the Administrative Agent or the Required Revolving Credit Lenders that any condition precedent contained in Section 3.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.
                (b) Notice of Issuance. The Borrower shall give the relevant L/C Issuer and the Administrative Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. on the third Business Day prior to the date of such requested Issuance. Such notice may be made in a writing substantially the form of Exhibit E duly completed or in a writing in any other form acceptable to such L/C Issuer (an “L/C Request”) or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Issuance, with such an L/C Request.
                (c) Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide the Administrative Agent (which, after receipt, the Administrative Agent shall provide to each Revolving Credit Lender), in form and substance satisfactory to the Administrative Agent, each of the following on the following dates: (i) on or prior to (A) any Issuance of any Letter of Credit by such L/C Issuer, (B) any drawing under any such Letter of Credit or (C) any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment, (ii) upon the request of the Administrative Agent (or any Revolving Credit Lender through the Administrative Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by the Administrative Agent and (iii) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the L/C Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.
                (d) Acquisition of Participations. Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the L/C Obligations, each Revolving Credit Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related L/C Obligations in an amount equal to such Lender’s Pro Rata Share of such L/C Obligations.
                (e) Reimbursement Obligations of the Borrower. The Borrower agrees to pay to the L/C Issuer of any Letter of Credit each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrower receives notice from such L/C Issuer that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (i) below. In the event that any L/C Issuer incurs any

L/C Reimbursement Obligation not repaid by the Borrower as provided in this clause (e) (or any such payment by the Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify the Administrative Agent of such failure (and, upon receipt of such notice, the Administrative Agent shall forward a copy to each Revolving Credit Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (i) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (ii) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.
                (f) Reimbursement Obligations of the Revolving Credit Lenders. Upon receipt of the notice described in clause (e) above from the Administrative Agent, each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share of such L/C Reimbursement Obligation. By making such payment (other than during the continuation of an Event of Default under Section 9.1(e)), such Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt thereof by such L/C Issuer, the Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation. Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the related L/C Obligations. Such participation shall not otherwise be required to be funded. Upon receipt by any L/C Issuer of any payment from any Lender pursuant to this clause (f) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay over to such Lender all payments received after such payment by such L/C Issuer with respect to such portion.
                (g) Obligations Absolute. The obligations of the Borrower and the Revolving Credit Lenders pursuant to clauses (d), (e) and (f) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (i) (A) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (B) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (C) any loss or delay, including in the transmission of any document, (ii) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Group Member) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (iii) in the case of the obligations of any Revolving Credit Lender, (A) the failure of any condition precedent set forth in Section 3.2 to be satisfied (each of which conditions precedent the Revolving Credit Lenders hereby irrevocably waive) or (B) any adverse change in the condition (financial or otherwise) of any Loan Party and (iv) any other act or omission to act or delay of any kind of any Secured Party or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Credit Lender hereunder.
                Section 2.5 Reduction and Termination of the Commitments.
                (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate in whole or reduce in part ratably any unused portion of the Revolving Credit

Commitments or the Total Unutilized Delayed-Draw Term Loan Commitment; provided, however, that each partial reduction shall be in an aggregate amount that is an integral multiple of $1,000,000.
          (b) Mandatory. (i) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on July 8, 2011, unless the Closing Date has occurred on or prior to such date.
     (ii) In addition to any other mandatory commitment reductions pursuant to this Section 2.5(b), the Total A Term Loan Commitment (and the A Term Loan Commitment of each Lender) shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of A Term Loans on such date).
     (iii) In addition to any other mandatory commitment reductions pursuant to this Section 2.5(b), the Total B Term Loan Commitment (and the B Term Loan Commitment of each Lender) shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of B Term Loans on such date).
     (iv) In addition to any other mandatory commitment reductions pursuant to this Section 2.5(b), the Total Delayed-Draw Term Loan Commitment (and the Delayed-Draw Term Loan Commitment of each Lender) shall terminate in its entirety (to the extent not theretofore terminated) on the earlier of (i) the Delayed-Draw Term Loan Commitment Termination Date (after giving effect to the incurrence of any Delayed-Draw Term Loans on such date) and (ii) the date on which a Change of Control occurs.
     (v) The Total Delayed-Draw Term Loan Commitment shall be reduced on each date on which Delayed-Draw Term Loans are incurred (after giving effect to the making of Delayed-Draw Term Loans on such date) in an amount equal to the aggregate principal amount of the Delayed-Draw Term Loans incurred on such date.
     (vi) In addition to any other mandatory commitment reductions pursuant to this Section 2.5(b), the Total Revolving Credit Commitment shall terminate in its entirety on the earlier of (i) the Revolving Credit Termination Date and (ii) the date on which a Change of Control occurs.
     (vii) In addition to any other mandatory commitment reductions pursuant to this Section 2.5(b), each of the Total Delayed-Draw Term Loan Commitment and the Total Revolving Credit Commitment shall be permanently reduced from time to time to the extent required by Section 2.12(b).
     (viii) Each reduction to, or termination of, the Total Revolving Credit Commitment or the Total Delayed-Draw Term Loan Commitment pursuant to this Section 2.5(b) shall be applied to proportionately reduce or terminate, as the case may be, the Revolving Credit Commitment or the Delayed-Draw Term Loan Commitment, as the case may be, of each Lender with such a Commitment.
          Section 2.6 Repayment of Loans. (a) The Borrower promises to repay the entire unpaid principal amount of each Tranche of Loans on the respective Maturity Date for such Tranche of Loans.

          (b) In addition to any other mandatory repayments pursuant to Section 2.8, on each date set forth below (each, a “Scheduled A Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of A Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 2.12(a) and 2.12(b), a “Scheduled A Term Loan Repayment”):

Scheduled A Term Loan Repayment Date	Amount
December 31, 2011	$7,812,500
March 31, 2012	$7,812,500
June 30, 2012	$7,812,500
September 30, 2012	$7,812,500
December 31, 2012	$7,812,500
March 31, 2013	$7,812,500
June 30, 2013	$7,812,500
September 30, 2013	$7,812,500
December 31, 2013	$7,812,500
March 31, 2014	$7,812,500
June 30, 2014	$7,812,500
September 30, 2014	$7,812,500
December 31, 2014	$7,812,500
March 31, 2015	$7,812,500
June 30, 2015	$7,812,500
September 30, 2015	$7,812,500
December 31, 2015	$7,812,500
March 31, 2016	$7,812,500
Scheduled A Term Loan Maturity Date	$484,375,000

          (c) In addition to any other mandatory repayments pursuant to Section 2.8, on each date set forth below (each, a “Scheduled B Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 2.12(a) and 2.12(b), a “Scheduled B Term Loan Repayment”):

Scheduled B Term Loan Repayment Date	Amount
December 31, 2011	$2,312,500
March 31, 2012	$2,312,500
June 30, 2012	$2,312,500
September 30, 2012	$2,312,500
December 31, 2012	$2,312,500
March 31, 2013	$2,312,500
June 30, 2013	$2,312,500
September 30, 2013	$2,312,500
December 31, 2013	$2,312,500
March 31, 2014	$2,312,500
June 30, 2014	$2,312,500
September 30, 2014	$2,312,500
December 31, 2014	$2,312,500
March 31, 2015	$2,312,500
June 30, 2015	$2,312,500
September 30, 2015	$2,312,500
December 31, 2015	$2,312,500
March 31, 2016	$2,312,500
June 30, 2016	$2,312,500
September 30, 2016	$2,312,500

Scheduled B Term Loan Repayment Date	Amount
December 31, 2016	$2,312,500
March 31, 2017	$2,312,500
Scheduled B Term Loan Maturity Date	$874,125,000
          (d) In addition to any other mandatory repayments pursuant to Section 2.8, on each date set forth below (each, a “Scheduled Delayed-Draw Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of Delayed-Draw Term Loans, to the extent then outstanding, as is equal to the product of (x) the aggregate principal amount of all Delayed-Draw Term Loans outstanding on June 30, 2012 (after giving effect to any incurrence of such Loans on such date) and (y) the respective percentage set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 2.12(a) and 2.12(b), a “Scheduled Delayed-Draw Term Loan Repayment”):

Scheduled Delayed-Draw Term Loan Repayment	Scheduled Delayed-Draw
Date	Repayment Instalment Percentage
September 30, 2012	1.25%
December 31, 2012	1.25%
March 31, 2013	1.25%
June 30, 2013	1.25%
September 30, 2013	1.25%
December 31, 2013	1.25%
March 31, 2014	1.25%
June 31, 2014	1.25%
September 30, 2014	1.25%
December 31, 2014	1.25%
March 31, 2015	1.25%
June 30, 2015	1.25%
September 30, 2015	1.25%
December 31, 2015	1.25%
March 31, 2016	1.25%
Scheduled Delayed-Draw Term Loan Maturity Date	81.25%
          Section 2.7 Optional Prepayments. The Borrower may prepay the outstanding principal amount of any Loan in whole or in part at any time, without any premium or penalty (except as set forth in Section 2.11(d) and subject to payment of any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment); provided, however, that (x) each partial prepayment that is not of the entire outstanding amount under any

Facility shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof and (y) at the Borrower’s election, such prepayment shall not, so long as no Default or Event of Default then exists, be applied to the Revolving Loans of a Defaulting Lender. Optional partial prepayment of Term Loans shall be applied in the manner set forth in Section 2.12(a).
          Section 2.8 Mandatory Prepayments. (a) Excess Cash Flow. The Borrower shall pay or cause to be paid to the Administrative Agent, within 10 Business Days after the last date Financial Statements can be delivered pursuant to Section 6.1(b) for any Fiscal Year ending after the Closing Date, commencing with the Fiscal Year ending December 31, 2012, an amount equal to 50% of the Excess Cash Flow for such Fiscal Year; provided, however, in the event that the Consolidated Secured Leverage Ratio of the Borrower as of the end of any Fiscal Year, commencing with the Fiscal Year ending December 31, 2012, is equal to or less than (x) 3.50:1.00, then such percentage for such Fiscal Year shall be reduced to 25% or (y) 2.50:1.00, then such percentage for such Fiscal Year shall be reduced to 0%.
          (b) Debt Issuances. Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from the incurrence by any Loan Party or any of its Subsidiaries of Indebtedness of the type specified in clause (a) or (b) of the definition thereof (other than any such Indebtedness permitted hereunder in reliance upon Section 8.1), the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such Net Cash Proceeds.
          (c) Asset Sales and Property Loss Events. Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from (i) any Sale by any Group Member of any of its property (other than Sales of its own Stock and Stock Equivalents and Excluded Sales, as defined below) to the extent the Net Cash Proceeds thereof exceed $20,000,000 in any Fiscal Year or (ii) any Property Loss Event with respect to any property of any Group Member to the extent resulting, in the aggregate with all other such Property Loss Events, in the receipt by any of them of Net Cash Proceeds in excess of $20,000,000, the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such Net Cash Proceeds (or, with respect to Sales of property permitted hereunder in reliance upon clause (g) of Section 8.4, 50% of the Net Cash Proceeds); provided, however, that, upon any such receipt, as long as no Event of Default shall be continuing, any Group Member may make Permitted Reinvestments with such Net Cash Proceeds and the Borrower shall not be required to make or cause such payment to the extent (x) such Net Cash Proceeds are intended to be used to make Permitted Reinvestments and (y) on each Reinvestment Prepayment Date for such Net Cash Proceeds, the Borrower shall pay or cause to be paid to the Administrative Agent an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Prepayment Date and such Net Cash Proceeds. “Excluded Sales” shall mean (i) Sales of property permitted hereunder in reliance upon any of clauses (a) through (d) and (f)(i) of Section 8.4, and (ii) Sales of property permitted hereunder in reliance upon clauses (f)(ii) and (g) of Section 8.4 if after giving effect to any such Sale and any prepayment of Loans under this Section 2.8(c) (on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on the last day of such Fiscal Quarter, as if such Sale had occurred on the first day of such period), the Consolidated Secured Leverage Ratio of the Borrower is not greater than 4.25:1.00 (it being understood that prepayments from Sales of property permitted hereunder in reliance upon clauses (f)(ii) and (g) of Section 8.4 shall only be required to the extent necessary to reduce the Consolidated Secured Leverage Ratio of the Borrower to 4.25:1.00).
          (d) Excess Outstandings. On any date on which the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments, the Borrower shall pay to the Administrative Agent an amount equal to such excess.
          (e) Application of Payments. Any payments made to the Administrative Agent pursuant to this Section 2.8 shall be applied to the Obligations in accordance with Section 2.12(b).
          (f) Change of Control. All outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.
          (g) No Premium or Penalty. Any mandatory prepayments under this Section 2.8 shall be made without any premium or penalty (except as set forth in Section 2.11(d) in relation to any mandatory prepayment required pursuant to Section 2.8(b) above and subject to payment of any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment).
          Section 2.9 Interest. (a) Rate. All Loans and the outstanding amount of all other Obligations (other than pursuant to Secured Hedging Agreements and Secured Treasury Services Agreements) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows: (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Revolving Loans that are Base Rate Loans, each as in effect from time to time.
          (b) Payments. Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), (B) if such Loan is a Term Loan, upon the payment or prepayment of the principal amount on which such interest has accrued and (C)(1) if such Loan is a Base Rate Loan (including a Swing Loan), on the last day of each calendar quarter after June 30, 2011, commencing on the first such day following the making of such Loan, (2) if such Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period and (ii) if accrued on any other Obligation, on demand from Administrative Agent after the time such Obligation is due and payable (whether by acceleration or otherwise).
          (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere in any Loan Document, effective immediately upon (A) the occurrence of any Event of Default under Sections 9.1(a), 9.1(c)(i) (with respect to Article V (Financial Covenants) only) or 9.1(e)(ii) or (B) the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing, the principal balance of all Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) then due and payable shall bear interest at a rate that is 2% per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand or, in the absence of demand, on the date that would otherwise be applicable.
          (d) Maximum Lawful Rate. Notwithstanding anything to the contrary set forth in this Section 2.9, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lenders is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in clauses (a) through (c) of this Section 2.9, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 2.9(d), a court of competent jurisdiction shall finally determine that any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 2.12 and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.
          Section 2.10 Conversion and Continuation Options. (a) Option. The Borrower may elect (i) in the case of any Eurodollar Rate Loan, (A) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.16(a), and (ii) in the case of Base Rate Loans (other than Swing Loans), to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon 3 Business Days’ prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be an integral multiple of $1,000,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) a Default or an Event of Default shall be continuing and the Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations or (2) such continuation or conversion would be made during a suspension imposed by Section 2.15.
          (b) Procedure. Each such election shall be made by giving the Administrative Agent at least 3 Business Days’ prior notice in substantially the form of Exhibit F (a “Notice of Conversion or Continuation”) duly completed. The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan. Each partial conversion or continuation shall be allocated ratably among the Lenders in the applicable Facility in accordance with their Pro Rata Shares.
          Section 2.11 Fees. (a) Unused Commitment Fees. The Borrower agrees to pay to each Revolving Credit Lender that is a Non-Defaulting Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds its Pro Rata Share of the sum of (i) the aggregate outstanding principal amount of Revolving Loans and (ii) the outstanding amount of the L/C Obligations for all Letters of Credit (the “Unused Revolver Commitment Fee”) from the date hereof through the Revolving Credit Termination Date at a rate per annum equal to 0.50%, payable in arrears (x) on the last day of each calendar quarter after June 30, 2011 and (y) on the Revolving Credit Termination Date.
          (b) Delayed-Draw Commitment Fees. The Borrower agrees to pay to each Delayed-Draw Term Loan Lender that is a Non-Defaulting Lender a commitment fee (the “Delayed-Draw Commitment Fee”) on the actual daily amount by which the Delayed-Draw Term Loan Commitment exceeds its Pro Rata Share of the aggregate outstanding principal amount of Delayed-Draw Term Loans from the date hereof through the Delayed-Draw Term Loan Commitment Termination Date at a rate per annum equal to 0.75%, payable in arrears (x) on the last day of each calendar quarter after June 30, 2011 and (y) on the Delayed-Draw Term Loan Commitment Termination Date.
          (c) Letter of Credit Fees. The Borrower agrees to pay, with respect to all Letters of Credit issued by any L/C Issuer, (i) to such L/C Issuer, certain fees, documentary and processing charges as separately agreed between the Borrower and such L/C Issuer or otherwise in accordance with such L/C Issuer’s standard schedule in effect at the time of determination thereof and (ii) to the Administrative Agent, for the benefit of the Revolving Credit Lenders according to their Pro Rata Shares, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum undrawn face amount of such Letters of Credit, payable in arrears (A) on the last day of each calendar quarter after June 30, 2011 ending after the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that the fee payable under this clause (ii) shall be increased by 2% per annum and shall be payable, in addition to being payable on any date it is otherwise required to be paid hereunder, on demand effective immediately upon (x) the occurrence of any Event of Default under Sections 9.1(a), 9.1(c)(i) (with respect to Article V (Financial Covenants) only) or Section 9.1(e)(ii) or (y) the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing.
          (d) Soft Call Protection on B Term Loans. At the time of the effectiveness of any Repricing Event that is consummated on or prior to the first anniversary of the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term Lender with outstanding B Term Loans which are repaid, prepaid or converted pursuant to such Repricing Event (including each Term Lender that withholds its consent to such Repricing Event and is replaced under Section 2.18), a fee in an amount equal to 1.00% of the aggregate principal amount of all B Term Loans repaid, prepaid or converted in connection with such

Repricing Event. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Event.
          (e) Additional Fees. The Borrower has agreed to pay to the Administrative Agent and other Persons additional fees, the amount and dates of payment of which are embodied in the Fee Letter and the Engagement Letter.
          Section 2.12 Application of Payments. (a) Application of Voluntary Prepayments. Subject to Section 2.12(c), any prepayment of Term Loans pursuant to Section 2.7 shall be applied (x) pro rata to the outstanding Tranches of Term Loans (with each Tranche of outstanding Term Loans to receive its Term Loan Percentage of the applicable prepayment) and (y) to the remaining scheduled installments of the respective Tranche of Term Loans as directed by the Borrower at the time of the respective prepayment (and absent such direction, in direct order of maturity thereof).
          (b) Application of Mandatory Prepayments. Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by the Borrower to the Administrative Agent pursuant to Section 2.8 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied (i) first (other than in respect of any payment required pursuant to Section 2.8(d)), (A) (x) to repay on a pro rata basis the outstanding principal balance of the Term Loans (with each Tranche of outstanding Term Loans to receive its Term Loan Percentage of the applicable repayment) and (y) to the extent in excess of the amounts required to be applied pursuant to the preceding clause (A)(x), to reduce the Total Delayed-Draw Term Loan Commitment (it being understood and agreed that the immediately preceding clause (y) shall be deemed to be an application of proceeds for purposes of this Section 2.12(b) even though cash is not actually applied) and (B) to reduce ratably the then remaining scheduled installments of each respective Tranche of Term Loans on a pro rata basis, (ii) second to repay the outstanding principal balance of the Revolving Loans and the Swing Loans (without any reduction in the Revolving Credit Commitments) and (iii) third, in the case of any payment required pursuant to Section 2.8(d), to provide cash collateral to the extent and in the manner provided in Section 9.3 and, then, any excess shall be retained by the Borrower.
          (c) Application of Payments During an Event of Default. The Borrower hereby irrevocably waives, and agrees to cause each Loan Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments or prepayments in respect of any Obligations and any proceeds of Collateral and agrees that, notwithstanding the provisions of clause (a) above, the Administrative Agent may, and, upon either (A) the direction of the Required Lenders or (B) the termination of any Commitment or the acceleration of any Obligation pursuant to Section 9.2, shall, apply all payments in respect of any Obligations, all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Administrative Agent, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders and the L/C Issuers, (iii) third, to pay interest then due and payable in respect of the Loans and L/C Reimbursement Obligations, (iv) fourth, to repay the outstanding principal amounts of the Loans and L/C Reimbursement Obligations, to provide cash collateral for Letters of Credit in the manner and to the extent described in Sections 2.20 and 9.3 and to pay amounts owing with respect to Secured Hedging Agreements and Secured Treasury Services Agreements and (v) fifth, to the ratable payment of all other Obligations.

          (d) Application of Payments Generally. All payments that would otherwise be allocated to the Revolving Credit Lenders pursuant to this Section 2.12 shall instead be allocated first, to repay interest on Swing Loans, on any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender and on any L/C Reimbursement Obligation, in each case for which the Administrative Agent or, as the case may be, the L/C Issuer has not then been reimbursed by such Lender or the Borrower, second to pay the outstanding principal amount of the foregoing obligations and third, to repay the Revolving Loans. All payments and prepayments of any Revolving Loans or Term Loans shall be applied first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods. All payments and prepayments of Term Loans shall be applied to reduce ratably the remaining installments of such outstanding principal amounts of the Term Loans (provided that any voluntary prepayment of Term Loans shall be applied as set forth in clause (a) of this Section 2.12). If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.12, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations. Any priority level set forth in this Section 2.12 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.
          Section 2.13 Payments and Computations. (a) Procedure. The Borrower shall make each payment under any Loan Document not later than 11:00 a.m. on the day when due to the Administrative Agent by wire transfer to the following account (or at such other account or by such other means to such other address as the Administrative Agent shall have notified the Borrower in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:
ABA No.: 021-001-033
Account Number: 502-87-265
Deutsche Bank Trust Company Americas, New York, New York:
Account Name: General Electric Capital Corporation
                     — HFS CF Agented Deals
Reference: Alere Inc., LLC/HFS2939
The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.12. The Lenders shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim. Each Revolving Credit Lender shall make each payment for the account of any L/C Issuer or Swingline Lender required pursuant to Section 2.3 or 2.4 (A) if the notice or demand therefor was received by such Lender prior to 11:00 a.m. on any Business Day, on such Business Day and (B) otherwise, on the Business Day following such receipt. Payments received by the Administrative Agent after 11:00 a.m. shall be deemed to be received on the next Business Day.
          (b) Computations of Interests and Fees. All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of Base Rate Loans, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination of an interest rate or the amount of a fee hereunder shall be made by the Administrative Agent (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of “Eurodollar Rate” and “Base Rate”, respectively) and shall be conclusive, binding and final for all purposes, absent manifest error.
          (c) Payment Dates. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.
          (d) Advancing Payments. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans under the applicable Facility) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.
          Section 2.14 Evidence of Debt. (a) Records of Lenders. Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to the Administrative Agent, acting as agent of the Borrower solely for this purpose and solely for U.S. federal income tax purposes, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as such Lender shall notify the Borrower) a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such participant and SPV in any Obligation, in any Commitment and in any right to receive any payment hereunder; provided that no Lender shall have any obligation to disclose all or any portion of such information to any Person (including the identity of any SPV or Person who purchases a participation in any Obligation or any information relating to either the SPV’s or Person who purchases a participation’s interest in any Commitments, Loans, L/C Obligations or its other obligations under any Loan Document) except to the extent that the relevant parties, in good faith, determine that such disclosure is necessary to establish that such interest in a Commitment, Loan, L/C Obligation or other obligation is in “registered form” under Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions). Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the records maintained by a Lender shall be conclusive and binding absent manifest error, and such Lender shall treat each

Person whose name is recorded in their records as the owner of such interest in any Commitments, Loans, L/C Obligations or other obligations under any Loan Document for all purposes of this Agreement notwithstanding any notice to the contrary.
          (b) Records of Administrative Agent. The Administrative Agent, acting as agent of the Borrower solely for U.S. federal income tax purposes and solely with respect to the actions described in this Section 2.14, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as the Administrative Agent may notify the Borrower) (A) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Administrative Agent, each Lender and each L/C Issuer in the Term Loans and the Revolving Credit Outstandings, each of their obligations under this Agreement to participate in each Loan, Letter of Credit and L/C Reimbursement Obligation, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Section 2.18 (Substitution of Lenders) and Section 11.2 (Assignments and Participations; Binding Effect), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for Eurodollar Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid and (6) any other payment received by the Administrative Agent from the Borrower and its application to the Obligations.
          (c) Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in L/C Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.14 and Section 11.2 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).
          (d) Prima Facie Evidence. The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Administrative Agent to maintain any such account shall affect the obligations of any Loan Party to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrower, the Administrative Agent, such Lender or such L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by the Administrative Agent.

          (e) Notes. Upon any Lender’s request, the Borrower shall promptly execute and deliver Notes to such Lender evidencing the Loans of such Lender in a Facility, and substantially in the form of Exhibit B-1, B-2, B-3, B-4 or B-5, as applicable; provided, however, that only one Note for each Facility shall be issued to each Lender, except (i) to an existing Lender exchanging existing Notes to reflect changes in the Register relating to such Lender, in which case the new Notes delivered to such Lender shall be dated the date of the original Notes and (ii) in the case of loss, destruction or mutilation of existing Notes and similar circumstances. Each Note, if issued, shall only be issued as means to evidence the right, title or interest of a Lender or a registered assignee in and to the related Loan, as set forth in the Register, and in no event shall any Note be considered a bearer instrument or obligation.
          Section 2.15 Suspension of Eurodollar Rate Option. Notwithstanding any provision to the contrary in this Article II, the following shall apply:
          (a) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (A) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (B) the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall promptly so notify the Borrower and the Lenders, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist.
          (b) Illegality. If any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until such Lender shall, through the Administrative Agent, notify the Borrower that it has determined that it may lawfully make Eurodollar Rate Loans.
          (c) Effect of Suspension. If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (A) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, (B) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (C) the Borrower may revoke any pending Notice of Borrowing or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (D) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.
          Section 2.16 Breakage Costs; Increased Costs; Capital Requirements. (a) Breakage Costs. The Borrower shall compensate each Lender, upon demand from such Lender to the Borrower (with copy to the Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such

Lender to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may incur (A) to the extent, for any reason other than solely by reason of such Lender being a Non-Funding Lender, a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation or in a similar request made by telephone by the Borrower, (B) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of Section 2.15) on a date that is not the last day of the applicable Interest Period or (C) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.
          (b) Increased Costs. If at any time any Lender or L/C Issuer determines that, after the later of (x) the date hereof and (y) the date such Lender or L/C Issuer entered into this Agreement (including by assignment) as such, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority shall have the effect of (i) increasing the cost to such Lender of making, funding or maintaining any Eurodollar Rate Loan or to agree to do so or of participating, or agreeing to participate, in extensions of credit, (ii) increasing the cost to such L/C Issuer of Issuing or maintaining any Letter of Credit or of agreeing to do so or (iii) imposing any other cost to such Lender or L/C Issuer with respect to compliance with its obligations under any Loan Document, then, upon demand by such Lender or L/C Issuer (with copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender or L/C Issuer amounts sufficient to compensate such Lender or L/C Issuer for such increased cost.
          (c) Increased Capital Requirements. If at any time any Lender or L/C Issuer determines that, after the later of (x) the date hereof and (y) the date such Lender or L/C Issuer entered into this Agreement (including by assignment) as such, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority regarding capital adequacy, reserves, special deposits, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or other credit extended or participated in by, any Lender or L/C Issuer or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender or L/C Issuer (or any corporation controlling such Lender or L/C Issuer) as a consequence of its obligations under or with respect to any Loan Document or Letter of Credit to a level below that which, taking into account the capital adequacy policies of such Lender, L/C Issuer or corporation, such Lender, L/C Issuer or corporation could have achieved but for such adoption or change, then, upon demand from time to time by such Lender or L/C Issuer (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such reduction.
          (d) Compensation Certificate. Each demand for compensation under this Section 2.16 shall be accompanied by a certificate of the Lender or L/C Issuer claiming such compensation, setting forth in reasonable detail the amounts to be paid hereunder, which certificate shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, such Lender or L/C Issuer may use any reasonable averaging and attribution methods.
          (e) Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change after the Closing Date in a requirement of law or governmental rule, regulation or order, regardless of the date enacted, adopted, issued or implemented for all purposes under or in connection with this Agreement (including this Section 2.16).
          (f) Notwithstanding anything to the contrary in this Section 2.16, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any amounts incurred more than 270 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 270-day period shall be extended to include the period of such retroactive effect.
          Section 2.17 Taxes. (a) Payments Free and Clear of Taxes. Except as otherwise provided in this Section 2.17, each payment by any Loan Party under any Loan Document shall be made free and clear of all Taxes. “Taxes” shall mean all present or future taxes and levies, imposts, deductions, charges or withholdings that in each case are imposed by a Governmental Authority, including any interest, additions to tax or penalties applicable thereto, but excluding any (i) taxes measured by net income (including branch profits or similar taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, or enforced or become a party to or engaged in any other transactions pursuant to or sold or assigned an interest in any Loan Document), (ii) United States federal withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Secured Party became a “Secured Party” hereunder or designates a new lending office, except to the extent such Secured Party is a direct or indirect assignee (other than pursuant to clause (iii) of Section 2.18(a) (Substitution of Lenders)) of any other Secured Party that was entitled, at the time the assignment from such other Secured Party became effective, to receive additional amounts under this clause, (iii) taxes (including withholding taxes) that would not have been imposed but for the failure by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below, (iv) any United States federal withholding tax that would not have been imposed but for a failure by a Secured Party (or any financial institution through which any payment is made to such Secured Party) to comply with the applicable requirements of FATCA and (v) Other Taxes.
          (b) Gross-Up. If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document (other than any Secured Hedging Agreement or any Secured Treasury Services Agreement) to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for such Taxes are made (including deductions applicable to any increases to any amount under this Section 2.17), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Loan Party shall make such deductions, (iii) the relevant Loan Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, or as soon as practicable thereafter, the relevant Loan Party shall deliver to the Administrative Agent an original or certified copy of a receipt evidencing such payment.
          (c) Other Taxes. In addition, the Borrower agrees to pay, and authorizes the Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). The Swingline Lender may, without any need for notice, demand or consent from the Borrower, by making funds available to the Administrative Agent in the amount equal to any such payment, make a Swing Loan to the Borrower in such amount, the proceeds of which shall be used by the Administrative Agent in whole to make such payment. Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.11, the original or a certified copy of a receipt evidencing payment thereof.
          (d) Indemnification. The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto to a Governmental Authority, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of the Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, the Administrative Agent and such Secured Party may use any reasonable averaging and attribution methods.
          (e) Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to file any certificate or document reasonably requested in writing by Borrower or to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. If the Borrower pays any additional amount under this Section 2.17 to a Lender and such Lender determines in its sole discretion that it has actually received in connection therewith any refund of its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 2.17(e) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 2.17 without any exclusions or defenses, (iii) nothing in this Section 2.17(e) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns), and (iv) no Lender shall be required to pay any amounts pursuant to this Section 2.17(e) at any time when a Default or an Event of Default exists.
          (f) Tax Forms. (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Administrative Agent (or Lender, in the case of a participant or SPV) that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. In addition, each Non-U.S. Lender Party shall, in the case of any payment subject to FATCA in respect of any Loan, Letters of Credit, Note or Obligation, provide any forms, documentation, or other information as shall be prescribed by the IRS to demonstrate that the relevant Non-U.S. Lender Party has complied with the applicable reporting requirements of FATCA so that such payments made to such Non-U.S. Lender Party hereunder would not be subject to U.S. federal withholding taxes imposed by FATCA. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.
     (ii) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form

W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.
     (iii) Each Lender having sold a participation in any of its Obligations or identified an SPV as such to the Administrative Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to the Administrative Agent and the Borrower.
          Notwithstanding the foregoing, a U.S. Lender Party and a Non-U.S. Lender Party shall be treated as having complied with the requirements and delivered the documentation required by this clause (f) if, after the time such U.S. Lender Party or Non-U.S. Lender Party has become a Lender hereunder, a change in a Requirement of Law or change in circumstance with respect to the Borrower subjects any such Lender to taxes (including withholding taxes) and such Lender is unable to provide the forms herein allowing for an exemption from or reduction in such taxes.
          Section 2.18 Substitution of Lenders. (a) Substitution Right. In the event that any Lender in any Facility that is not an Affiliate of the Administrative Agent (an “Affected Lender”), (i) makes a claim under clause (b) (Increased Costs) or (c) (Increased Capital Requirements) of Section 2.16, (ii) notifies the Borrower pursuant to Section 2.15(b) (Illegality) that it becomes illegal for such Lender to continue to fund or make any Eurodollar Rate Loan in such Facility, (iii) makes a claim for payment pursuant to Section 2.17(b) (Taxes), (iv) becomes a Non-Funding Lender with respect to such Facility, (v) becomes a Defaulting Lender or (vi) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders in such Facility, the Borrower may either pay in full such Affected Lender with respect to amounts due in such Facility with the consent of the Administrative Agent or substitute for such Affected Lender in such Facility any Lender or any Affiliate or Approved Fund of any Lender (none of whom shall constitute a Defaulting Lender) or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent (in each case, a “Substitute Lender”).
          (b) Procedure. To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender under such Facility, the Borrower shall deliver a notice to the Administrative Agent and such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery to the Administrative Agent by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender with respect to such Facility (including those that will be owed because of such payment and all Obligations that would be owed to such Lender if it was solely a Lender in such Facility), (ii) in the case of a payment in full of the Obligations owing to such Affected Lender in the Revolving Credit Facility, payment of any amount that, after giving effect to the termination of the Commitment of such Affected Lender, is required to be paid pursuant to Section 2.8(d) (Excess Outstandings) and (iii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 11.2(c) and (B) an assumption agreement in form and substance satisfactory to the Administrative Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the relevant Revolving Credit Commitment or Delayed-Draw Term Loan Commitment (as applicable) of the Affected Lender under such Facility.

          (c) Effectiveness. Upon satisfaction of the conditions set forth in clause (b) above, the Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full in any Facility, such Affected Lender’s Commitments in such Facility shall be terminated and (ii) in the case of any substitution in any Facility, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to such Facility, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Commitment in such Facility in the amount of such Affected Lender’s Commitment in such Facility and (C) the Affected Lender shall execute and deliver to the Administrative Agent an Assignment to evidence such substitution and deliver any Note in its possession with respect to such Facility; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.
          Section 2.19 Incremental Term Loans. (a) The Borrower may, at any time after the Closing Date, at the Borrower’s written request to the Administrative Agent, request that one or more Lenders and/or other financial institutions that will become Lenders hereunder (x) make incremental term loans hereunder either through adding such incremental term loans to the outstanding principal amount of the B Term Loans hereunder or through a separate Tranche of Term Loans hereunder (such incremental term loans, in either case, “Incremental Term Loans” and the commitments to which such Incremental Term Loans relate, the “Incremental Term Loan Commitments”); provided that:
     (i) the aggregate principal amount of any requested Incremental Term Loans shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof;
     (ii) the Loan Parties shall execute and deliver such agreements, instruments, documents, resolutions, opinions of counsel, solvency certificate and officer’s certificates and take such other actions as may be reasonably requested by the Administrative Agent in connection with such Incremental Term Loan Commitments;
     (iii) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of the respective Incremental Term Loans pursuant to such Incremental Term Loan Commitments and the application of proceeds therefrom;
     (iv) all of the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects (it being understood that (x) any representation or warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) as of such specified date);
     (v) the Borrower shall be in compliance, on a Pro Forma Basis (and assuming the full utilization of the respective Incremental Term Loan Commitments), as of the last day of the most recently ended Fiscal Quarter on or prior to the date of the respective incurrence of Incremental Term Loans pursuant to such Incremental Term Loan Commitments, as if such Incremental Term Loans had been incurred (and, if incurred to finance a Permitted Acquisition, as if such Permitted Acquisition had been consummated) on the first day of the four Fiscal Quarter period ended on the last day of the most recently ended Fiscal Quarter (and after giving effect to any other Pro Forma Transaction that is consummated after the beginning of the most recently ended Fiscal Quarter but prior to or simultaneously with the borrowing of such Incremental Term Loans), with (x) each of the financial covenants specified in Sections 5.1 and 5.2 (but assuming for the purpose of compliance, on a Pro Forma Basis with the maximum Consolidated Secured Leverage Ratio set forth in Section 5.1, that the maximum Consolidated Secured Leverage Ratio permitted at such time was 4.25:100) and (y) a Consolidated Total Leverage Ratio of no greater than 7.00:1.00;
     (vi) the Incremental Term Loans made under this Section 2.19 shall have an Incremental Term Loan Maturity Date no earlier than the Scheduled B Term Loan Maturity Date and shall have a Weighted Average Life to Maturity no shorter than the then remaining Weighted Average Life to Maturity of the B Term Loans; provided, however, if the new Incremental Term Loans to be made pursuant this Section 2.19 are, at the Borrower’s election, to be added to the aggregate outstanding principal amount of the B Term Loans, such Incremental Term Loans shall have the same Maturity Date as the B Term Loans and shall have the same scheduled amortization dates as the B Term Loans pursuant to Section 2.6(c), and with the amount of each scheduled amortization payment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as was previously applicable to the remaining scheduled amortization payments of the B Term Loans, thereby increasing the amount of each then remaining scheduled amortization payment of the B Term Loans pursuant to Section 2.6(c) proportionately;
     (vii) if the Applicable Margins for any Tranche of Incremental Term Loans made under this Section 2.19 (which, for such purposes only, shall be deemed to include, without duplication, all up-front or similar fees or original issue discount (amortized over the shorter of (x) the life of such Tranche of Incremental Term Loans and (y) four years) payable to all Lenders providing such Tranche of Incremental Term Loans and any Eurodollar Rate floor or Base Rate floor applicable to such Incremental Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Tranche of Incremental Term Loans) determined as of the initial funding date for such Tranche of Incremental Term Loans exceeds the Applicable Margin (which, for such purposes only, shall be deemed to include, without duplication, all up-front or similar fees or original issue discount that was originally payable to all Lenders that provided the B Term Loans on the date of incurrence thereof and any Eurodollar Rate floor or Base Rate floor then applicable to the B Term Loans) relating to the B Term Loans immediately prior to the making of such Tranche of Incremental Term Loans by more than 0.50%, then the Applicable Margin relating to the B Term Loans shall be adjusted to be equal to the Applicable Margin (determined as provided above) relating to such Tranche of Incremental Term Loans minus 0.50%; provided, however, if such Tranche of Incremental Term Loans is, at the Borrower’s election, to be added to the aggregate outstanding principal amount of the B Term Loans, then the Applicable Margin (determined as provided above) for the B Term Loans shall be increased to be equal to the Applicable Margin (as determined as provided above) relating to such Tranche of Incremental Term Loans;
     (viii) except as expressly set forth above, prior to the date on which all B Term Loans have been repaid in full, all other terms and conditions with respect to any Incremental Term Loans made pursuant to this Section 2.19 shall be the same as the terms and conditions applying to the B Term Loans, provided that any Tranche of Incremental Term Loans may provide that different terms and conditions apply after such date;
     (ix) the Borrower shall have demonstrated to the Administrative Agent’s reasonable satisfaction that the full amount of the Incremental Term Loans to be incurred may be incurred without violating the terms of any other material Indebtedness of the Borrower or any of its Subsidiaries or the documentation governing any such Indebtedness (excluding any such Indebtedness that is to be refinanced in whole with the proceeds of such Incremental Term Loans in compliance with this Agreement and the other Loan Documents); and
     (x) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by a Responsible Officer of the Borrower, (A) certifying compliance with the requirements of preceding clauses (i) through (ix), inclusive, and (B) containing the calculations (in reasonable detail) required by the preceding clauses (v), (vi) and (vii).
Any request under this Section 2.19 shall be submitted by the Borrower in writing to the Administrative Agent (which shall promptly forward copies to the Lenders). The Borrower may also specify any fees offered to those Lenders and other financial institutions that will become Lenders hereunder (the “Increasing Lenders”) that agree to provide Incremental Term Loan Commitments (which fees, as it relates to any Lender or other financial institution that will become a Lender, may be variable based upon the amount of Incremental Term Loan Commitments that any such Lender or other financial institution is willing to provide). No Lender shall have any obligation, express or implied, to provide Incremental Term Loan Commitments. Only the consent of each Increasing Lender shall be required pursuant to this Section 2.19 in connection with the provision or implementation of any Incremental Term Loan Commitments or incurrence of Incremental Term Loans thereunder. No Lender which declines to provide Incremental Term Loan Commitments may be replaced with respect to its existing Term Loans as a result thereof without such Lender’s consent.
          (b) Each Increasing Lender shall as soon as reasonably practicable specify in writing the amount of the proposed Incremental Term Loan Commitments that it is willing to provide (provided that any Lender not so responding within 5 Business Days (or such shorter period as may be specified by the Administrative Agent) shall be deemed to have declined such a request). The Borrower may accept some or all of the offered amounts or designate new lenders that are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.19 (but only to the extent that such new lender would otherwise be eligible to be a Lender hereunder pursuant to Section 11.2(b), including by reason of obtaining all necessary consents thereunder in accordance with the terms thereof) (each such new lender being a “New Lender”), which New Lenders may provide all or a portion of the aggregate principal amount of the applicable Incremental Term Loan Commitments.

          (c) Subject to the foregoing, any increase requested by the Borrower shall be effective upon (A) delivery to the Administrative Agent of each of the following documents: (i) a notice of such increase to the Increasing Lenders and New Lenders, in form and substance reasonably acceptable to the Administrative Agent, signed by a Responsible Officer of the Borrower; (ii) to the extent requested by any New Lender or Increasing Lender, executed Incremental Term Loan Notes issued by the Borrower in accordance with Section 2.14(e); (iii) an amendment (an “Incremental Term Loan Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each other applicable Loan Party, each Increasing Lender (if any), each New Lender (if any) and the Administrative Agent, to the extent necessary or appropriate in the reasonable opinion of the Administrative Agent to give effect to any Incremental Term Loans to be made pursuant to this Section 2.19 in each case on terms consistent with this Section 2.19; and (iv) any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent, and (B) satisfaction on the effective date of any Incremental Term Loan Amendment and the making of each Incremental Term Loan Commitments of (x) each of the applicable conditions specified in Section 3.2, and (y) such other conditions (if any) as the parties thereto shall mutually agree as set forth in the respective Incremental Term Loan Amendment. Notwithstanding anything to the contrary in Section 11.1, the Administrative Agent is expressly permitted, without the consent of the other Lenders, to enter into the Incremental Term Loan Amendment.
          Section 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender or Delayed-Draw Term Loan Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Credit Lender or Delayed-Draw Term Loan Lender, as the case may be, is a Defaulting Lender:
          (a) if any Swing Loan Exposure or L/C Exposure exists at the time a Revolving Credit Lender becomes a Defaulting Lender then:
          (i) all or any part of such Swing Loan Exposure and L/C Exposure shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Revolving Credit Percentages but only to the extent (x) the sum of the Individual Exposures of all Revolving Credit Lenders that are Non-Defaulting Lenders plus such Defaulting Lender’s Swing Loan Exposure and L/C Exposure does not exceed the aggregate amount of the Revolving Credit Commitments of all Revolving Credit Lenders that are Non-Defaulting Lenders, (y) immediately following the reallocation to a Revolving Credit Lender that is a Non-Defaulting Lender, the Individual Exposure of such Revolving Credit Lender does not exceed its Revolving Credit Commitment at such time and (z) the conditions set forth in Section 3.2 are satisfied at such time;
          (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two Business Days following notice by the Administrative Agent (x) first, prepay such Swing Loan Exposure and (y) second, cash collateralize in a manner reasonably satisfactory to the applicable L/C Issuer such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in aggregate amount equal to 105% of such Defaulting Lender’s L/C Exposure for so long as such L/C Exposure is outstanding (the “L/C Back-Stop Arrangements”);

          (iii) the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(c) with respect to such Defaulting Lender’s L/C Exposure;
          (iv) if the L/C Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.20(a), then the fees payable to the Revolving Credit Lenders that are Non-Defaulting Lenders pursuant to Section 2.11(c) shall be adjusted in accordance with such Revolving Credit Lenders’ Revolving Credit Percentages; and
          (v) if any Defaulting Lender’s L/C Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.20(a), then, without prejudice to any rights or remedies of any L/C Issuer or any Revolving Credit Lender hereunder, all Letter of Credit fees payable under Section 2.11(c) with respect to such Defaulting Lender’s L/C Exposure shall be payable to each L/C Issuer until such L/C Exposure is cash collateralized and/or reallocated;
          (b) in the case of a Lender Default with respect to a Revolving Credit Lender, the Borrower shall not be required to pay any fees to any such Revolving Credit Lender that is a Defaulting Lender as provided in Section 2.11(a) with respect to such Defaulting Lender’s unused Revolving Credit Commitments;
          (c) in the case of a Lender Default with respect to a Delayed-Draw Term Loan Lender, the Borrower shall not be required to pay any fees to any such Delayed-Draw Term Loan Lender that is a Defaulting Lender as provided in Section 2.11(b) with respect to such Defaulting Lender’s Delayed-Draw Term Loan Commitment;
          (d) notwithstanding anything to the contrary contained in Section 2.1(a) or Section 2.4, so long as any Revolving Credit Lender is a Defaulting Lender (i) the Swingline Lender shall not be required to fund any Swing Loan and no L/C Issuer shall be required to issue, amend, renew or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or cash collateral has been provided by the Borrower in accordance with Section 2.20(a), and (ii) participating interests in any such newly issued or increased Letter of Credit or newly made Swing Loan shall be allocated among Revolving Credit Lenders that are Non-Defaulting Lenders in a manner consistent with Section 2.20(a)(i) (and Defaulting Lenders shall not participate therein); and
          (e) in the event that the Administrative Agent, the Borrower, each L/C Issuer and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Revolving Credit Lender or Delayed-Draw Term Loan Lender to be a Defaulting Lender, then (i) in the case of any Revolving Credit Lender, such Revolving Credit Lender shall again be entitled (commencing as of the time of such determination) to any fees payable to it as a Non-Defaulting Lender pursuant to Section 2.11(a) with respect to its unused Revolving Credit Commitments and pursuant to Section 2.11(c) with respect to outstanding Letters of Credit, (ii) in the case of any Delayed-Draw Term Loan Lender, such Delayed-Draw Term Loan Lender shall again be entitled (commencing as of the time of such determination) to any fees payable to it as a Non-Defaulting Lender pursuant to Section 2.11(b) with respect to its Delayed-Draw Term Loan Commitment, (iii) in the case of any Revolving Credit Lender, the Swing Loan Exposure and L/C Exposure of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Revolving Credit Lender’s Revolving Credit Commitments and on

such date such Revolving Credit Lender shall purchase at par such of the Revolving Loans of the other Revolving Credit Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Credit Lender to hold such Revolving Loans in accordance with its Revolving Credit Percentage and (iv) so long as no Event of Default then exists, all funds held as cash collateral pursuant to the L/C Back-Stop Arrangements shall thereafter be promptly returned to the Borrower. If the Revolving Credit Commitments have been terminated, all other Revolving Credit Obligations have been paid in full and no Letters of Credit are outstanding, then, so long as no Event of Default then exists, all funds held as cash collateral pursuant to the L/C Back-Stop Arrangements shall thereafter be promptly returned to the Borrower.
          Section 2.21 Reverse Dutch Auction Repurchases. (a) The Borrower may from time to time, at its discretion, conduct modified reverse Dutch auctions in order to purchase Term Loans (each, an “Auction”), and with each such Auction to be managed exclusively by an investment bank of recognized standing selected by the Borrower (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:
          (i) each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.21 and on Schedule 2.21 hereto;
          (ii) no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction;
          (iii) each Auction shall be open and offered to all Lenders of the relevant Tranche of Term Loans on a pro rata basis;
          (iv) the minimum principal amount (calculated on the face amount thereof) of Term Loans that the Borrower shall offer to purchase in any such Auction shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent);
          (v) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans purchased by the Borrower pursuant to an Auction shall automatically be canceled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold);
          (vi) the Loan Parties shall be in compliance, on a Pro Forma Basis, with the financial covenants in Sections 5.1 and 5.2 for the four Fiscal Quarter period most recently ended on or prior to the date of the respective purchase of Term Loans pursuant to such Auction;
          (vii) no proceeds of Revolving Loans or Swing Loans may be used to consummate an Auction;
          (viii) no more than one Auction may be ongoing at any one time;
          (ix) no more than three Auctions may be made in any 365-day period; and

          (x) at the time of each purchase of Term Loans through an Auction, the Borrower shall have delivered to the Auction Manager and the Administrative Agent an officer’s certificate of a Responsible Officer of the Borrower certifying as to compliance with preceding clauses (ii), (vi) and (vii) (and containing the calculations (in reasonable detail) required by preceding clause (vi)).
          (b) The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction. If the Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the Borrower believes in good faith that all required conditions set forth above which are required to be satisfied at the time of the purchase of Term Loans pursuant to such Auction shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans made by the Borrower pursuant to this Section 2.21, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.7 and 2.8 and Section 11.9 (although the par principal amount of Term Loans of the respective Tranche so purchased pursuant to this Section 2.21 shall be applied to reduce the remaining scheduled installments of such Tranche of Term Loans pursuant to Section 2.6(b) and (c) of the applicable Lenders being repaid on a pro rata basis (based on the remaining principal amount thereof) without affecting the scheduled installments of such Tranche of Term Loans relating to the Lenders whose Term Loans have not been so purchased).
          (c) The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.21 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.7 and 2.8 and Section 11.9 (it being understood and acknowledged that purchases of the Term Loans by the Borrower contemplated by this Section 2.21 shall not constitute Investments by the Borrower)) or any other Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.21. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article X and Sections 11.3 and 11.4 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.
          (d) Each Lender participating in any Auction hereby acknowledges and agrees that in connection with such Auction (1) the Borrower may have, and later may come into possession of, information regarding the Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Auction

(such information, the “Excluded Information”), (2) such Lender has independently, without reliance on the Borrower, any of its Subsidiaries, the Administrative Agent, any Joint Lead Arranger or any of their respective Affiliates, made its own analysis and determination to participate in such Auction notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Borrower, any of its Subsidiaries, the Administrative Agent, any Joint Lead Arranger or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrower, any of its Subsidiaries, the Administrative Agent, any Joint Lead Arranger and their respective Affiliates, under applicable law or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender participating in any Auction further acknowledges that the Excluded Information may not be available to the Administrative Agent, the Joint Lead Arrangers or the other Lenders.
ARTICLE III
CONDITIONS TO LOANS AND LETTERS OF CREDIT
          Section 3.1 Conditions Precedent to Loans and Letters of Credit on the Closing Date. The obligation of each Lender to make any Loan on the Closing Date and the obligation of each L/C Issuer to Issue any Letter of Credit on the Closing Date is subject to the satisfaction or due waiver of each of the following conditions precedent:
          (a) Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date each of the following, each dated as of the Closing Date unless otherwise agreed by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and each Lender:
          (i) this Agreement duly executed by the Borrower and, for the account of each Lender having requested the same by notice to the Administrative Agent and the Borrower received by each at least 3 Business Days prior to the Closing Date (or such later date as may be agreed by the Borrower), Notes in each applicable Facility conforming to the requirements set forth in Section 2.14(e);
          (ii) the Guaranty and Security Agreement, duly executed by each Loan Party, together with (A) copies of UCC, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings and other documents with respect to the priority of the security interest of the Administrative Agent in the Collateral, in each case as may be reasonably requested by the Administrative Agent, (B) except to the extent otherwise expressly provided under Section 7.13 or as may be agreed to by the Administrative Agent, all documents representing all Securities, chattel paper and instruments being pledged pursuant to such Guaranty and Security Agreement and related undated powers or endorsements duly executed in blank, and (C) except to the extent otherwise expressly provided under Section 7.13, all Control Agreements that, in the reasonable judgment of the Administrative Agent, are required for the Loan Parties to comply with the Loan Documents as of the Closing Date, each duly executed by the parties thereto;
          (iii) a pledge agreement in respect of 66% of the issued Stock in Swissco, governed by Swiss law, duly executed by Alere International Holding Corp. (as amended, modified, restated and/or supplemented from time to time, the “Swiss Pledge Agreement”) together with all share certificates and undated powers or endorsements duly executed in blank in relation to 66% of the issued Stock of Swissco, and Alere International Holding Corp. and Swissco shall have taken such actions as may be necessary or advisable under local law (as advised by local counsel) to create, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) thereby;
     (iv) (A) except to the extent otherwise expressly provided under Section 7.13, from Foley Hoag LLP, special counsel to the Loan Parties in New York and special counsel in each other jurisdiction in which a Loan Party is organized, duly executed favorable legal opinions satisfactory to the Administrative Agent, each addressed to the Administrative Agent, the L/C Issuers and the Lenders and addressing such matters as the Administrative Agent may reasonably request, and (B) from Schellenberg Wittmer, Swiss counsel to the Administrative Agent, a duly executed favorable legal opinion with respect to the validity and enforceability of the Swiss Pledge Agreement, addressed to the Administrative Agent, the L/C Issuer and the Lenders;
     (v) a copy of each Constituent Document of each Loan Party that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in such jurisdiction;
     (vi) a certificate of the secretary, assistant secretary or other officer of each Loan Party in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver any Loan Document and who will execute any such Loan Document, (B) the Constituent Documents of such Loan Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (v) above, that there have been no changes from such Constituent Document so delivered) and (C) except to the extent otherwise expressly provided under Section 7.13, the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party;
     (vii) a certificate of a Responsible Officer of the Borrower to the effect that each condition set forth in Section 3.2(b) has been satisfied;
     (viii) a certificate of a Responsible Officer of the Borrower to the effect that the Borrower and its Subsidiaries taken as a group on a consolidated basis are Solvent after giving effect to the initial Loans and Letters of Credit, the consummation of the Transactions (and any Permitted Stock Repurchases which are consummated on the Closing Date), the application of the proceeds thereof in accordance with Section 7.9 and the payment of all estimated legal, accounting and other fees and expenses related hereto and thereto;
     (ix) insurance certificates in form and substance satisfactory to the Administrative Agent demonstrating that the insurance policies required by Section 7.5 are in full force and effect and have all endorsements required by such Section 7.5;

          (x) copies of the financial statements and projections referred to in Section 4.4; and
          (xi) such other documents and information as any Lender through the Administrative Agent may reasonably request.
          (b) Fees and Expenses. (i) There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, its Related Persons, any L/C Issuer, any Arranger or any Lender, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document or the Engagement Letter on or before the Closing Date and which are presented to the Borrower no less than one Business Day prior to the Closing Date.
          (ii) The Borrower shall have paid to the Administrative Agent, for the benefit of each Lender which holds A Term Loan Commitments, B Term Loan Commitments, Delayed-Draw Term Loan Commitments and/or Revolving Credit Commitments as of the Closing Date, an initial upfront commitment fee in an amount separately agreed upon among the Borrower, the Arrangers and each such Lender.
          (c) Refinancing; Indebtedness.
          (i) On the Closing Date and concurrently with the funding of the Loans hereunder, all Indebtedness under each of the Existing Credit Agreements and the existing Interest Rate Contracts with JPMorgan Chase Bank, N.A. shall have been repaid or redeemed in full and all commitments in respect thereof shall have been terminated and all Liens and guaranties in connection therewith shall have been terminated (as evidenced by a payoff letter, appropriate releases (including Intellectual Property releases), termination statements, instruments of assignment or other documentation reasonably satisfactory to the Administrative Agent).
          (ii) On the Closing Date and after giving effect to the consummation of the Transactions (and any Permitted Stock Repurchases which are consummated on the Closing Date), the Borrower and its Subsidiaries shall have no outstanding Indebtedness, except for (i) Indebtedness pursuant to or in respect of the Loan Documents and (ii) other Indebtedness permitted by Section 8.1. The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 3.1(c) have been satisfied on the Closing Date.
          (d) Existing Notes. No consents or approvals shall be required to be obtained by the Borrower or any of its Subsidiaries from the holders of any of the Existing Notes in connection with the entering into of this Agreement or any of the other Loan Documents or other documents referred herein (including, without limitation, any of the Security Documents) and the incurrence of all Loans hereunder. The Administrative Agent shall have received evidence (including appropriate legal opinions and a certificate of a Responsible Officer of the Borrower) in form, scope and substance reasonably satisfactory to it that the matters set forth in this clause (d) have been satisfied.
          (e) Public Debt Ratings. On or prior to the Closing Date, the Borrower shall have obtained (i) debt ratings (of any level) from S&P and Moody’s in respect of each Tranche of

Loans existing on the Closing Date and (ii) corporate credit and corporate family ratings (of any level) from S&P and Moody’s, each of which ratings shall be in effect on the Closing Date.
          (f) Patriot Act. On or prior to the Closing Date, the Administrative Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case to the extent requested in writing at least five Business Days prior to the Closing Date.
          Section 3.2 Conditions Precedent to Each Loan and Letter of Credit. The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each L/C Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:
          (a) Request. The Administrative Agent (and, in the case of any Issuance, the relevant L/C Issuer) shall have received, to the extent required by Article II, a written, timely and duly executed and completed Notice of Borrowing, Swingline Request or, as the case may be, L/C Request.
          (b) Representations and Warranties; No Defaults. The following statements shall be true on such date, both before and after giving effect to such Loan or, as applicable, such Issuance: (i) the representations and warranties set forth in any Loan Document shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default or Event of Default shall be continuing.
The representations and warranties set forth in any Notice of Borrowing, Swingline Request or L/C Request (or any certificate delivered in connection therewith) shall be deemed to be made again on and as of the date of the relevant Loan or Issuance and the acceptance of the proceeds thereof or of the delivery of the relevant Letter of Credit.
          Section 3.3 Determinations of Initial Borrowing Conditions. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Lender unless, prior to the Closing Date, the Administrative Agent receives notice from such Lender specifying such Lender’s objections and such Lender has not made available its Pro Rata Share of any Borrowing scheduled to be made on the Closing Date.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          To induce the Lenders, the L/C Issuers and the Administrative Agent to enter into the Loan Documents, the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) represents and warrants to each of them each of the following on and as of each date applicable pursuant to Section 3.2:
          Section 4.1 Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (c) has, in all material respects, all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law (including all Healthcare Laws and all Trade Control Laws) except where the failure to be in compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          Section 4.2 Loan Documents. (a) Power and Authority. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation by each Loan Party of the Transactions and other transactions contemplated herein (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, any material Contractual Obligation of any Loan Party or any of its Subsidiaries, other than those which could not reasonably be expected to have either individually or in the aggregate, a Material Adverse Effect, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Loan Party to obtain any Permit of, or make any filing with, any Governmental Authority or obtain any consent of, or notice to, any Person, other than (A) with respect to the Loan Documents, the filings required to perfect the Liens created by the Loan Documents, (B) filings of (or relating to) the Loan Documents after the Closing Date with the SEC pursuant to the Borrower’s public disclosure obligations under applicable United States federal securities laws and/or the rules of any securities exchange on which the Borrower’s securities are listed and (C) those listed on Schedule 4.2, which unless otherwise noted on such schedule, have been or will otherwise be prior to the Closing Date, obtained or made, copies of which (other than those so noted as not yet obtained or made) have been, or will be prior to the Closing Date, delivered to the Administrative Agent to the extent requested by the Administrative Agent, and which (other than those so noted as not yet obtained or made) on the Closing Date will be in full force and effect.
          (b) Due Execution and Delivery. From and after its delivery to the Administrative Agent, each Loan Document has been duly executed and delivered to the other parties thereto by each Loan Party, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

          (c) Existing Subordinated Notes. The full amount of the Loans (excluding any undrawn or uncommitted Incremental Term Loans until such time as such Incremental Term Loans are so borrowed) may be incurred under the Existing Notes Indentures and all Obligations constitute “Senior Debt” or “Senior Indebtedness”, as applicable, and “Designated Senior Debt” or “Designated Senior Indebtedness”, as applicable, under and as defined in the Existing Subordinated Notes Indentures. After giving effect to the Refinancing, no other Indebtedness of any Group Member qualifies as “Designated Senior Debt” or “Designated Senior Indebtedness”, as applicable, under the Existing Subordinated Notes Indentures.
          Section 4.3 Ownership of Group Member. (a) Set forth on Schedule 4.3(a) is a complete and accurate list showing, as of the Closing Date, for each Group Member (other than the Borrower), its jurisdiction of organization, and the number (in the case of the Loan Parties and any Excluded Foreign Subsidiary that is a first tier Subsidiary of any Loan Party) and percentage of the outstanding shares of each class of Stock owned (directly or indirectly) by the applicable holder thereof. As of the Closing Date, all outstanding Stock owned by any Group Member in any other Group Member has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned beneficially and of record by a Group Member free and clear of all Liens other than the security interests created by the Loan Documents and, in the case of joint ventures, Permitted Liens. Except as set forth on Schedule 4.3(a), as of the Closing Date, there are no Stock Equivalents with respect to the Stock of any Group Member (other than the Borrower) or any Contractual Obligations to which any Group Member (other than the Borrower) is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Group Member (other than the Borrower).
          (b) Set forth on Schedule 4.3(b) is a complete and accurate list, as of the Closing Date, of all material agreements and documents relating to the P&G Joint Venture.
          (c) None of the Inactive Subsidiaries as of the Closing Date engage in any business, operations or activity, or hold any property, other than as permitted under Section 8.8(c).
          Section 4.4 Financial Statements. (a) Each of (i) the audited Consolidated balance sheet of the Borrower as at December 31, 2010 and the related Consolidated statements of operations, equity and comprehensive income (loss) and cash flows of the Borrower for the Fiscal Year then ended, audited by PricewaterhouseCoopers LLP, and (ii) subject to the absence of footnote disclosure and normal year-end audit adjustments, the unaudited Consolidated balance sheet of the Borrower as at March 31, 2011 and the related Consolidated statements of operations and cash flows of the Borrower for the three months then ended, copies of each of which have been furnished to the Administrative Agent prior to the Closing Date, fairly present in all material respects the Consolidated financial position, results of operations and cash flows of the Borrower and its Subsidiaries as at the dates indicated and for the periods indicated in accordance with GAAP.
          (b) On the Closing Date, except as set forth on Schedule 4.4(b), (i) no Group Member has any material liability or other obligation (including Indebtedness, Guaranty Obligations, contingent liabilities and liabilities for taxes, long-term leases and unusual forward or long-term commitments) that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto, that has not been publicly disclosed in any SEC filing of the Borrower, and that is prohibited by this Agreement and (ii) since the date of the unaudited Financial Statements referenced in clause (a) above, there has been no Sale of any material property of any Group Member and no purchase or other acquisition of any material property that has not be disclosed to the public or to the Administrative Agent and that would have been required to have been disclosed to the Administrative Agent under the terms of this Agreement had this Agreement been in effect since such date.
          (c) The Initial Projections have been prepared by the Borrower in light of the past operations of the business of the Borrower and its Subsidiaries and reflect projections for the Fiscal Years ending in 2011 through 2017. As of the Closing Date, the Initial Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the Closing Date and reflect the good faith estimates by the Borrower of the future Consolidated financial performance of the Borrower and the other information projected therein for the periods set forth therein; provided that (i) such Initial Projections are forward looking information which may be subject to significant uncertainties and contingencies beyond the Group Members’ control, (ii) no assurance would be given by the Group Members that such Initial Projections will be realized and (iii) the actual results may differ from the Initial Projections and such differences might be material.
          Section 4.5 Material Adverse Effect. Since December 31, 2010, there have been no events, circumstances, developments or other changes in facts that have had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          Section 4.6 Solvency. Both before and after giving effect to (a) the Loans and Letters of Credit made or Issued on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Loans, (c) the consummation of the Transactions (and any Permitted Stock Repurchases which are consummated on the Closing Date) and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and its Subsidiaries taken as a group on a consolidated basis are Solvent.
          Section 4.7 Litigation. Except as set forth in Schedule 4.7, there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting the Borrower or any of its Subsidiaries with, by or before any Governmental Authority other than those that cannot reasonably be expected individually or in the aggregate, to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.
          Section 4.8 Taxes. Except, in the case of each of clauses (i), (ii) and (iii), as set forth in Schedule 4.8 or as could not reasonably be expected to have a Material Adverse Effect: (i) all federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP; (ii) no Tax Return is under audit or examination by any

Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority; and (iii) no Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.
          Section 4.9 Margin Regulations. (a) The Borrower is not engaged in the business of extending credit for the purpose of, and, except as permitted by Section 8.5, no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying Margin Stock or extending credit to others for the purpose of purchasing or carrying any such Margin Stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.
          (b) Except to the extent permitted by Section 7.13, the fair market value of all Margin Stock owned by the Borrower and its Subsidiaries (other than Stock of the Borrower held in treasury) does not exceed $35,000,000. At the time of making of each Loan or issuance of each Letter of Credit, not more than 25% of the value of the assets of the Borrower and its Subsidiaries taken as a whole (including all Stock of the Borrower held in treasury) will constitute Margin Stock.
          Section 4.10 No Burdensome Obligations; No Defaults. No Group Member is a party to any Contractual Obligation, no Group Member has Constituent Documents containing obligations, and, to the knowledge of any Group Member, there are no applicable Requirements of Law (including all Healthcare Laws), in each case the compliance with which could reasonably be expected to have, in the aggregate, a Material Adverse Effect. No Group Member (and, to the knowledge of each Group Member, no other party thereto) is in default under or with respect to any Contractual Obligation of any Group Member, other than those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          Section 4.11 Investment Company Act. No Group Member is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940.
          Section 4.12 Labor Matters. (a) Except as set forth on Schedule 4.12, there are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except, for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (b) hours worked by and payment made to employees of each Group Member comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters, except where the failures to so comply would not constitute, in the aggregate, a Material Adverse Effect; (c) as of the Closing Date, no Loan Party is party to or bound by any collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Loan Party; (d) as of the Closing Date, no Group Member which is not Loan Party is party to or bound by any collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any such Group Member, except, for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (e) as of the Closing Date, there is no organizing activity involving any Group Member pending or, to any Group Member’s knowledge, threatened by any labor union or group of employees, except, for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (f) as of the Closing Date, no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and no such representative has sought certification or recognition with respect to any employee of any Group Member, except, for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (g) there are no complaints or charges against any Group Member pending or, to the knowledge of any Group Member, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Group Member of any individual except for complaints or charges that, in the aggregate, would not constitute a Material Adverse Effect.
          Section 4.13 ERISA. (a) Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies except where such noncompliance would not, in the aggregate, constitute a Material Adverse Effect. Each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, except where such noncompliance would not, in the aggregate, constitute a Material Adverse Effect. No Group Member or any ERISA Affiliate has engaged in any “prohibited transactions” as defined in Section 406 of ERISA and Section 4975 of the Code, in connection with any Benefit Plan, that would subject any Group Member to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code that would constitute a Material Adverse Effect. On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.
          (b) (i) No Title IV Plan has any Unfunded Pension Liability that could result in a Material Adverse Effect; (ii) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan that would result in a Material Adverse Effect; (iii) within the last five years no Title IV Plan of any Group Member or ERISA Affiliate has been terminated, other than in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA; and (iv) no ERISA Event has occurred that, individually or in the aggregate, could result in a Material Adverse Effect or a Lien under ERISA or Code Sections 412 or 430.
          Section 4.14 Environmental Matters. Except, in the case of each of clauses (a), (b), (c) and (d), as set forth on Schedule 4.14 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the operations of each Group Member are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Group Member is party to, and no Group Member and no real property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Group Member, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of any Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, and (d) no Group Member has caused or suffered to occur a

Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials.
          Section 4.15 Intellectual Property. Each Group Member owns or licenses or otherwise has the right to use all Intellectual Property that is necessary for the operations of its businesses, except for any failure to so own, license or have rights that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Group Member, (a) the conduct and operations of the businesses of each Group Member does not infringe, misappropriate, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property owned by such Group Member, other than, in the case of each of clauses (a) and (b), as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except, in the case of each of clauses (x) and (y), as set forth in Schedule 4.15 or as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to, and (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority and no settlement agreement or similar Contractual Obligation has been entered into by any Group Member with respect to any such infringement, misappropriation, violation or impairment.
          Section 4.16 Title; Real Property. (a) Each Group Member has good and marketable fee simple title to all owned real property and valid leasehold interests in all leased real property, and owns all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such property is subject to any Lien except Permitted Liens.
          (b) Set forth on Schedule 4.16 is, as of the Closing Date, (i) a complete and accurate list of all real property owned in fee simple by any Loan Party and (ii) for each such owned real property that the Administrative Agent has requested be subject to a Mortgage or that is otherwise material to the business of any Loan Party, each Contractual Obligation by any Loan Party, whether contingent or otherwise, to Sell such real property.
          Section 4.17 Bank and Security Accounts. Set forth on Schedule 4.17 is, as of the Closing Date, a complete and accurate list of all bank, deposit, securities, commodities or other accounts maintained by any Loan Party, and such Schedule correctly identifies the name of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
          Section 4.18 Insurance. Set forth on Schedule 4.18 is, as of the Closing Date, a complete and accurate, in all material respects, list of all insurance policies of any nature maintained by each Loan Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.
          Section 4.19 Use of Proceeds. (a) All proceeds of the Initial Term Loans will be used by the Borrower to (i) finance the Refinancing, (ii) finance any Permitted Stock Repurchases that are consummated on or after the Closing Date in an aggregate amount not to exceed $300,000,000 (and to pay related fees, costs and expenses), (iii) to the extent not used for the purposes described in another clause of this Section 4.19(a), finance one or more Permitted Acquisitions after the Closing Date (and to pay related fees, costs and expenses), (iv) pay the fees, costs and expenses incurred with the Transactions and (v) provide for working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries.
          (b) The proceeds of all Delayed-Draw Term Loans will be used by the Borrower to finance Permitted Acquisitions (and to pay related fees, costs and expenses) or, to the extent that any proceeds of Initial Term Loans are used to finance Permitted Acquisitions (including any related fees, costs or expenses) after the Closing Date in accordance with clause (a)(iii) above, the proceeds of Delayed-Draw Term Loans up to a corresponding amount may be used by the Borrower to finance Permitted Stock Repurchases (and to pay related fees, costs and expenses).
          (c) The proceeds of all Incremental Term Loans will be used by the Borrower to finance Permitted Acquisitions, or to the extent that the proceeds of Initial Term Loans are used to finance Permitted Acquisitions after the Closing Date in accordance with clause (a)(iii) above, the proceeds of Incremental Term Loans up to a corresponding amount may be used by the Borrower to finance Permitted Stock Repurchases.
          (d) All proceeds of the Revolving Loans and the Swing Loans will be used to finance Permitted Acquisitions (and to pay related fees, costs and expenses) and for the working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries; provided that (x) no proceeds from Revolving Loans or Swing Loans may be used for the purposes described in Section 4.19(a) (other than clause (iii), (iv) or (v) thereof) and (y) proceeds of the Revolving Loans drawn on the Closing Date may only be used to repay any then-outstanding loans and other amounts outstanding under the revolving credit facility under the Existing First Lien Credit Agreement.
          Section 4.20 Full Disclosure. The information prepared or furnished by or on behalf of any Group Member to the Administrative Agent or any Lender in connection with any Loan Document (including the information contained in any Financial Statement or Disclosure Document) or the consummation of any Transaction or any other transaction contemplated therein (excluding all projections that are part of such information), taken together with all other such information, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading. All projections that are part of such information (including those set forth in any Projections delivered subsequent to the Closing Date) are based upon estimates and assumptions stated therein believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith estimates of the information projected for the periods set forth therein; provided, however, (i) the projections (including all Projections) are forward looking statements and information which may be subject to significant uncertainties and contingencies beyond the Group Members’ control, (ii) no assurance would be given by the Group Members that such projections will be realized and (iii) the actual results may differ from such projections and such differences might be material.
          Section 4.21 Patriot Act. No Group Member (and, to the knowledge of each Group Member, no joint venture or subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering, including the United States Executive Order No. 13224 on Terrorist Financing and the Patriot Act.

ARTICLE V
FINANCIAL COVENANTS
          The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:
          Section 5.1 Maximum Consolidated Secured Leverage Ratio. The Borrower shall not have, on the last day of any Fiscal Quarter, a Consolidated Secured Leverage Ratio greater than 4.50:1.00.
          Section 5.2 Minimum Consolidated Interest Coverage Ratio. The Borrower shall not have, on the last day of each Fiscal Quarter set forth below, a Consolidated Interest Coverage Ratio for the four Fiscal Quarter period ending on such day less than the minimum ratio set forth opposite such Fiscal Quarter:

MINIMUM CONSOLIDATED
FISCAL QUARTER ENDING	INTEREST COVERAGE RATIO
September 30, 2011	2.25: 1.00
December 31, 2011	2.25: 1.00
March 31, 2012	2.25: 1.00
June 30, 2012	2.25: 1.00
September 30, 2012	2.25: 1.00
December 31, 2012	2.25:1.00
March 31, 2013	2.25:1.00
June 30, 2013 and each Fiscal Quarter thereafter	2.50: 1.00
          Section 5.3 Capital Expenditures. No Group Member shall incur, or permit to be incurred, Capital Expenditures in the aggregate during any Fiscal Year (or, in the case of the Fiscal Year ending December 31, 2011, for the period from the Closing Date through December 31, 2011), in excess of (i) in the case of the Fiscal Year ending December 31, 2011, 1.50% of Total Assets as of the end of Fiscal Year ending December 31, 2010, and (ii) for each Fiscal Year thereafter, 3.0% of Total Assets as of the end of the immediately preceding Fiscal Year.
ARTICLE VI
REPORTING COVENANTS
          The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:
          Section 6.1 Financial Statements. The Borrower shall deliver to the Administrative Agent each of the following:

          (a) Quarterly Reports. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Consolidated unaudited balance sheet of the Borrower as of the close of such Fiscal Quarter and related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).
          (b) Annual Reports. As soon as available, and in any event within 90 days after the end of each Fiscal Year, the Consolidated balance sheet of the Borrower as of the end of such year and related Consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members’ Accountants that such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification.
          (c) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a Compliance Certificate duly executed by a Responsible Officer of the Borrower that, among other things, (i) demonstrates compliance with each financial covenant contained in Article V that is tested at least on a quarterly basis, (ii) if delivered together with any Financial Statement pursuant to clause (b) above, shows in reasonable detail the calculations used in determining Excess Cash Flow, and (iii) states that no Default or Event of Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default or an Event of Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto.
          (d) Corporate Chart. Together with delivery of any Financial Statement pursuant to clause (b) above, each in form and substance satisfactory to the Administrative Agent, a certificate by a Responsible Officer of the Borrower that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (d)) is correct and complete as of the date of such Compliance Certificate.
          (e) Additional Projections. As soon as available and in any event not later than 30 days after the end of each Fiscal Year, any significant revisions to, (i) the annual business plan of the Group Members for the Fiscal Year next succeeding such Fiscal Year and (ii) a forecast prepared by management of the Borrower for each Fiscal Quarter in such next succeeding Fiscal Year, including in such forecast (x) a projected year-end Consolidated balance sheet, income statement and statement of cash flows, (y) a statement of all of the material assumptions on which such forecasts are based and (z) substantially the same type of financial information as that contained in the Initial Projections.
          (f) Management Discussion and Analysis. To the extent not included in the Borrower’s public filings, together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.
          (g) Intercompany Loan Balances. Together with each delivery of any Financial Statements pursuant to clause (b) above, a summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Year covered by such Financial Statement, certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.
          (h) Audit Reports, Management Letters, Etc. Together with each delivery of any Financial Statements for any Fiscal Year pursuant to clause (b) above, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.
          (i) Insurance. Together with each delivery of any Financial Statements for any Fiscal Year pursuant to clause (b) above, each in form and substance satisfactory to the Administrative Agent and certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements, a summary of all material insurance coverage maintained as of the date thereof by any Group Member, together with such other related documents and information as the Administrative Agent may reasonably require.
          (j) Correspondence with Holders of the Subordinated Debt. Promptly following the delivery thereof to the holders of the Subordinated Debt, a copy of all correspondence and reports sent by the Borrower to the holders of the Subordinated Debt.
          (k) Permitted Stock Repurchases. Together with each delivery of any Financial Statements pursuant to clauses (a) and (b) above, a summary of all Permitted Stock Repurchases made during such Fiscal Quarter or Fiscal Year, as the case may be, including the applicable repurchase dates of, and consideration paid by the Group Members for, such Permitted Stock Repurchases, and a calculation of the aggregate consideration paid by the Group Members for all Permitted Stock Repurchases made since the Closing Date through the end of such Fiscal Quarter or Fiscal Year, as the case may be.
          Section 6.2 Other Events. The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it: (a) any Default or Event of Default, (b) any event (other than any event involving loss or damage to property) reasonably expected to result in a mandatory payment of the Obligations pursuant to Section 2.8, stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, (c) the commencement of, or any material adverse developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks material injunctive or similar relief against any Group Members that could reasonably be expected to have a Material Adverse Effect, (ii) in the reasonable judgment of the Borrower, exposes any Group Member to liability in an aggregate amount in excess of $20,000,000 or (iii) has a reasonable possibility of being determined adversely to any Group Member and if so adversely determined could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) the acquisition of any material real property by any Loan Party.
          Section 6.3 Copies of Notices and Reports. The Borrower shall promptly deliver to the Administrative Agent copies of each of the following: (a) except to the extent publicly filed, all reports that the Borrower transmits to its security holders generally, and (b) except to the extent publicly filed, all material documents that any Group Member files with the SEC, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions.
          Section 6.4 Taxes. Promptly after any Responsible Officer of any Group Member obtains knowledge of it, the Borrower shall give the Administrative Agent notice (which may be made by telephone if promptly confirmed in writing) of the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any written request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which in each of the foregoing cases could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          Section 6.5 Labor Matters. The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Group Member obtains knowledge of: (a) the commencement of any material labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities and (b) the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of this clause (b), those that would not, in the aggregate, have a Material Adverse Effect).
          Section 6.6 ERISA Matters. The Borrower shall give the Administrative Agent (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know thereof that (i) a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto or (ii) any ERISA Event, together with a statement of the Responsible Officer setting forth the details of such ERISA Event and the action which the ERISA Affiliates propose to take with respect thereto.
          Section 6.7 Environmental Matters. The Borrower shall provide the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member obtains knowledge of (and, upon reasonable request of the Administrative Agent, documents and information in connection therewith): (i)(A) unpermitted Releases, or (B) the receipt by any Group Member of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law, or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          Section 6.8 Other Information. The Borrower shall provide the Administrative Agent with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations (including tax and environmental matters) of any Group Member as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
          Section 6.9 Delivery of Information to Lenders. The Administrative Agent shall provide to each Lender copies of all documents and information delivered by the Borrower to the Administrative Agent pursuant to this Article VI upon delivery of such documents and information to the Administrative Agent (it being understood that the foregoing is the obligation of the Administrative Agent and not the obligation of the Borrower).
          Section 6.10 Annual Lender Call. At the request of the Administrative Agent, the Borrower will within 10 days after the date of the delivery (or, if later, required delivery) of the annual financial information pursuant to Section 6.1(b), hold a conference call or teleconference, at a time selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of such Fiscal Year and the financial condition of the Borrower and its Subsidiaries and the additional projections presented for the current Fiscal Year of the Borrower and its Subsidiaries.
          Section 6.11 Patriot Act. Promptly following the Administrative Agent’s or any Lender’s request therefor, the Borrower shall provide all documentation and other information that the Administrative Agent or such Lender (through the Administrative Agent) reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
ARTICLE VII
AFFIRMATIVE COVENANTS
          The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:
          Section 7.1 Maintenance of Corporate Existence. Each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Sections 8.4 and 8.7, and (b) preserve and maintain its rights (charter and statutory), privileges, franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

          Section 7.2 Compliance with Laws, Etc. Each Group Member shall comply with all applicable Requirements of Law (including all Healthcare Laws and Trade Control Laws), Contractual Obligations and Permits, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.
          Section 7.3 Payment of Obligations. Each Group Member shall pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien (other than a Lien permitted by paragraphs (a) and (d) of the definition of Customary Permitted Liens) upon any property of any Group Member, except, in the case of each of clauses (a) and (b), for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP.
          Section 7.4 Maintenance of Property. Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits and its registered Intellectual Property) necessary, used or useful in the conduct of its business (whether for the ownership, lease, sublease or other operation or occupation of property or otherwise), and shall make all necessary or appropriate filings with, and give all required notices to, Governmental Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, either individually or in the aggregate, have a Material Adverse Effect. Each Group Member shall perform all obligations under any Contractual Obligation to which such Loan Party or any of its Subsidiaries is bound, or to which it or any of its properties is subject, except where the failure to perform would not have, either individually or in the aggregate, a Material Adverse Effect.
          Section 7.5 Maintenance of Insurance. Each Group Member shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members and (b) cause all such insurance relating to any property or business of any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate (except in the case of director and officer liability policies, employee fidelity policies, workers compensation policies, employee health and welfare policies, kidnap and ransom policies, theft policies, terrorism or similar policies), and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ notice thereof to the Administrative Agent.
          Section 7.6 Keeping of Books. The Group Members shall keep proper books of record and account, in which, in all material respects, full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.

          Section 7.7 Access to Books and Property. Each Group Member shall permit the Administrative Agent, the Lenders and any Related Person of any of them, as often as reasonably requested, at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (c) communicate directly with any registered certified public accountants (including the Group Members’ Accountants) of any Group Member. Each Group Member shall authorize their respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Administrative Agent, the Lenders and their Related Persons and to disclose to the Administrative Agent, the Lenders and their Related Persons all financial statements and other documents and information as they might have and the Administrative Agent or any Lender reasonably requests with respect to any Group Member.
          Section 7.8 Environmental. Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, either individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would have, either individually or in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.
          Section 7.9 Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 4.19.
          Section 7.10 Additional Collateral and Guaranties. To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date) and except to the extent otherwise expressly provided under Section 7.13, each Loan Party shall, promptly (and, with respect to any Permitted Acquisition, within 45 days (or, in the case of clause (c) below, 90 days) of the consummation thereof or (in either case) such longer period of time agreed to by the Administrative Agent), do each of the following, unless otherwise agreed by the Administrative Agent:
          (a) deliver to the Administrative Agent such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Administrative Agent, such other documents), in each case in form and substance reasonably satisfactory to the

Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure the following:
          (i) (A) each Subsidiary of any Loan Party shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Borrower on the terms set forth in the Guaranty and Security Agreement; and
          (ii) each Loan Party (including any Person required to become a Guarantor pursuant to clause (i) above) shall effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property, including all of its Stock and Stock Equivalents and other Securities, as security for the Obligations of such Loan Party (excluding any Excluded Property, as defined in the Guaranty and Security Agreement) on the terms set forth in the Guaranty and Security Agreement;
provided, however, that, unless the Borrower and the Administrative Agent otherwise agree, in no event shall, (x) any Excluded Foreign Subsidiary be required to guaranty the payment of any Obligation, (y) the Loan Parties, individually or collectively, be required to pledge in excess of 65% of the outstanding Voting Stock of any Excluded Foreign Subsidiary (and subject to clause (z) hereafter) or (z) a security interest be required to be granted on any property of any Excluded Foreign Subsidiary as security for any Obligation;
          (b) deliver to the Administrative Agent all documents representing all Stock, Stock Equivalents, other Securities, chattel paper and instruments pledged pursuant to the documents delivered pursuant to clause (a) above, together with undated powers or endorsements duly executed in blank;
          (c) upon request of the Administrative Agent, deliver to it a Mortgage on any real property owned by any Loan Party having a fair market value in excess of $15,000,000, together with all Mortgage Supporting Documents reasonably requested by the Administrative Agent relating thereto (or, if such real property is located in a jurisdiction outside the United States, similar documents reasonably deemed appropriate by the Administrative Agent to obtain, to the extent possible, the equivalent in such jurisdiction of a first-priority mortgage on such real property);
          (d) subject to the terms of the Guaranty and Security Agreement, take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Lien has the same priority as that of the Liens on similar Collateral set forth in the Loan Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority reasonably acceptable to the Administrative Agent), including (x) the filing of UCC financing statements in such jurisdictions as may be required by the Loan Documents or applicable Requirements of Law or as the Administrative Agent may otherwise reasonably request, and (y) with respect to the outstanding Voting Stock of any Excluded Foreign Subsidiary required to be pledged hereunder (which shall specifically exclude Orgenics Ltd. and Orgenics International Holdings, B.V. for so long as the terms of the Indebtedness of any such Group Member prohibit such pledge or would give rise to an event of default thereunder), upon request of the Administrative Agent, pledge agreements and similar documents deemed appropriate by the Administrative Agent to obtain and perfect a security interest or the equivalent under the laws of the jurisdiction of organization of such

Excluded Foreign Subsidiary, in such Voting Stock; provided that the documents required under this clause (y) shall be required only with respect to any Excluded Foreign Subsidiary which generates gross revenues on a consolidated basis with its Subsidiaries in any Fiscal Year of greater than $25,000,000 (or such higher amount as may be otherwise agreed to by the Administrative Agent);
          (e) use commercially reasonable efforts to deliver to the Administrative Agent a landlord’s agreement or bailee letter, as applicable, from the lessor of each leased property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral with a value in excess of $5,000,000 is stored or located, unless otherwise consented to by the Administrative Agent, which agreement or letter shall contain a customary waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent; and
          (f) deliver to the Administrative Agent and the Lenders legal opinions relating to the matters described in this Section 7.10, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Administrative Agent.
          Section 7.11 Deposit Accounts; Securities Accounts and Cash Collateral Accounts. (a) Each Loan Party shall, unless otherwise consented to by the Administrative Agent and except to the extent otherwise expressly provided under Section 7.10 or Section 7.13, deposit all of its cash and Cash Equivalents in deposit accounts that are Controlled Deposit Accounts or in securities accounts that are Controlled Securities Accounts; provided, however, that (i) each Group Member may maintain zero-balance accounts that are not so controlled for the purpose of managing local disbursements and may maintain accounts that are not so controlled for: (A) payroll, (B) payroll taxes, (C) other employee wage and benefit payments for the benefit of the Group Members’ salaried employees, and (D) withholding tax and other fiduciary accounts, and (ii) the foregoing requirements shall not apply to (x) cash and Cash Equivalents the aggregate value of which does not exceed $5,000,000 and (y) cash and Cash Equivalents that are required under applicable foreign law to be deposited by a Group Member in a non-controlled foreign bank account in connection with the consummation of a Permitted Acquisition of any Person that is not a Domestic Person in advance of completing such Permitted Acquisition, provided that if after such cash or Cash Equivalents have been deposited, such Permitted Acquisition is terminated or not otherwise consummated for any reason, the applicable Group Member shall promptly re-transfer such cash to a Controlled Deposit Account or Controlled Securities Account otherwise in compliance with this Section 7.11.
          (b) The Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any investment or income of any funds in any Cash Collateral Account. From time to time after funds are deposited in any Cash Collateral Account, the Administrative Agent may apply funds then held in such Cash Collateral Account to the payment of Obligations in accordance with Section 2.12. No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all Commitments and the payment in full of all Obligations and, in the case of L/C Cash Collateral Accounts, the termination of all outstanding Letters of Credit.

          Section 7.12 Credit Rating. The Borrower shall use its commercially reasonable efforts to maintain at all times (i) monitored public debt ratings (of any level) from S&P and Moody’s in respect of the Facilities and (ii) a monitored public corporate rating and a monitored public corporate family rating (in each case, of any level) from S&P and Moody’s.
          Section 7.13 Postclosing Deliveries. The Borrower shall deliver to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, the items (or undertake the efforts) described on Schedule 7.13 on or before the dates specified with respect to such items and efforts or such later dates as may be agreed to by Administrative Agent, in its sole discretion.
          Section 7.14 Margin Regulations. Except as provided in the second succeeding sentence, the Borrower shall take all actions so that at all times the fair market value of all Margin Stock owned by the Borrower and its Subsidiaries (other than Stock of the Borrower held in treasury) shall not exceed $35,000,000. So long as the covenant contained in the immediately preceding sentence is complied with (and notwithstanding any provision to the contrary in any of the Loan Documents), all Margin Stock at any time owned by the Borrower and its Subsidiaries will not constitute Collateral and no security interest shall be granted therein pursuant to any Loan Document. If at any time the fair market value of all Margin Stock owned by the Borrower and its Subsidiaries (other than Stock of the Borrower held in treasury) exceeds $35,000,000, then (x) all Margin Stock in excess of $5,000,000 in the aggregate in fair market value that is owned by the Loan Parties (other than Stock of the Borrower held in treasury) shall be pledged, and delivered for pledge, pursuant to the Guaranty and Security Agreement and (y) the Borrower will execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with Regulations T, U and X. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding Obligations shall be required, and the making of subsequent Loans and/or issuance of Letters of Credit shall be permitted, only in compliance with the applicable provisions of Regulations T, U and X of the Federal Reserve Board.
ARTICLE VIII
NEGATIVE COVENANTS
          The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:
          Section 8.1 Indebtedness. No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:
          (a) the Obligations;
          (b) Indebtedness existing on the date hereof and set forth on Schedule 8.1(b) (such Indebtedness described in this clause (b) being “Existing Indebtedness”), together with any Permitted Refinancing of such Indebtedness permitted hereunder in reliance upon this clause (b);
          (c) Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member to finance the acquisition, repair, improvement or construction of fixed or capital assets (including any associated software or other general intangibles) of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (c); provided, however, that (i) the aggregate outstanding principal amount of all such Indebtedness (excluding any such Indebtedness that is Existing Indebtedness set forth on Schedule 8.1(b)) does not exceed $40,000,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the cost of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness;
          (d) Capitalized Lease Obligations arising under Sale and Leaseback Transactions (and any Permitted Refinancing thereof) permitted hereunder in reliance upon Section 8.4(b)(ii) or Section 8.4(g);
          (e) intercompany loans owing to any Group Member or any Subsidiary of any Group Member and constituting Permitted Investments of such Group Member;
          (f) obligations under Hedging Agreements entered into for the sole purpose of hedging in the normal course of business;
          (g) Guaranty Obligations of (i) any Loan Party with respect to Indebtedness permitted hereunder of (x) any other Loan Party and (y) subject to the limitations set forth in Section 8.3 (including the final paragraph thereof), any Group Member that is not a Loan Party and (ii) any Group Member that is not a Loan Party with respect to Indebtedness permitted hereunder of any Group Member;
          (h) unsecured Indebtedness of the Borrower owing under the Existing Notes pursuant to each of the respective Existing Notes Indentures and any Permitted Refinancing of any such Indebtedness permitted hereunder in reliance upon this clause (h);
          (i) Permitted Acquisition Debt and any Permitted Refinancing of any such Indebtedness permitted hereunder in reliance upon this clause (i);
          (j) any unsecured Indebtedness of any Group Member; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness (excluding any such Indebtedness that is Existing Indebtedness set forth on Schedule 8.1(b)) shall not exceed $50,000,000 at any time;
          (k) any Indebtedness of any Group Member that is not a Loan Party provided, however, that the aggregate outstanding principal amount of all such Indebtedness (excluding any such Indebtedness that is Existing Indebtedness set forth on Schedule 8.1(b)) shall not exceed $50,000,000 at any time;
          (l) Indebtedness permitted under Section 8.2(e) (excluding any such Indebtedness that is Existing Indebtedness set forth on Schedule 8.1(b);
          (m) Guaranty Obligations under or with respect to the P&G Holdings Guaranty, P&G JV Capital Call Obligations or otherwise under the P&G JV Agreements;

          (n) Permitted Additional Debt and any Permitted Refinancings of any such Indebtedness permitted hereunder in reliance upon this clause (n); and
          (o) Indebtedness incurred by any Group Member constituting reimbursement obligations with respect to letters of credit issued on behalf of a Group Member in the ordinary course of business; provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $15,000,000 at any time.
          Section 8.2 Liens. No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, except for the following:
          (a) Liens created pursuant to any Loan Document;
          (b) Customary Permitted Liens of Group Members;
          (c) Liens existing on the date hereof and set forth on Schedule 8.2;
          (d) Liens on the property of any Group Member securing Indebtedness permitted hereunder in reliance upon Section 8.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 120 days after, the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed, whether directly or through a Permitted Refinancing, by such Indebtedness;
          (e) Liens on any property of any Loan Party securing any of their Indebtedness or their other liabilities; provided, however, that the aggregate outstanding principal amount of all such Indebtedness and other liabilities shall not exceed $20,000,000 at any time;
          (f) Liens on the property of any Group Member that is not a Loan Party securing Indebtedness permitted hereunder in reliance upon Section 8.1(k);
          (g) Liens on the property of any Loan Party securing Indebtedness incurred under any Permitted Additional Debt Documents (including the documents relating to any Permitted Refinancing thereof) in reliance upon Section 8.1(n), so long as (x) the holders of the respective Indebtedness (or the respective agent or trustee on their behalf) have entered into an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, and (y) such Liens are at all times subject to the terms and provisions of the intercreditor agreement referred to in preceding clause (x);
          (h) Liens on assets acquired in any Permitted Acquisition securing Permitted Acquisition Debt assumed in connection with such Permitted Acquisition; provided that such Lien was not created in contemplation of such Permitted Acquisition and does not extend to or cover any other assets or property (other than the proceeds or products thereof);
          (i) Liens on the property of any Group Member subject to a Sale and Leaseback Transaction permitted under Section 8.4(b)(ii) or (g) securing Indebtedness permitted hereunder in reliance upon Section 8.1(d); provided, however, that such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) subject to such Sale and Leaseback Transaction;
          (j) Liens on the property of any Group Member securing the Permitted Refinancing of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clause (c), (d), (h) or (i) above or this clause (j) without any increase in the property subject to such Liens; and
          (k) Liens on any deposits of cash or Cash Equivalents of any Group Member securing Indebtedness permitted hereunder in reliance upon Section 8.1(o), in an aggregate amount not exceeding $15,750,000 (or, if less, 105% of the amount of any such Indebtedness so incurred).
          Section 8.3 Investments. No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:
          (a) Investments set forth on Schedule 8.3 and Investments set forth on Schedule 4.3(a);
          (b) Investments in cash and Cash Equivalents;
          (c) (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit;
          (d) Investments made as part of a Permitted Acquisition;
          (e) Investments by (i) any Loan Party in any other Loan Party, (ii) any Group Member that is not a Loan Party in any Group Member or in any joint venture, and (iii) any Loan Party in any Group Member that is not a Loan Party or in any joint venture; provided, however, that any Investment consisting of loans or advances to any Loan Party pursuant to clause (ii) above shall be subordinated in full to the payment of the Obligations of such Loan Party on terms and conditions satisfactory to the Administrative Agent;
          (f) loans or advances to employees of the Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business; provided, however, that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed $5,000,000 at any time;
          (g) pledges and deposits made by a Group Member to the extent permitted under Section 8.2(b);
          (h) Hedging Agreements entered into by a Loan Party or any of its Subsidiaries to the extent permitted under Section 8.1(f);
          (i) Guaranty Obligations to the extent permitted under Section 8.1;

          (j) payments required under the P&G JV Capital Call Obligations to the P&G JV Companies in accordance with the P&G JV Agreements, in an amount not to exceed $10,000,000 for any individual capital call at any time or $20,000,000 in the aggregate for all such capital calls during any Fiscal Year; provided that no Default or Event of Default exists or will result from the making of any such payment and, after giving effect to such payment, the Loan Parties shall have unused Revolving Credit Commitments and available cash and Cash Equivalents on deposit to a Cash Collateral Account, a Controlled Deposit Account or a Controlled Securities Account of at least $150,000,000 in the aggregate;
          (k) any Investment by the Borrower or any of its Subsidiaries; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $350,000,000 at any time; and
          (l) any Restricted Payment permitted pursuant to Section 8.5.
          Notwithstanding the foregoing, the sum, without duplication, of (x) the fair market value of all Permitted Acquisitions (or portions thereof) and (y) the aggregate net amount of other Investments (or portions thereof) (which in the case of Investments that are intercompany loans shall mean the outstanding balance thereof), in each case, made or acquired after the Closing Date (excluding, in each case, any Excluded Investments, as defined below) in, to or for the benefit of, or by, any Person that is not, or does not become after giving effect to such Permitted Acquisition or other Investment, a Loan Party (including (subject to the foregoing) the amount of any Permitted Acquisition Consideration (or portion thereof) payable in respect of any Proposed Acquisition Target which will not constitute a Loan Party after giving effect to the applicable Permitted Acquisition as reasonably determined by Administrative Agent) shall not exceed 15% of Total Assets in the aggregate after the Closing Date. For purposes of any determination under the immediately preceding sentence, (i) the fair market value of any Permitted Acquisition or amount of any other Investment shall at all times be the original fair market value or amount thereof at the time of the making thereof (or, in the case of any Investment that is an intercompany loan, the outstanding balance thereof), and (ii) no decrease in Total Assets following the time of the making of any Permitted Acquisition or Investment shall apply to such Permitted Acquisition or Investment or any previously made Permitted Acquisition or Investment. As used herein “Excluded Investments” means collectively (i) Permitted Acquisitions and other Investments (or portions thereof) to the extent funded or made with the Net Cash Proceeds of (x) the issuance of Stock or Stock Equivalents of the Borrower (other than Disqualified Stock) or (y) the issuance of Permitted Acquisition Debt or Permitted Additional Debt that is, in each case, Subordinated Debt, (ii) Permitted Acquisition Consideration payable in (x) Stock or Stock Equivalents of the Borrower (other than Disqualified Stock) or (y) Permitted Acquisition Debt or Permitted Additional Debt that is, in each case, Subordinated Debt, (iii) Investments by a Group Member which is not a Loan Party in any other Person and (iv) Investments permitted under Section 8.3(j) above.
          Section 8.4 Asset Sales and Stock Issuances. No Group Member shall Sell any of its property (other than cash) or issue shares of its own Stock, except for the following:
          (a) (i) in each case to the extent entered into in the ordinary course of business for fair market value, (A) Sales of Cash Equivalents or inventory, and (B) Sales of property that has become obsolete or worn out or is no longer used by or useful to the Group Members, (ii) non-exclusive licenses of Intellectual Property in the ordinary course of its business, and (iii) Sales of property to participants in clinical trials or in connection with research projects, in each case in the ordinary course of business and in accordance with past practices;
          (b) (i) a true lease or sublease of real property in the ordinary course of business not constituting Indebtedness and not entered into as part of a Sale and Leaseback Transaction and (ii) a Sale of property pursuant to a Sale and Leaseback Transaction; provided, however, that the aggregate fair market value (measured at the time of the applicable Sale) of all property covered by any outstanding Sale and Leaseback Transaction at any time shall not exceed $40,000,000;
          (c) (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member to any other Group Member to the extent any resulting Investment constitutes a Permitted Investment, (ii) any Restricted Payment by any Group Member permitted pursuant to Section 8.5, (iii) any distribution by the Borrower of the proceeds of Restricted Payments from any other Group Member to the extent permitted in Section 8.5, and (iv) any Permitted Investment;
          (d) (i) any Sale or issuance by the Borrower of its own Stock or Stock Equivalents, (ii) any Sale or issuance by any directly-owned Subsidiary of the Borrower of its own Stock to the Borrower, (iii) any Sale or issuance by any Subsidiary of the Borrower of its own Stock to any Loan Party, (iv) any Sale or issuance by any Subsidiary of the Borrower which is not a Loan Party of its own Stock to any Subsidiary of the Borrower which is not a Loan Party and (v) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Borrower, any Sale or issuance by such Subsidiary of its own Stock constituting directors’ qualifying shares or nominal holdings;
          (e) as long as no Default or Event of Default is continuing or would result therefrom, any Sale of property (other than as part of a Sale and Leaseback Transaction) of, or Sale or issuance of its own Stock or Stock Equivalents by, any Group Member (other than the Borrower) for fair market value payable in cash upon such sale; provided, however, that the aggregate consideration received for all such Sales made after the Closing Date shall not at any time exceed 5% of Total Assets (and for purposes of the foregoing determination, no decrease in Total Assets following the time of any Sale shall apply to such Sale or any previous Sale);
          (f) as long as no Default or Event of Default is continuing or would result therefrom, (i) any Sale of property to the P&G Joint Venture required under P&G JV Agreements or (ii) any Sale of the Group Members’ equity interests in the P&G Joint Venture pursuant to the P&G Call Option;
          (g) as long as no Default or Event of Default is continuing or would result therefrom, any Sale of real property (including as part of a Sale and Leaseback Transaction) for fair market value payable in cash upon such sale; provided, however, that the aggregate consideration received after the Closing Date for all such Sales shall not exceed $200,000,000; and
          (h) so long as no Default or Event of Default is continuing or would result therefrom, to the extent necessary to satisfy any Requirement of Law in any applicable jurisdiction in connection with a Permitted Acquisition, any Sale of assets so long as (w) such assets are sold, transferred or disposed of on or prior to the date required by such Requirement of Law, (x) the Borrower or its respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower) for such Sale, (y) the aggregate amount of the gross proceeds from the sale of such assets shall not exceed 20% of the consolidated fair market value (as determined in good faith by the Borrower) of the respective Proposed Acquisition Target and (z) at least 75% of the consideration received by the Borrower or such Subsidiary shall be in the form of cash or Cash Equivalents and shall paid at the time of closing of such Sale.
          Section 8.5 Restricted Payments. No Group Member shall directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:
          (a) (i) Restricted Payments (A) by any Loan Party (other than the Borrower) to any other Loan Party and (B) by any Group Member that is not a Loan Party to any Group Member and (ii) dividends and distributions by any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;
          (b) dividends and distributions declared and paid on Stock or Stock Equivalents of any Group Member ratably to the holders thereof and payable only in Stock that is not Disqualified Stock of such Group Member (and cash payments in lieu of the issuance of fractional shares in connection therewith);
          (c) the redemption, purchase or other acquisition or retirement for value by the Borrower of its common Stock (or Stock Equivalents with respect to its common Stock) (A) from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) of any Group Member upon the death, disability or termination of employment of such employee, director or officer; provided, however, that the amount of such cash payments paid in any Fiscal Year shall not exceed $15,000,000 in the aggregate or (B) from any other Person; provided, however, that the amount of such cash payments paid in any Fiscal Year in reliance upon this clause (B) shall not exceed $15,000,000 in the aggregate, provided, further however, that no action that would otherwise be permitted hereunder in reliance upon this clause (c) shall be permitted if a Default or an Event of Default is then continuing or would result therefrom;
          (d) (i) conversion, exchange or exercise of Stock or Stock Equivalents of the Borrower or convertible Indebtedness (including the Existing 2016 Subordinated Convertible Notes) into or for Stock or Stock Equivalents of the Borrower (other than Disqualified Stock) (and cash payments in lieu of the issuance of fractional shares in connection therewith) and (ii) any payment, redemption, purchase, defeasance or other satisfaction (or setting apart any property for any such purpose) in respect of (including Permitted Refinancings of) convertible Indebtedness not prohibited by Section 8.6 or any subordination provisions with respect thereto;
          (e) (i) so long as (x) no Default or Event of Default exists at the time of payment thereof or would result therefrom and (y) the Borrower is in compliance on a Pro Forma Basis with the financial covenants set forth in Article V, Permitted Stock Repurchases and (ii) any retirement, termination, defeasance or cancellation of any Stock or Stock Equivalents of any Loan Party held in its treasury so long as no cash payment is made in respect thereof;
          (f) so long as (x) no Default or Event of Default exists at the time of payment thereof or would result therefrom and (y) the Borrower is in compliance on a Pro Forma Basis with the financial covenants set forth in Article V, payment by the Borrower of cash dividends on the Borrower’s common Stock or Preferred Stock to the holders thereof; provided, however, that the aggregate amount of all cash dividends paid in any Fiscal Year in reliance upon this clause (f) shall not exceed $25,000,000; and
          (g) the Borrower may make scheduled interest payments on its Junior Indebtedness in accordance with the terms thereof and may make other payments in respect thereof to the extent not prohibited by Section 8.6, in each case to the extent that such Junior Indebtedness constitutes Stock Equivalents of the Borrower and any such payment in respect thereof is not otherwise prohibited by, or violates the terms of, any subordination provisions of such Junior Indebtedness.
          Section 8.6 Payments on Junior Indebtedness. No Group Member shall (x) prepay, purchase, redeem, repurchase, defease or otherwise satisfy, in each case prior to any scheduled maturity or amortization thereof, any Junior Indebtedness or set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (y) make any payment in violation of any subordination terms of any Subordinated Debt; provided, however, that each Group Member may, to the extent otherwise permitted by the Loan Documents, do each of the following:
          (a) prepay, purchase, redeem, repurchase, defease or otherwise satisfy prior to any scheduled maturity or amortization thereof (or set apart any property for such purpose), or otherwise repay at any time and from time to time (each a “Restricted Debt Payment”), up to $400,000,000 in aggregate principal amount outstanding under the Existing Senior Notes, Existing 2016 Subordinated Notes and/or Existing 2016 Subordinated Convertible Notes, together with any applicable redemption, prepayment, make-whole or other similar premiums payable in connection with any such Restricted Debt Payment, in each case in accordance with the terms of the Existing Notes Documents relating thereto (or otherwise (x) defease or satisfy and discharge principal amounts outstanding thereunder in accordance with the respective terms of the applicable Existing Notes Documents or (y) deposit cash as security for the benefit of the Secured Parties, in either case in accordance with the applicable Maturity Date definition contained herein) so long as (i) the Consolidated Secured Leverage Ratio at such time (both before and after giving effect to (x) such Restricted Debt Payment, (y) such defeasance or satisfaction and discharge in accordance with the respective terms of the applicable Existing Notes Documents or (z) such deposit of cash as security for the benefit of the Secured Parties) is less than 2.50:1.00, (ii) both immediately before and immediately after giving effect to (x) such Restricted Debt Payment, (y) such defeasance or satisfaction and discharge in accordance with the respective terms of the applicable Existing Notes Documents or (z) such deposit of cash as security for the benefit of the Secured Parties, the Borrower shall have Revolver Availability of at least $150,000,000 in the aggregate and (iii) as of the date of (x) such Restricted Debt Payment, (y) such defeasance or satisfaction and discharge in accordance with the respective terms of the applicable Existing Notes Documents or (z) such deposit of cash as security for the benefit of the Secured Parties), and after giving effect thereto on such date, no Default or Event of Default shall be continuing;
          (b) prepay, purchase, redeem, repurchase, defease or otherwise satisfy, acquire or retire Junior Indebtedness by delivery of or conversion into or exchange for, or, so long as no Default or Event of Default then exists or would result therefrom, out of the proceeds of a substantially concurrent issuance or sale of, Stock or Stock Equivalents of the Borrower (other than Disqualified Stock and other than Stock or Stock Equivalents issued or sold to a Subsidiary) (including cash payments in lieu of the issuance of fractional shares in connection therewith);

          (c) so long as no Default or Event of Default then exists or would result therefrom, refinance such Junior Indebtedness with the proceeds of a Permitted Refinancing in respect thereof or an issuance of Permitted Additional Debt, in each case in accordance with, and as permitted by the terms of Section 8.1;
          (d) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may prepay, purchase, redeem, repurchase, defease or otherwise satisfy prior to any scheduled maturity or amortization thereof any Permitted Acquisition Debt under clause (i) of the definition thereof (including any Permitted Refinancing thereof); and
          (e) make regularly scheduled interest and amortization payments only as and when due (to the extent that such payments are not prohibited by or in violation of any applicable subordination terms thereof).
          Section 8.7 Fundamental Changes. No Group Member shall (a) merge, consolidate, dissolve or amalgamate with any Person, (b) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (c) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following: (i) to consummate any Permitted Acquisition, (ii) to consummate any Investment permitted under Section 8.3(k), (iii) any Sale permitted hereunder, (iv) the dissolution of the Inactive Subsidiaries, (v) the dissolution of Subsidiaries of the Borrower that are Wholly-Owned Subsidiaries so long as (x) the assets of such Wholly-Owned Subsidiary are distributed or transferred solely to its direct parent company which is the Borrower or a Wholly-Owned Subsidiary of the Borrower and (y) in the case of a dissolution of a Wholly-Owned Subsidiary that is a Loan Party, such direct parent company also shall be a Loan Party, (vi) the dissolution of Subsidiaries of the Borrower that are not Loan Parties so long as the assets of such Subsidiary are distributed or transferred solely to its equity holders ratably according to their ownership interests in such Subsidiary, (vii) the merger, consolidation or amalgamation of any Subsidiary of the Borrower with or into the Borrower or any other Subsidiary of the Borrower and (viii) the merger, consolidation or amalgamation of any Group Member (other than the Borrower) for the sole purpose, and with the sole material effect, of changing its State of organization within the United States; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving Person and (B) in the case of any merger, consolidation or amalgamation involving any other Loan Party, a Loan Party shall be the surviving corporation and all actions required to maintain the perfection of the Lien of the Administrative Agent on the Stock or property of such Loan Party shall have been made.
          Section 8.8 Change in Nature of Business. (a) No Group Member shall carry on any business, operations or activities (whether directly, through a joint venture, in connection with a Permitted Acquisition or otherwise) substantially different from those carried on by the Borrower and its Subsidiaries at the Closing Date and business, operations and activities reasonably related thereto.
          (b) SPDH, Inc. shall not engage in any business, operations or activity, or hold any property or have any assets or incur any Indebtedness or Guaranty Obligations other than, without duplication (i) owning the Stock of US CD LLC owned by it on the date hereof, (ii) the entering into, and the performance of obligations under the P&G JV Agreements to which it is a party, (iii) making investments, contributions or distributions to US CD LLC to the extent permitted under Section 8.3(j), (iv) paying taxes and making distributions or dividends to the Borrower, (v) engaging in activities incidental to (A) the maintenance of its corporate existence in compliance with applicable law and (B) legal, tax and accounting matters in connection with any of the foregoing activities, (vi) as necessary to consummate the transactions contemplated by the Loan Documents, (vii) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (viii) defending or otherwise taking action deemed appropriate by SPDH, Inc. with respect to any liabilities of SPDH, Inc., including any litigation, action or proceeding, including as set forth in Schedule 4.7, and (ix) such other business, operations and activities consented to by the Administrative Agent.
          (c) None of the Inactive Subsidiaries shall engage in any material business, operations or activity, or hold any material amount of property, other than the following, (i) paying taxes and dividends permitted hereunder, (ii) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (iii) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock, (iv) defending or otherwise taking action deemed appropriate by such Inactive Subsidiary or any Group Member with respect to any liabilities of such Inactive Subsidiary, including any litigation, action or proceeding, including as set forth in Schedule 4.7, and (v) such other business, operations and activities consented to by the Administrative Agent; provided that nothing herein shall prohibit any Inactive Subsidiary from incurring or suffering to exist any Indebtedness or other liabilities or obligations permitted to be incurred by any other Loan Party under this Agreement so long as such Inactive Subsidiary remains a Guarantor under the Loan Documents.
          Section 8.9 Transactions with Affiliates. No Group Member shall, except as otherwise expressly permitted herein or set forth on Schedule 8.9, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of the Borrower that is not a Loan Party (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for (a) transactions in the ordinary course of business on a basis no less favorable to such Group Member as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower, (b) Restricted Payments, the proceeds of which, if received by the Borrower, are used as permitted by Section 8.5, (c) reasonable salaries and other reasonable director or employee compensation to officers and directors of any Group Member, (d)(i) any transaction with a P&G JV Company or any Subsidiary or member thereof pursuant to the P&G JV Agreements or (ii) other transactions with a P&G JV Company or any Subsidiary or member thereof for the manufacturing, packaging, supply or distribution of products or materials, or the provision of other administrative or operational services (whether on a transitional or ongoing basis), solely with respect to the consumer diagnostic business, so long as, with respect to this clause (ii), the Group Members’ charges for manufacturing such products is on a “cost-plus” basis, (e) any intercompany transaction among or between Group Members which are not Loan Parties, (f) subject to the limitations in Section 8.3 (including the final paragraph thereof), any Guaranty Obligations by a Loan Party of any obligations of a Group Member that is not a Loan Party which is incurred in the ordinary course of business of such non-Loan Party and (g) any Group Member that is not a Loan Party may issue to any Loan Party any note evidencing an obligation of such non-Loan Party owing to such Loan Party.
          Section 8.10 Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments. No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of the Borrower to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any Group Member or (b) any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (x) pursuant to the Loan Documents and (y) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by purchase money Indebtedness, Capitalized Lease Obligations or Permitted Refinancings permitted hereunder in reliance upon Section 8.1(b) or (c) set forth in the Contractual Obligations governing such Indebtedness, Capitalized Lease Obligations or Permitted Refinancing or Guaranty Obligations with respect thereto.
          Section 8.11 Modification of Certain Documents. No Group Member shall do any of the following:
          (a) waive or otherwise modify any term of, or provide any consent under, any Constituent Document of, or otherwise change the capital structure of, any Group Member (including the terms of any of their outstanding Stock or Stock Equivalents), in each case except for those modifications, consents and waivers that (x) do not elect, or permit the election, to treat the Stock or Stock Equivalents of any limited liability company (or similar entity) as certificated and (y) do not materially adversely affect the interests of any Secured Party under the Loan Documents or in the Collateral;
          (b) waive or otherwise modify any term of (w) any Subordinated Debt, if in any case the effect thereof on such Subordinated Debt is to (i) increase the interest rate, (ii) change the due dates for principal or interest, other than to extend such dates, (iii) modify any default or event of default in any material respect, other than to delete it or make it less restrictive, (iv) add any material covenant with respect thereto, (v) modify any subordination provision (if applicable) in any manner adverse to the Lenders, (vi) modify any redemption or prepayment provision in any material respect, other than to extend the dates therefor or to reduce the premiums or any other amounts payable in connection therewith or (vii) materially increase any obligation of any Group Member or confer additional material rights to the holder of such Indebtedness in a manner adverse to any Group Member or any Secured Party (provided that these limitations shall not restrict or prohibit any Permitted Refinancing of such Subordinated Debt to the extent provided for under Section 8.1 and in compliance with the terms of the definition of “Permitted Refinancing”), (x) any Permitted Acquisition Debt (including any Permitted Refinancing thereof) to the extent that such Permitted Acquisition Debt (or such Permitted Refinancing thereof) in the amended or modified form would not be permitted to be incurred or issued at such time in accordance with Section 8.1(i) and the definition thereof), (y) any Permitted Additional Debt or any Permitted Additional Debt Document relating thereto (including any Permitted Refinancing thereof) to the extent that such Permitted Additional Debt or Permitted Additional Debt Document relating thereto (or such Permitted Refinancing thereof) in the amended or modified form would not be permitted to be incurred or issued at such time in accordance with Section 8.1(n) and the definition thereof) or (z) any Existing Notes or any Existing Notes Documents (including any Permitted Refinancing thereof) in a manner that shortens the maturity date of such Indebtedness or provides for a shorter Weighted Average Life to Maturity (provided that this clause (z) shall not restrict or prohibit any Permitted Refinancing of any Existing Notes to the extent provided for under Section 8.1 and in compliance with the terms of the definition of “Permitted Refinancing”);
          (c) amend, or enter into supplementary agreements with respect to, the P&G JV Agreements in a manner which could reasonably be expected to have a Material Adverse Effect without the prior written consent of Administrative Agent; provided that the Borrower shall provide the Administrative Agent with a copy of any such material amendment or supplementary agreement; and
          (d) permit any Indebtedness (other than the Obligations) to qualify as “Designated Senior Debt” or “Designated Senior Indebtedness”, as applicable, under each of the Existing Subordinated Notes Indentures or permit the Obligations to cease qualifying as “Designated Senior Debt” or “Designated Senior Indebtedness”, as applicable, under each of the Existing Subordinated Notes Indentures.
          Section 8.12 Accounting Changes; Fiscal Year. No Group Member shall change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law or (b) its fiscal year or its method for determining fiscal quarters or fiscal months.
          Section 8.13 Margin Regulations. No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.
          Section 8.14 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect. No Group Member shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.
          Section 8.15 Hazardous Materials. No Group Member shall cause or suffer to exist any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Group Member that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Group Member), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.
ARTICLE IX
EVENTS OF DEFAULT
          Section 9.1 Definition. Each of the following shall be an Event of Default:
          (a) the Borrower shall fail to pay (i) any principal of any Loan or any L/C Reimbursement Obligation when the same becomes due and payable or (ii) any interest on any Loan, any fee under any Loan Document or any other Obligation (other than those set forth in clause (i) above) and, in the case of this clause (ii), such non-payment continues for a period of 5 Business Days after the due date therefor; or

          (b) any representation, warranty or certification made or deemed made by or on behalf of any Loan Party (or any Responsible Officer thereof) in any Loan Document shall prove to have been incorrect in any material respect when made or deemed made (or in any respect to the extent qualified by materiality or Material Adverse Effect); or
          (c) any Loan Party shall fail to comply with (i) Section 2.20(a)(ii) (Defaulting Lenders), any provision of Article V (Financial Covenants), Section 6.1 (Financial Statements), 6.2(a) (Other Events), 7.1(a) (Maintenance of Corporate Existence), 7.9 (Use of Proceeds), 7.13 (Postclosing Deliveries) or Article VIII (Negative Covenants) or (ii) any other provision of any Loan Document if, in the case of this clause (ii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or
          (d) (i) any Group Member (other than an Immaterial Subsidiary) shall fail to make any payment when due (after giving effect to any applicable grace or cure period) (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of any such Group Member (other than the Obligations or any Hedging Agreement) and, in each case, such failure relates to Indebtedness having a principal amount of $25,000,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any such Indebtedness (after giving effect to any applicable grace or cure period) if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or
          (e) (i) any Group Member (other than an Immaterial Subsidiary) shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any such Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member (other than an Immaterial Subsidiary), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur, (iii) any Group Member (other than an Immaterial Subsidiary) shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above or (iv) the Borrower and its Subsidiaries, taken as a group on a consolidated basis, cease to be Solvent; or
          (f) one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (other than an Immaterial Subsidiary) (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any such Group Member, to the extent the relevant insurer has not denied coverage therefor) in excess of $25,000,000 or (B) otherwise, that would have, either individually or in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or
          (g) except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Administrative Agent or as otherwise expressly permitted under any Loan Document, (i) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, any Loan Party party thereto in any material respect, (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document or (iii) any subordination provision set forth in any Existing Subordinated Notes Indenture shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against any holder of the relevant Existing Subordinated Notes (or any trustee therefor), or any Group Member shall state in writing that any of the events described in clause (i), (ii) or (iii) above shall have occurred; or
          (h) there shall occur any Change of Control; or
          (i) after giving effect to the exercise of the P&G Put Option on the P&G JV Put Date, the Borrower is not in compliance with the financial covenants set forth in Article V (determined for this purpose on a Pro Forma Basis as if the P&G Put Option was consummated on the valuation date of the P&G Put Option in accordance with the terms thereof and after giving effect to consummation of the P&G Put Option and any payments in respect thereof).
          Section 9.2 Remedies. During the continuance of any Event of Default, the Administrative Agent may, and, at the request of the Required Lenders, shall, in each case by notice to the Borrower and in addition to any other right or remedy provided under any Loan Document or by any applicable Requirement of Law, do each or any of the following: (a) declare all or any portion of the Commitments terminated, whereupon the Commitments shall immediately be reduced by such portion or, in the case of a termination in whole, shall terminate together with any obligation any Lender may have hereunder to make any Loan and any L/C Issuer may have hereunder to Issue any Letter of Credit, (b) declare immediately due and payable all or part of any Obligation (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, other Loan Parties); provided, however, that, effective immediately upon the occurrence of any Event of Default specified in Section 9.1(e)(ii), (x) the Commitments of each Lender to make Loans and the commitment of each L/C Issuer to Issue Letters of Credit shall each automatically be terminated and (y) each Obligation (including in each case any accrued all accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, any other Loan Party), or (c) take the actions described in Section 9.3, and (d) exercise any other remedies which may be available under the Loan Documents or applicable law.

          Section 9.3 Actions in Respect of Letters of Credit. At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in L/C Cash Collateral Accounts shall be less than 105% of the L/C Obligations for all Letters of Credit at such time and (iii) as required by Section 2.12, the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent’s office referred to in Section 11.11, for deposit in a L/C Cash Collateral Account, the amount required so that, after such payment, the aggregate funds on deposit in the L/C Cash Collateral Accounts equal or exceed 105% of the L/C Obligations for all Letters of Credit at such time (not to exceed, in the case of clause (iii) above, the payment to be applied pursuant to Section 2.12 to provide cash collateral for Letters of Credit).
ARTICLE X
THE ADMINISTRATIVE AGENT
          Section 10.1 Appointment and Duties. (a) Appointment of Administrative Agent. Each Lender and each L/C Issuer hereby appoints GE Capital (together with any successor Administrative Agent pursuant to Section 10.9) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under the Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.
          (b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such

Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.
          (c) Limited Duties. Under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders and the L/C Issuers (except to the limited extent provided in Section 2.14(b) with respect to the Register and in Section 11.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender and L/C Issuer hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.
          Section 10.2 Binding Effect. Each Lender and each L/C Issuer agrees that (i) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.
          Section 10.3 Use of Discretion. (a) No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).
          (b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.
          Section 10.4 Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article X to the extent provided by the Administrative Agent.

          Section 10.5 Reliance and Liability. (a) The Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e), (ii) rely on the Register to the extent set forth in Section 2.14, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.
          (b) None of the Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, each L/C Issuer and the Borrower hereby waive and shall not assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:
          (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);
          (ii) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;
          (iii) makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and
          (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);
and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.
          Section 10.6 Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Credit Lender”, “Term Loan Lender”, “Majority Lender”, “Required Lender”, “Required Revolving Credit Lender” and “Required Term Loan Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Credit Lender, Term Loan Lender or as one of the Majority Lenders, Required Lenders, Required Revolving Credit Lenders or Required Term Loan Lenders respectively.
          Section 10.7 Lender Credit Decision. Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by the Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or L/C Issuers, the Administrative Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come into the possession of the Administrative Agent or any of its Related Persons.
          Section 10.8 Expenses; Indemnities. (a) Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender’s Pro Rata Share with respect to the Facilities of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by the Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

          (b) Each Lender further agrees to indemnify the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) from and against such Lender’s aggregate Pro Rata Share with respect to the Facilities of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.
          Section 10.9 Resignation of Administrative Agent or L/C Issuer. (a) The Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective. If the Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent. If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders and has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.
          (b) Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 10.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.
          (c) Notwithstanding anything to the contrary contained herein, any L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer; provided that, on or prior to the expiration of such 30-day period with respect to such resignation, the L/C Issuer shall have identified, in consultation with the Borrower, a successor L/C Issuer willing to accept its appointment as successor L/C Issuer. In the event of any such resignation of an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer hereunder; provided that, no failure by the Borrower to appoint any such successor shall affect the resignation of the L/C Issuer. Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit issued by such L/C Issuer prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents.
          Section 10.10 Release of Collateral or Guarantors. Each Lender and L/C Issuer hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:
          (a) any Subsidiary of the Borrower from its guaranty of any Obligation of any Loan Party if all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 7.10; and
          (b) any Lien held by the Administrative Agent for the benefit of any of the Secured Parties against (i) any Collateral that is Sold by a Loan Party in a Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 7.10 after giving effect to such Sale have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(d) or (e) and (iii) all of the Collateral and all Loan Parties, upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable by the holder of such Obligation, (C) deposit of cash collateral with respect to all contingent Obligations (other than contingent indemnification obligations as to which no claim has been asserted) (or, in the case of any L/C Obligation, a back-up letter of credit has been issued), in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent and each Indemnitee that is owed such Obligations and (D) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Loan Parties, each in form and substance acceptable to the Administrative Agent.
Each Lender and L/C Issuer hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.10.
          Section 10.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article X, Section 11.8 (Right of Setoff), Section 11.9 (Sharing of Payments) and Section 11.20 (Confidentiality) and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of the Administrative Agent, the Lenders and the L/C Issuers shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.
          Section 10.12 Titles. Notwithstanding anything else to the contrary in this Agreement or any other Loan Document, no party hereto designated as a documentation agent, a syndication agent, an arranger or a bookrunner shall have any duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary duty to any Lender, L/C Issuer or any other Secured Party, and no implied covenants, functions, responsibilities, duties obligations or liabilities shall be read into this Agreement or otherwise exist against any such documentation agent, syndication agent, arranger or bookrunner, in such capacity.
ARTICLE XI
MISCELLANEOUS
          Section 11.1 Amendments, Waivers, Etc. (a) No amendment or waiver of any provision of any Loan Document (other than the Fee Letter, the Control Agreements, the L/C Reimbursement Agreements, the Secured Hedging Agreements and the Secured Treasury Services Agreements and any other Loan Document executed pursuant to any of the foregoing) and no consent to any departure by any Loan Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by the Administrative Agent and the Borrower, (2) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), (3) in the case of any amendment necessary to implement an Incremental Term Loan Facility in accordance with Section 2.19 (including any increase in the Applicable Margin applicable to existing Term Loans that becomes effective on the date on which any Incremental Term Loan Amendment becomes effective), by the Borrower, each Increasing Lender, each New Lender and the Administrative Agent and (4) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower; provided, however, that no amendment, consent or waiver described in clause (2) or (4) above shall, unless in writing and signed by each Lender (other than, except with respect to following clauses (ii) and (iii), a Defaulting Lender) (or by the Administrative Agent with the consent of each such Lender) (with Obligations being directly affected in the case of following clauses (i), (ii), (iii) and (iv)), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:
          (i) waive any condition specified in Section 3.1, except any condition referring to any other provision of any Loan Document;
          (ii) increase the Commitment of such Lender or subject such Lender to any additional obligation;

          (iii) reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of the Borrower to repay (whether or not on a fixed date), any outstanding Loan owing to such Lender, (B) any fee or accrued interest payable to such Lender or (C) if such Lender is a Revolving Credit Lender, any L/C Reimbursement Obligation or any obligation of the Borrower to repay (whether or not on a fixed date) any L/C Reimbursement Obligation; provided, however, that this clause (iii) does not apply to (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article V or in any definition set forth therein or principally used therein;
          (iv) waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Loan or fee owing to such Lender or for the reduction of such Lender’s Commitment; provided, however, that this clause (iv) does not apply to any change to or waiver of mandatory prepayments, including those required under Section 2.8, or to the application of any payment, including as set forth in Section 2.12;
          (v) except as provided in Section 10.10, (x) release all or substantially all of the Collateral, or release all or substantially all of the value of the Guaranties, (y) consent to the assignment or transfer by the Borrower of any of its rights or obligations under the Loan Documents, or (z) consent to the assignment or transfer by any other Loan Party (other than the Borrower) of any of its rights or obligations under the Loan Documents (excluding any assignment pursuant to any intercompany transactions otherwise permitted by the terms of this Agreement);
          (vi) reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders”, “Pro Rata Share” or “Pro Rata Outstandings”; or
          (vii) amend Section 10.10 (Release of Collateral or Guarantor), Section 11.9 (Sharing of Payments) or this Section 11.1;
and provided, further, that (x)(A) any waiver of any payment applied pursuant to Section 2.12(b) (Application of Mandatory Prepayments) to, and any modification of the application of any such payment to, (1) the Term Loans shall require the consent of the Required Term Loan Lenders and (2) the Revolving Loans shall require the consent of the Required Revolving Credit Lenders, (B) any change to the definition of the term “Required Term Loan Lenders” shall require the consent of the Term Loan Lenders, (C) any change to the definition of the term “Required Revolving Credit Lenders” shall require the consent of the Revolving Credit Lenders, and (D) any change to the definition of the term “Majority Lenders” shall require the consent of the Majority Lenders of the respective Tranche affected thereby, (y) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, the Administrative Agent (or otherwise modify any provision of Article X or the application thereof), the Swingline Lender, any L/C Issuer or any SPV that has been granted an option pursuant to Section 11.2(f) unless in writing and signed by, as the case may be, the Administrative Agent, the Swingline Lender, such L/C Issuer or such SPV in addition to any signature otherwise required and (z) the consent of the Borrower shall not be required to change any order of priority set forth in Section 2.12(c) or (d). No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Hedging

Agreements or Secured Treasury Services Agreements resulting in such Obligations being junior in right of payment to principal of the Loans or resulting in Obligations owing to any Secured Hedging Counterparty or any Secured Treasury Services Creditor being unsecured (other than releases of Liens in accordance with the terms hereof), in each case in a manner adverse to any Secured Hedging Counterparty or any Secured Treasury Services Creditor, as the case may be, shall be effective without the written consent of such Secured Hedging Counterparty or such Secured Treasury Services Creditor, as the case may be, or, in the case of a Secured Hedging Agreement provided or arranged by the Administrative Agent or an Affiliate thereof, the Administrative Agent. It is understood and agreed that the rights and benefits of any Secured Hedging Counterparty or any Secured Treasury Services Creditor under the Loan Documents consist exclusively of such Secured Hedging Counterparty’s or such Secured Treasury Service Creditor’s rights under this Section 11.1 and the right to share in payments and collections out of the Collateral as more fully set forth (and subject to the limitations set forth) herein and therein and to receive payments, if any, in accordance with Section 2.12(c).
          (b) Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party shall entitle any Loan Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
          Section 11.2 Assignments and Participations; Binding Effect. (a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and L/C Issuer that such Lender or L/C Issuer has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrower (except for Article X), the Administrative Agent, each Lender and L/C Issuer and, to the extent provided in Section 10.11, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 10.9), none of the Borrower, any L/C Issuer or the Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.
          (b) Right to Assign. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (each an “Eligible Assignee”): (i) any existing Lender; provided that no such sale, transfer, negotiation or assignment may be made to any such Person that is, to the knowledge of such assigning Lender, a Defaulting Lender, (ii) any Affiliate or Approved Fund of any existing Lender; provided that no such sale, transfer, negotiation or assignment may be made to any such Person that is, to the knowledge of such assigning Lender, a Defaulting Lender, or (iii) any other Person (other than the Borrower or any of its Subsidiaries except as provided in Section 2.21) acceptable (which acceptance shall not be unreasonably withheld or delayed) to (x) the Administrative Agent, and (y) in the case of any sale, transfer, negotiation or assignment of Revolving Credit Commitments (and related Obligations) only, (I) the Swingline Lender, (II) each L/C Issuer, and (III) as long as no Default or Event of Default is continuing, the Borrower; provided, however, that (A) the Borrower shall be deemed to have consented to any such sale, transfer, negotiation or assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business

Days after having received notice thereof, (B) such sales, transfers, negotiations or assignments do not have to be ratable between the Facilities but must be ratable among the Obligations owing to and the obligations owed by such Lender with respect to a Facility and (C) for each Facility, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment or other sale, transfer, negotiation or assignment) of the Loans, Commitments and L/C Obligations subject to any such sale, transfer, negotiation or assignment shall be in a minimum amount of $1,000,000 in the case of a sale, transfer, negotiation or assignment of Term Loans and $5,000,000 in the case of a sale, transfer, negotiation or assignment of Revolving Loans and Revolving Credit Commitments, unless such sale, transfer, negotiation or assignment is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such Facility or is made with the prior consent of the Borrower and the Administrative Agent. Assignments shall not be required to be pro rata among the Facilities.
          (c) Procedure. The parties to each sale, transfer, negotiation or assignment made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Administrative Agent an Assignment via an electronic settlement system designated by the Administrative Agent (or if previously agreed with the Administrative Agent, via a manual execution and delivery of the assignment) evidencing such sale, transfer, negotiation or assignment, together with any existing Note subject to such sale, transfer, negotiation or assignment (or any affidavit of loss therefor acceptable to the Administrative Agent), any tax forms required to be delivered pursuant to Section 2.17(f) and payment of an assignment fee in the amount of $3,500 (for which no Group Member shall have any liability in any event), provided that (1) if a sale, transfer, negotiation or assignment by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such sale, transfer, negotiation or assignment, (2) if a sale, transfer, negotiation or assignment by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such sale, transfer, negotiation or assignment, (3) if a sale, transfer, negotiation or assignment by a Lender is made during the primary syndication of the Facilities, then no assignment fee shall be due in connection with such sale, transfer, negotiation or assignment and (4) no assignment fee shall be payable for assignments to and from any of the Arrangers or any of their respective Affiliates. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.2(b)(iii), upon the Administrative Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.
          (d) Effectiveness. Subject to the recording of an Assignment by the Administrative Agent in the Register pursuant to Section 2.14(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an

Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article X, Section 11.8 (Right of Setoff) and Section 11.9 (Sharing of Payments, Etc.) to the extent provided in Section 10.11 (Additional Secured Parties)).
          (e) Grant of Security Interests. In addition to the other rights provided in this Section 11.2, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Securities by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.
          (f) Participants and SPVs. In addition to the other rights provided in this Section 11.2, each Lender may, (x) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons (other than the Borrower or any of its Subsidiaries) in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements) and 2.17 (Taxes), but only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 2.17(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) (unless such participant’s participation is not increased as a result thereof), (iii) and (iv) of Section 11.1(a)

with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 11.1(a)(v) (or amendments, consents and waivers with respect to Section 10.10 to release all or substantially all of the Collateral or all or substantially all of the value of the Guaranties). No party hereto shall institute (and the Borrower shall cause each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.
          Section 11.3 Costs and Expenses. Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party or Group Member therefor except as expressly provided therein. In addition (but without limiting the obligations of the Borrower under the Engagement Letter), the Borrower agrees to pay or reimburse upon demand (a) each of the Administrative Agent and each Arranger and any Related Person of any of the foregoing for all reasonable out-of-pocket costs and expenses incurred by such Persons or any of their Related Persons in connection with (i) the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any engagement or proposal letter therefor (including the Engagement Letter), any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case limited in the case of fees, charges and disbursements of counsel, to the reasonable fees, charges and disbursements of a single external legal counsel for all such Persons and any of their Related Persons taken as a whole and, if reasonably necessary, a single local counsel in each relevant jurisdiction for all such Persons and any of their Related Persons and, solely in the case of a conflict of interest as reasonably determined by the affected Person or Persons, one additional counsel in each relevant jurisdiction to each Person or group of affected Persons similarly situated taken as a whole (but excluding, in each case, any costs or expenses of internal legal counsel), (ii) fees, costs and expenses incurred in connection with Intralinks®, SyndTrak Online, ClearPar® or any other E-System and allocated to the Facilities by the Administrative Agent in its sole discretion and (iii) fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) the Administrative Agent and each L/C Issuer for all reasonable costs and expenses (excluding any costs or expenses of internal counsel) incurred by it or any of its Related Persons in connection with the L/C Back-Stop Arrangements entered into by such Persons, (c) the Administrative Agent for all reasonable costs and expenses (excluding any costs or expenses of internal counsel) incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Administrative Agent for its examiners) and (d) each of the Administrative Agent, its Related Persons, and each Lender and L/C Issuer for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Loan Document, Obligation or Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (excluding any costs or expenses of internal counsel).
          Section 11.4 Indemnities. (a) Subject to the provisions of Section 11.3 with respect to the limitations on reimbursement of costs and expenses of external counsel and internal counsel described therein, the Borrower agrees to indemnify, hold harmless and defend the Administrative Agent, the Collateral Agent, the Syndication Agent, each Co-Documentation Agent, each Arranger, each Lender, each L/C Issuer, each Secured Hedging Counterparty, each Secured Treasury Services Creditor, each Person that each L/C Issuer causes to Issue Letters of Credit hereunder and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Disclosure Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit, any Transaction, or any securities filing of, or with respect to, any Group Member, (ii) any engagement letter (including the Engagement Letter), proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Group Member or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, the Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.
          (b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any

Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Loan Party and (ii) are attributable solely to acts of such Indemnitee.
          Section 11.5 Survival. Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.17 (Taxes), Section 2.16 (Breakage Costs; Increased Costs; Capital Requirements), Article X (The Administrative Agent), Section 11.3 (Costs and Expenses), Section 11.4 (Indemnities) or this Section 11.5) and all representations and warranties made in any Loan Document shall (A) survive the termination of the Commitments and the payment in full of other Obligations and (B) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.
          Section 11.6 Limitation of Liability for Certain Damages. In no event shall the Borrower or any other Loan Party or any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings), except, in the case of the Borrower and each other Loan Party, to the extent that any such damages consist of or arise from claims against any Indemnitee by unaffiliated third parties. The Borrower hereby waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
          Section 11.7 Lender-Creditor Relationship. The relationship between the Lenders, the L/C Issuers and the Administrative Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of lender and creditor. No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.
          Section 11.8 Right of Setoff. Each of the Administrative Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of the Borrower against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each of the Administrative Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Lenders and the L/C Issuers and their Affiliates and other Secured Parties may have.

          Section 11.9 Sharing of Payments, Etc. (a) If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements), 2.17 (Taxes), 2.18 (Substitution of Lenders) and 2.21 (Reverse Dutch Auction Repurchases) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
          (b) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Section 11.9(a) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.
          Section 11.10 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other party or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.
          Section 11.11 Notices. (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed (A) if to the Borrower, to Alere Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: David Teitel, Chief Financial Officer, Tel: (781) 314-4174, Fax: (781) 647-3939, with copies to Alere Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: General Counsel, Tel: (781) 647-3900, Fax: (781) 647-3939, and Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210-2600, Attention: Malcolm Henderson, Esq., Tel: (617) 832.1276, Fax: (617) 832-7000, (B) if to the Administrative Agent or the Swingline Lender, to General Electric Capital Corporation, 2 Bethesda Metro Center, Suite 600, Bethesda, MD 20814, Attention: Alere Account Manager, Tel: (301) 634-3215, Fax: (866) 673-0624, and (C) otherwise to the party to be notified at its address specified opposite its name on Schedule II or on the signature page of any applicable Assignment, (ii) posted to Intralinks®

(to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower, the Administrative Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.
          (b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System (including any facsimile so posted), on the later of the date of such posting in an appropriate location and the date access to such posting (and notice of such access) is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to Article II or Article X shall be effective until received by the Administrative Agent.
          Section 11.12 Electronic Transmissions. (a) Authorization. Subject to the provisions of Section 11.11(a), each of the Administrative Agent, the Borrower, the Lenders, the L/C Issuers and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each of the Borrower and each Secured Party hereby acknowledges and agrees, and the Borrower shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
          (b) Signatures. Subject to the provisions of Section 11.11(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.
          (c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.
          (d) Limitation of Liability. All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Administrative Agent, any Arranger or any of their respective Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Administrative Agent, any Arranger or any of their respective Related Persons in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of the Borrower and each Secured Party agrees (and the Borrower shall cause each other Loan Party to agree) that neither the Administrative Agent nor any Arranger has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.
          Section 11.13 Governing Law. This Agreement, each other Loan Document that does not expressly set forth its applicable law, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          Section 11.14 Jurisdiction. (a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought in the courts of the State of New York located in The City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. The parties hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
          (b) Service of Process. The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified in Section 11.11 (and shall be effective when such mailing shall be effective, as provided therein). The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party)

agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Non-Exclusive Jurisdiction. Nothing contained in this Section 11.14 (including clause (a) hereof), shall affect the right of the Administrative Agent or any Lender or L/C Issuer to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.
          Section 11.15 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any Loan Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into the Loan Documents, as applicable, by the mutual waivers and certifications in this Section 11.15.
          Section 11.16 Severability. Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.
          Section 11.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
          Section 11.18 Entire Agreement. The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Loan Party and any of the Administrative Agent, any Lender or any L/C Issuer or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).
          Section 11.19 Use of Name. The Borrower agrees, and shall cause each other Loan Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Loan Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days’ prior notice to GE Capital and without the prior consent of GE Capital, in each case, except to the extent required to do so under applicable Requirements of Law.

          Section 11.20 Non-Public Information; Confidentiality. (a) The Administrative Agent, each Lender, Swingline Lender and each L/C Issuer acknowledges and agrees that it may receive material non-public information hereunder concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).
          (b) Each Lender, Swingline Lender, each L/C Issuer and the Administrative Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender, L/C Issuer or the Administrative Agent, as the case may be, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, in each case, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Lender, L/C Issuer or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than any Loan Party, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Loan Parties consent to the publication of such tombstone or other advertising materials by the Administrative Agent, any Lender, any L/C Issuer or any of their Related Persons), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify borrowers, (vii) to current or prospective assignees, SPVs grantees of any option described in Section 11.2(f) or participants, pledgees referred to in Section 11.2(e), direct or indirect contractual counterparties to any Hedging Agreement permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, participants, pledgees, counterparties or Related Persons agree to be bound by provisions substantially similar to (or at least as restrictive as) the provisions of this Section 11.20 and (viii) in connection with the exercise of any remedy under any Loan Document. In the event of any conflict between the terms of this Section 11.20 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 11.20 shall govern.
          Section 11.21 Patriot Act Notice. Each Lender subject to the Patriot Act hereby notifies the Borrower and each other Loan Party that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, including the name and address of the Borrower and each other Loan Party and other information allowing such Lender to identify the Borrower and each other Loan Party in accordance with such act.
          Section 11.22 Senior Indebtedness. The Obligations constitute “Senior Debt” or “Senior Indebtedness”, as applicable, and “Designated Senior Debt” or “Designated Senior Indebtedness”, as applicable, under and as defined in, and for the purposes of, the Existing Subordinated Notes Indentures.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALERE INC., as Borrower
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	CFO

Signature Page to Alere Inc. Credit Agreement 2011

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and Lender
By:	/s/ Ryan Guenin
	Name:	Ryan Guenin
	Title:	Duly Authorized Signatory

GE CAPITAL FINANCIAL INC., as Lender
By:	/s/ Stephen F. Schroppe
	Name:	Stephen F. Schroppe
	Title:	Duly Authorized Signatory

Signature Page to Alere Inc. Credit Agreement 2011

JEFFERIES FINANCE LLC, as Syndication Agent and Lender
By:	/s/ E.J. Hess
	Name:	E.J. Hess
	Title:	Managing Director

Signature Page to Alere Inc. Credit Agreement 2011

CREDIT SUISSE SECURITIES (USA) LLC, as Co-Documentation Agent
By:	/s/ Tom Davidson
	Name:	Tom Davidson
	Title:	Managing Director

CREDIT SUISSE AG CAYMAN ISLANDS BRANCH, as Lender
By:	/s/ Ari Bruger
	Name:	Ari Bruger
	Title:	Vice President

By:	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
	Title:	Associate

Signature Page to Alere Inc. Credit Agreement 2011

GOLDMAN SACHS BANK USA, as Co-Documentation Agent and Lender
By:	/s/ Meredith Mackey
	Name:	Meredith Mackey
	Title:	Authorized Signatory

Signature Page to Alere Inc. Credit Agreement 2011

SIGNATURE PAGE TO THE CREDIT AGREEMENT,
DATED AS OF THE DATE FIRST WRITTEN ABOVE,
AMONG ALERE INC., THE LENDERS FROM TIME TO
TIME PARTY HERETO, GENERAL ELECTRIC CAPITAL
CORPORATION AS ADMINISTRATIVE AGENT,
JEFFERIES FINANCE LLC AS SYNDICATION AGENT
AND CREDIT SUISSE SECURITIES (USA) LLC,
GOLDMAN SACHS BANK USA, DnB NOR BANK ASA
AND SUNTRUST BANK AS CO-DOCUMENTATION
AGENTS

DnB NOR BANK ASA, as Co-Documentation Agent and Lender

By:	/s/ Phil Kurpiewski
Name: Phil Kurpiewski
Title: Senior Vice President

By:	/s/ Kristie Li
	Name:	Kristie Li
	Title:	Vice President

Signature Page to Alere Inc. Credit Agreement 2011

SUNTRUST BANK, as Co-Documentation Agent and Lender
By:	/s/ C. David Yates
	Name:	C. David Yates
	Title:	Managing Director

Signature Page to Alere Inc. Credit Agreement 2011

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF
THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE
LENDERS FROM TIME TO TIME PARTY HERETO, GENERAL
ELECTRIC CAPITAL CORPORATION AS ADMINISTRATIVE AGENT,
JEFFERIES FINANCE LLC AS SYNDICATION AGENT AND CREDIT
SUISSE SECURITIES (USA) LLC, GOLDMAN SACHS BANK USA,
DnB NOR BANK ASA AND SUNTRUST BANK AS
CO-DOCUMENTATION AGENTS

THE BANK OF NOVA SCOTIA:

By:	/s/ Michelle C. Phillips
	Name:	Michelle C. Phillips
	Title:	Director

Signature Page to Alere Inc. Credit Agreement 2011

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF
THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE
LENDERS FROM TIME TO TIME PARTY HERETO, GENERAL
ELECTRIC CAPITAL CORPORATION AS ADMINISTRATIVE AGENT,
JEFFERIES FINANCE LLC AS SYNDICATION AGENT AND CREDIT
SUISSE SECURITIES (USA) LLC, GOLDMAN SACHS BANK USA,
DnB NOR BANK ASA AND SUNTRUST BANK AS
CO-DOCUMENTATION AGENTS

Bank of the West:

By:	/s/ Sidney Jordan
	Name:	Sidney Jordan
	Title:	Vice President

Signature Page to Alere Inc. Credit Agreement 2011

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF
THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE
LENDERS FROM TIME TO TIME PARTY HERETO, GENERAL
ELECTRIC CAPITAL CORPORATION AS ADMINISTRATIVE AGENT,
JEFFERIES FINANCE LLC AS SYNDICATION AGENT AND CREDIT
SUISSE SECURITIES (USA) LLC, GOLDMAN SACHS BANK USA,
DnB NOR BANK ASA AND SUNTRUST BANK AS
CO-DOCUMENTATION AGENTS

HSBC Bank USA, National Association:

By:	/s/ David A. Carroll
	Name:	David A. Carroll
	Title:	Vice President

Signature Page to Alere Inc. Credit Agreement 2011

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF
THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE
LENDERS FROM TIME TO TIME PARTY HERETO, GENERAL
ELECTRIC CAPITAL CORPORATION AS ADMINISTRATIVE AGENT,
JEFFERIES FINANCE LLC AS SYNDICATION AGENT AND CREDIT
SUISSE SECURITIES (USA) LLC, GOLDMAN SACHS BANK USA,
DnB NOR BANK ASA AND SUNTRUST BANK AS
CO-DOCUMENTATION AGENTS

HSBC Bank Plc:

By:	/s/ Mike F. Kear
	Name:	Mike F. Kear
	Title:	Global Relationship Manager

Signature Page to Alere Inc. Credit Agreement 2011

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF
THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE
LENDERS FROM TIME TO TIME PARTY HERETO, GENERAL
ELECTRIC CAPITAL CORPORATION AS ADMINISTRATIVE AGENT,
JEFFERIES FINANCE LLC AS SYNDICATION AGENT AND CREDIT
SUISSE SECURITIES (USA) LLC, GOLDMAN SACHS BANK USA,
DnB NOR BANK ASA AND SUNTRUST BANK AS
CO-DOCUMENTATION AGENTS

RAYMOND JAMES BANK, FSB:

By:	/s/ Alexander L. Rody
	Name:	Alexander L. Rody
	Title:	Senior Vice President

Signature Page to Alere Inc. Credit Agreement 2011

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF
THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE
LENDERS FROM TIME TO TIME PARTY HERETO, GENERAL
ELECTRIC CAPITAL CORPORATION AS ADMINISTRATIVE AGENT,
JEFFERIES FINANCE LLC AS SYNDICATION AGENT AND CREDIT
SUISSE SECURITIES (USA) LLC, GOLDMAN SACHS BANK USA,
DnB NOR BANK ASA AND SUNTRUST BANK AS
CO-DOCUMENTATION AGENTS

Royal Bank of Canada, as a Lender:

By:	/s/ Dean Sas
	Name:	Dean Sas
	Title:	Authorized Signatory

Signature Page to Alere Inc. Credit Agreement 2011

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF
THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE
LENDERS FROM TIME TO TIME PARTY HERETO, GENERAL
ELECTRIC CAPITAL CORPORATION AS ADMINISTRATIVE AGENT,
JEFFERIES FINANCE LLC AS SYNDICATION AGENT AND CREDIT
SUISSE SECURITIES (USA) LLC, GOLDMAN SACHS BANK USA,
DnB NOR BANK ASA AND SUNTRUST BANK AS
CO-DOCUMENTATION AGENTS

RBS Citizens, NA

By:	/s/ Cindy Chen
	Name:	Cindy Chen
	Title:	Senior Vice President

Signature Page to Alere Inc. Credit Agreement 2011

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF
THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE
LENDERS FROM TIME TO TIME PARTY HERETO, GENERAL
ELECTRIC CAPITAL CORPORATION AS ADMINISTRATIVE AGENT,
JEFFERIES FINANCE LLC AS SYNDICATION AGENT AND CREDIT
SUISSE SECURITIES (USA) LLC, GOLDMAN SACHS BANK USA,
DnB NOR BANK ASA AND SUNTRUST BANK AS
CO-DOCUMENTATION AGENTS

SIEMENS FINANCIAL SERVICES, INC.

By:	/s/ Anthony Casciano
	Name:	Anthony Casciano
	Title:	Managing Director

By:	/s/ Douglas Maher
	Name:	Douglas Maher
	Title:	Managing Director

Signature Page to Alere Inc. Credit Agreement 2011

Schedule I
COMMITMENTS

				Delayed-Draw
	Revolving Credit	A Term Loan	B Term Loan	Term Loan
Lender	Commitment	Commitment	Commitment	Commitment
Jefferies Finance LLC	$28,432,624.11	$113,279,821.68	$250,500,000.00	$54,374,242.56
General Electric Capital Corporation	$28,432,624.11	$99,279,821.68	$250,500,000.00	$13,374,242.56
GE Capital Financial, Inc.	$0.00	$14,000,000.00	$0.00	$41,000,000.00
Credit Suisse AG, Cayman Islands Branch	$50,000,000.00	$20,270,270.27	$242,000,000.00	$9,729,729.73
Goldman Sachs Bank USA	$28,432,624.11	$88,779,767.23	$167,000,000.00	$42,614,231.96
DnB NOR Bank ASA	$26,595,744.68	$66,489,361.70	$0.00	$31,914,893.62
Raymond James Bank, FSB	$5,319,148.94	$13,297,872.34	$15,000,000.00	$6,382,978.72
Royal Bank of Canada	$15,957,446.81	$39,893,617.02	$0.00	$19,148,936.17
The Bank of Nova Scotia	$12,765,957.45	$31,914,893.61	$0.00	$15,319,148.94
Siemens Financial Services, Inc.	$6,382,978.72	$15,957,446.81	$0.00	$7,659,574.47
HSBC Bank USA	$5,319,148.94	$13,297,872.34	$0.00	$6,382,978.72
HSBC Bank Plc	$5,319,148.94	$13,297,872.34	$0.00	$6,382,978.72
SunTrust Bank	$26,595,744.68	$66,489,361.70	$0.00	$31,914,893.62
RBS Citizens, National Association	$7,446,808.51	$18,617,021.28	$0.00	$8,936,170.21
Bank of the West	$3,000,000.00	$10,135,000.00	$0.00	$4,865,000.00
TOTAL	$250,000,000.00	$625,000,000.00	$925,000,000.00	$300,000,000.00

Schedule II
ADDRESSES FOR NOTICES

LENDERS:	CONTACT DETAILS:
Bank of the West	Credit Contact:
1977 Saturn Street, 3rd Floor	Attention: Sidney Jordan
Monterey Park, CA 91755	Telephone: 213-972-0625
Telecopier: 213-972-0618
Email: sidney.jordan@bankofthewest.com

Operations Contact:
Attention: Sandra Fox
Telephone: 323-727-3065
Telecopier: 323-727-3099
Email: sandra.fox@bankofthewest.com

Credit Suisse AG, Cayman Islands Branch	Credit Contact:
Eleven Madison Avenue	Attention: Ari Bruger
New York, New York 10010	Telephone: 212-538-5577
Telecopier: 646-935-8075
Email: ari.bruger@credit-suisse.com

Administration Contact:
Attention: Eric Ceglowski
Telephone: 919-994-1357
Telecopier: 866-469-3871
Email: eric.ceglowski@credit-suisse.com

DnB NOR Bank ASA	Credit Contact:
200 Park Avenue, 31st Floor	Attention: Geshu Sugandh
New York, New York 10166	Telephone: 212-681-3873
Telecopier: 212-681-3900
Email: geshu.sugandh@dnbnor.no

Operations Contact:
Attention: Marybelle Ortiz
Telephone: 212-681-3848
Telecopier: 212-681-4123
Email: marybelle.ortiz@dnbnor.no

General Electric Capital Corporation	Credit Contact:
2 Bethesda Metro Center	Attention: Ryan Guenin
Bethesda, MD 20814	Telephone: 301-634-3215
Telecopier: 866-673-0624
Email: ryan.guenin@ge.com

Operations Contact:
Attention: Rose Gaskin
Telephone: 312-441-7644
Telecopier: 312-441-7871
Email: rose.gaskin@ge.com

LENDERS:	CONTACT DETAILS:
GE Capital Financial Inc.	Credit Contact:
2 Bethesda Metro Center	Attention: Ryan Guenin
Bethesda, MD 20814	Telephone: 301-634-3215
Telecopier: 866-673-0624
Email: ryan.guenin@ge.com

Operations Contact:
Attention: Rose Gaskin
Telephone: 312-441-7644
Telecopier: 312-441-7871
Email: rose.gaskin@ge.com

Goldman Sachs Bank USA	Credit Contact:
200 West Street	Attention: Lauren Day
New York, New York 10282	Telephone: 212-934-3921
Email: gsd.link@gs.com

Operations Contact:
Telephone: 212-902-1099
Telecopier: 917-977-3966
Email: gs-sbd-admin-contacts@ny.email.gs.com

HSBC Bank USA	Credit Contact:
520 Madison Avenue	Attention: David Carroll
New York, New York 10022	Telephone: 317-292-8495
Telecopier: 617-338-3849
Email: david.x.carroll@us.hsbc.com

Operations Contact:
Attention: Shoba Rani
Telephone: 716-841-6216
Telecopier: 917-229-0974
Email: N/A — Notices must be faxed

HSBC Bank Plc	Credit Contact:
8 Canada Square, Canary Wharf	Attention: Mike F. Kear
London E14 5HQ	Telephone: 0044-8455-856419
United Kingdom	Telecopier: 0044-8455-877941
Email: mikekear@hsbc.com

Operations Contact:
Attention: Process Manager
Telephone: 020-7991-8296
Telecopier: 020-7992-4680

Jefferies Finance LLC	Credit Contact:
520 Madison Avenue	Attention: JR Young
New York, New York 10022	Telephone: 212-284-8191
Telecopier: 212-284-3444
Email: jyoung@jefferies.com

Operations Contact:
Attention: Michael Burns

LENDERS:	CONTACT DETAILS:
Telephone: 617-662-9741
Telecopier: 617-937-0638
Email: michael.burnsjr@statestreet.com

Raymond James Bank, FSB	Credit Contact:
710 Carillon Parkway	Attention: Alexander L. Rody
St. Petersburg, FL 33716	Telephone: 615-321-4238
Telecopier: 866-205-1396
(preference of email to
RJBank-LoanOpsCorp@RaymondJames.com)
Email: alex.rody@raymondjames.com

RBS Citizens, National Association	Credit Contact:
One Citizens Plaza	Attention: Cindy Chen
Providence, RI 02903	Telephone: 617-994-7722
Email: cindy.chen@rbscitizens.com

Operations Contact:
Attention: Carissa D’Apolito
Telephone: 781-655-4396
Telecopier: 781-655-4050
Email: carissa.joubert@rbscitizens.com

Royal Bank of Canada	Credit Contact:
200 Vesey Street, 3 WFC	Attention: Dean Sas
New York, New York 10281	Telephone: 212-428-629
Telecopier: 212-428-6460
Email: dean.sas@rbccm.com

Finance/Repayment Contact:
Attention: Michael Wang
Telephone: 416-842-6987
Telecopier: 416-842-4020
Email: michael.wang@rbccm.com

Siemens Financial Services, Inc.	Credit Contact:
170 Wood Avenue South	Attention: Doug Maher
Iselin, NJ 08830	Telephone: 732-476-3562
Telecopier: 732-476-3567
Email: douglas.maher@siemens.com

Operations Contact:
Attention: April Greaves-Bryan
Telephone: 732-476-3443
Telecopier: 919-374-9105
Email: sfspops.sfs@siemens.com

SunTrust Bank	Credit Contact:
303 Peachtree Street, 25th Floor	Attention: John Cappellari
Atlanta, GA 30308	Telephone: 404-813-6001
Telecopier: 404-588-7497
Email: john.cappellari@suntrust.com

Operations Contact:

LENDERS:	CONTACT DETAILS:
Attention: Allyson Mohan
Telephone: 404-813-0030
Telecopier: 404-588-4401
Email: allyson.mohan@suntrust.com

The Bank of Nova Scotia	Credit Contact:
711 Louisiana Street, Suite 1400	Attention: Michelle Phillips
Houston, TX 77002	Telephone: 713-759-3475
Telecopier: 832-426-6023
Email: michellec_phillips@scotiacapital.com

Operations Contact:
Attention: Kathy Williams
Telephone: 416-649-4009
Telecopier: 212-225-5709
Email: kathy_williams@scotiacapital.com

SCHEDULE 2.21
REVERSE DUTCH AUCTION PROCEDURES
This Schedule 2.21 is intended to summarize certain basic terms of the reverse Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 2.21 of the Credit Agreement, of which this Schedule 2.21 is a part. It is not intended to be a definitive statement of all of the terms and conditions of a reverse Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. None of the Administrative Agent, the Auction Manager, any Arranger or any of their respective affiliates or any officers, directors, employees, agents or attorneys-in-fact of such Persons (together with the Administrative Agent, each Arranger and their respective affiliates, the “Related Person”) makes any recommendation pursuant to any offering document as to whether or not any Lender should sell its Term Loans to the Borrower pursuant to any offering documents, nor shall the decision by the Administrative Agent, the Auction Manager, any Arranger or any other Related Person (or any of their affiliates) in its respective capacity as a Lender to sell its Term Loans to the Borrower be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction and the relevant offering documents. Capitalized terms not otherwise defined in this Schedule 2.21 have the meanings assigned to them in the Credit Agreement.
     (a) Notice Procedures. In connection with each Auction, the Borrower will provide notification to the Auction Manager for distribution to the Lenders of the Term Loans (each, an “Auction Notice”). Each Auction Notice shall contain (i) the minimum principal amount (calculated on the face amount thereof) of Term Loans that the Borrower offers to purchase in such Auction (the “Auction Amount”), which shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Borrower would be willing to purchase Term Loans in such Auction; and (iii) the date on which such Auction will conclude, on which date Return Bids (as defined below) will be due by 1:00 p.m. (New York time) (as such date and time may be extended by the Auction Manager, such time the “Expiration Time”). Such Expiration Time may be extended for a period not exceeding 3 Business Days upon notice by the Borrower to the Auction Manager received not less than 24 hours before the original Expiration Time; provided that only one extension per offer shall be permitted. An Auction shall be regarded as a “failed auction” in the event that either (x) the Borrower withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed auction, the Borrower shall not be permitted to deliver a new Auction Notice prior to the date occurring 3 Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the Borrower shall not initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.
     (b) Reply Procedures. In connection with any Auction, each Lender of Term Loans wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (in increments of $5) in principal amount of Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than $1,000,000 or an integral multiple of $1,000 in excess thereof, that such Lender offers for sale at its Reply Price (the “Reply Amount”). A Lender may submit a

Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans of such Tranche held by such Lender. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to 3 component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the offering document (each, an “Auction Assignment and Assumption”). The Borrower will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price.
     (c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow the Borrower to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Borrower has received Qualifying Bids). The Borrower shall purchase Term Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration.
     (d) Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount (calculated on the face amount thereof) of all Term Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans to be purchased at prices below the Applicable Threshold Price), the Borrower shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids or any component thereof will be accepted above the Applicable Threshold Price (as defined below).
     (e) Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet or intranet site (including Intralinks®, SyndTrak Online, ClearPar® or any other E-System) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m. New York time on the same Business Day as the date the Return Bids were due (as such due date may be extended in accordance with this Schedule 2.21). The Auction Manager will insert the principal amount of Term Loans to be assigned and the applicable settlement date into each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. Upon the request of the submitting Lender, the Auction Manager will promptly return any Auction Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.
     (f) Auction Assignment and Assumption. Each Auction Notice and Auction Assignment and Assumption shall contain the following representations and warranties by the Borrower:
(i)	The conditions set forth in Section 2.21 of the Credit Agreement have each been satisfied on and as of the date hereof, except to the extent that such conditions refer to conditions that must be satisfied as of a future date, in which case the

Borrower must terminate any Auction if it fails to satisfy one of more of the conditions which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to an Auction.

(ii)	The representations and warranties of the Borrower and each other Loan Party contained in Article IV of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (other than any representation or warranty that is qualified by materiality or reference to Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Section 4.4(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.1 of the Credit Agreement.
     (g) Additional Procedures. Once initiated by an Auction Notice, the Borrower may withdraw an Auction only in the event that, (i) as of such time, no Qualifying Bid has been received by the Auction Manager or (ii) the Borrower has failed to meet a condition set forth in Section 2.21 of the Credit Agreement. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender. However, an Auction may become void if the conditions to the purchase of Term Loans by the Borrower required by the terms and conditions of Section 2.21 of the Credit Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by the Borrower is required in accordance with the foregoing provisions shall be paid directly by the Borrower to the respective assigning Lender on a settlement date as determined jointly by the Borrower and the Auction Manager (which shall be not later than 10 Business Days after the date Return Bids are due). The Borrower shall execute each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 2.21 of the Credit Agreement or this Schedule 2.21. The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with the Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.21 of the Credit Agreement or this Schedule 2.21. None of the Administrative Agent, the Auction Manager, any Joint Lead Arranger, any other Related Person or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, the other Loan Parties, or any of their affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information. This Schedule 2.21 shall not require the Borrower to initiate any Auction.

EXHIBIT A
TO
CREDIT AGREEMENT
FORM OF ASSIGNMENT
     This ASSIGNMENT, dated as of the Effective Date, is entered into between each Assignor and each Assignee (each as defined below).
     The parties hereto hereby agree as follows:

Borrower:	Alere Inc., a Delaware corporation (the “Borrower”)

Administrative Agent:	General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”)

Credit Agreement:	Credit Agreement, dated as of June 30, 2011, among the Borrower, the Lenders and L/C Issuers party thereto and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	_________, ____]

Effective Date:	_________, ____

			Aggregate amount	Aggregate amount
			of Commitments	of Commitments
Assignor	Assignee		or principal	or principal
(collectively, the	(collectively, the		amount of Loans	amount of Loans	Percentage
“Assignors”)	“Assignees”)	Facility Assigned[1]	for all Lenders[2]	Assigned[3]	Assigned[4]
[Name of Assignor]	[Name of Assignee] [Affiliate][Approved Fund] of [Name of Lender]		$____________	$____________	_.______%

[Name of Assignor]	[Name of Assignee] [Affiliate][Approved Fund] of [Name of Lender]		$____________	$____________	_.______%

[Name of Assignor]	[Name of Assignee] [Affiliate][Approved Fund] of [Name of Lender]		$____________	$____________	_.______%
[The Remainder of this Page Was Intentionally Left Blank]

[1]	Fill in the appropriate defined term for the Tranche of Loans and/or Commitments under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment”, “A Term Loans”, etc).

[2]	In the case of the Revolving Credit Commitment, including Revolving Loans and interests, participations and obligations to participate in Letters of Credit and Swing Loans.

[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

[4]	Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the respective Facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.
ASSIGNMENT
FOR ALERE INC. CREDIT AGREEMENT

     Section 1. Assignment. Each Assignor hereby sells and assigns to the Assignee set forth above opposite such Assignor, and such Assignee hereby purchases and assumes from such Assignor, such Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by such Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above opposite such Assignor (such Assignor’s “Assigned Interest”).
     Section 2. Representations, Warranties and Covenants of Assignors. Each Assignor severally but not jointly (a) represents and warrants to its corresponding Assignee and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary, for it to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Facilities, the percentage of the Facilities represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Group Member or Loan Party or the performance or nonperformance by any Loan Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Administrative Agent exchange such Notes for new Notes in accordance with Section 2.14(e) of the Credit Agreement.
     Section 3. Representations, Warranties and Covenants of Assignees. Each Assignee severally but not jointly (a) represents and warrants to its corresponding Assignor and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary, for such Assignee to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) to the extent indicated above, is an Affiliate or an Approved Fund of the Lender set forth above and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either such Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (b) appoints and authorizes the Administrative Agent to take such action as administrative agent and collateral agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon any Secured Party and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in accordance with Section 11.20 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Administrative Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under
ASSIGNMENT
FOR ALERE INC. CREDIT AGREEMENT

Section 11.2(c) of the Credit Agreement and (h) to the extent required pursuant to Section 2.17(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN or W-9.
     Section 4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by each Assignor, each Assignee and, to the extent required by Section 11.2(b) of the Credit Agreement, the Borrower, this Assignment (including its attachments) will be delivered to the Administrative Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Administrative Agent and (ii) the recording of this Assignment in the Register. The Administrative Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.
     Section 5. Effect. As of the Effective Date, (a) each Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) each Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.
     Section 6. Distribution of Payments. On and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of each Assigned Interest of any Assignor (a) in the case of amounts accrued to but excluding the Effective Date, to such Assignor and (b) otherwise, to the corresponding Assignee.
     Section 7. Miscellaneous. This Assignment is a Loan Document and, as such, is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof. On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignors, Assignees, the Administrative Agent and their Related Persons and their respective successors and assigns. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.
[Signature Pages Follow]
ASSIGNMENT
FOR ALERE INC. CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

Lending Office [for Eurodollar Rate Loans]:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices)
for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]
[SIGNATURE PAGE FOR ASSIGNMENT FOR ALERE INC. CREDIT AGREEMENT]

ACCEPTED and AGREED
this __ day of ______ _____:

GENERAL ELECTRIC CAPITAL CORPORATION as Administrative Agent

By:

Name:
Title:

[ALERE INC.

By:

Name:
Title:][5]

[[NAME OF SWINGLINE LENDER]

By:

Name:
Title:

[NAME OF EACH L/C ISSUER]

By:

Name:
Title:]][6]

[5]	The consent of the Borrower is only required to the extent provided by Section 11.2(b) of the Credit Agreement.

[6]	The consent of the Swingline Lender and each L/C Issuer is only required to the extent provided in Section 11.2(b) of the Credit Agreement.
[SIGNATURE PAGE FOR ASSIGNMENT FOR ALERE INC. CREDIT AGREEMENT]

EXHIBIT B-1
TO
CREDIT AGREEMENT
FORM OF A TERM LOAN NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $_______	[_____], 2011

     FOR VALUE RECEIVED, the undersigned, Alere Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above or its registered assigns (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the A Term Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of the A Term Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at _________________, in immediately available funds.
     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 30, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
     The Credit Agreement, among other things, (a) provides for the making of A Term Loans by the Lender to the Borrower in an aggregate amount equal to the Principal Amount set forth above, the indebtedness of the Borrower resulting from such A Term Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.
     This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.
     This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Pages Follow]

B-1-1

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

ALERE INC.
By:
Name:
Title:

[SIGNATURE PAGE FROM PROMISSORY NOTE OF ALERE INC.
FOR THE BENEFIT OF [NAME OF LENDER]]

EXHIBIT B-2
TO
CREDIT AGREEMENT
FORM OF B TERM LOAN NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $_______	[_____], 2011

     FOR VALUE RECEIVED, the undersigned, Alere Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above or its registered assigns (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all the B Term Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of the B Term Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at _________________, in immediately available funds.
     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 30, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
     The Credit Agreement, among other things, (a) provides for the making of B Term Loans by the Lender to the Borrower in an aggregate amount equal to the Principal Amount set forth above, the indebtedness of the Borrower resulting from such B Term Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.
     This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.
     This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Pages Follow]

B-2-1

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

ALERE INC.
By:
Name:
Title:

[SIGNATURE PAGE FROM PROMISSORY NOTE OF ALERE INC.
FOR THE BENEFIT OF [NAME OF LENDER]]

EXHIBIT B-3
TO
CREDIT AGREEMENT
FORM OF DELAYED-DRAW TERM LOAN NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $_______	[_____], 2011

     FOR VALUE RECEIVED, the undersigned, Alere Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above or its registered assigns (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all the Delayed-Draw Term Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of the Delayed-Draw Term Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at _________________, in immediately available funds.
     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 30, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
     The Credit Agreement, among other things, (a) provides for the making of Delayed-Draw Term Loans by the Lender to the Borrower in an aggregate amount equal to the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Delayed-Draw Term Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.
     This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.
     This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Pages Follow]

B-3-1

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

ALERE INC.
By:
Name:
Title:

[SIGNATURE PAGE FROM PROMISSORY NOTE OF ALERE INC.
FOR THE BENEFIT OF [NAME OF LENDER]]

Exhibit B-4
to
Credit Agreement
FORM OF INCREMENTAL TERM NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $_______	[_____], 2011

     FOR VALUE RECEIVED, the undersigned, Alere Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above or its registered assigns (the “Lender”) on [______], 20__ (the “Incremental Term Loan Maturity Date”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all [insert the applicable description of the respective Tranche of Incremental Term Loans] (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of each [Incremental Term Loan] from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at _________________, in immediately available funds.
     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 30, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
     The Credit Agreement, among other things, (a) provides for the making of [Incremental Term Loans] by the Lender to the Borrower in an aggregate amount equal to the Principal Amount set forth above, the indebtedness of the Borrower resulting from such [Incremental Term Loans] being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.
     This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.
     This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

B-4-1

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

ALERE INC.
By:
Name:
Title:

[SIGNATURE PAGE FROM PROMISSORY NOTE OF ALERE INC.
FOR THE BENEFIT OF [NAME OF LENDER]]

EXHIBIT B-5
TO
CREDIT AGREEMENT
FORM OF REVOLVING LOAN NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $_______	___________, ____

     FOR VALUE RECEIVED, the undersigned, Alere Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above or its registered assigns (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at _________________, in immediately available funds.
     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 30, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
     The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.
     This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.
     This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Pages Follow]

B-5-1

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

ALERE INC.
By:
Name:
Title:

[SIGNATURE PAGE FROM PROMISSORY NOTE OF ALERE INC.
FOR THE BENEFIT OF [NAME OF LENDER]]

EXHIBIT C
TO
CREDIT AGREEMENT
FORM OF NOTICE OF BORROWING
GENERAL ELECTRIC CAPITAL CORPORATION
     as Administrative Agent under the
     Credit Agreement referred to below
___________,____
Attention:
     Re: ALERE INC. (the “Borrower”)
     Reference is made to the Credit Agreement, dated as of June 30, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
     The Borrower hereby gives you irrevocable notice, pursuant to Section 2.2 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:
     A. The date of the Proposed Borrowing is __________, ____ (the “Funding Date”).
     B. The aggregate principal amount of Revolving Loans requested is $_______, of which $________ consists of Base Rate Loans and $________ consists of Eurodollar Rate Loans having an initial Interest Period of ______ months.
     C. The aggregate principal amount of [A Term Loans][B Term Loans][Delayed-Draw Term Loans][Designate Tranche of Incremental Term Loans] requested is $_______, of which $________ consists of Base Rate Loans and $________ consists of Eurodollar Rate Loans having an initial Interest Period of ______ months.
     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:
     (i) the representations and warranties set forth in Article IV of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (or in all respects to the extent that any such representation or warranty is qualified by materiality or Material Adverse Effect), as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date; and
     (ii) no Default or Event of Default is continuing.

C-1

ALERE INC.
By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF BORROWING DATED _________ __, ____]

EXHIBIT D
TO
CREDIT AGREEMENT
FORM OF SWING LOAN REQUEST
GENERAL ELECTRIC CAPITAL CORPORATION,
      as Administrative Agent under the
      Credit Agreement referred to below
Attention:
_________ __, ____
     Re: ALERE INC. (the “Borrower”)
     Reference is made to the Credit Agreement, dated as of June 30, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
     The Borrower hereby gives you irrevocable notice pursuant to Section 2.3 of the Credit Agreement that it requests Swing Loans under the Credit Agreement (the “Proposed Advance”) and, in that connection, sets for the following information:
     A. The date of the Proposed Advance is __________, ____ (the “Funding Date”).
     B. The aggregate principal amount of Swing Loan requested is $________.
     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Funding Date, both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:
     (i) the representations and warranties set forth in Article IV of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (or in all respects to the extent that any such representation or warranty is qualified by materiality or Material Adverse Effect) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date and
     (ii) no Default or Event of Default is continuing.

D-1

ALERE INC.
By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF BORROWING DATED _________ __, ____]

EXHIBIT E
TO
CREDIT AGREEMENT
FORM OF LETTER OF CREDIT REQUEST
[NAME OF L/C ISSUER], as L/C Issuer
under the Credit Agreement referred to below
Attention:
_________ __, ____
     Re: ALERE INC. (the “Borrower”)
     Reference is made to the Credit Agreement, dated as of June 30, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
     The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.4(b) of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto, for the benefit of [Name of Beneficiary], in the amount of $________, to be issued on ________, ____ (the “Issue Date”) with an expiration date of _________, ___.
     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Issue Date, both before and after giving effect to the Issuance of the Letter of Credit requested above and any Loan to be made or any other Letter of Credit to be Issued on or before the Issue Date:
     (i) the representations and warranties set forth in Article IV of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (or in all respects to the extent that any such representation or warranty is qualified by materiality or Material Adverse Effect), with the same effect as though made on and as of such Issue Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date and
     (ii) no Default or Event of Default is continuing.

E-1

     Copies of all documentation with respect to the supported transaction are attached hereto.

ALERE INC.
By:
Name:
Title:

[SIGNATURE PAGE TO LETTER OF CREDIT REQUEST DATED _________ __, ____]

EXHIBIT F
TO
CREDIT AGREEMENT
FORM OF NOTICE OF CONVERSION OR CONTINUATION
GENERAL ELECTRIC CAPITAL CORPORATION
      as Administrative Agent under the
      Credit Agreement referred to below
_________ __, ____
Attention:
     Re: ALERE INC. (the “Borrower”)
     Reference is made to the Credit Agreement, dated as of June 30, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
     The Borrower hereby gives you irrevocable notice, pursuant to Section 2.10 of the Credit Agreement of its request for the following:
     (i) a continuation, on ________, ____, as Eurodollar Rate Loans having an Interest Period of ___ months of [A Term Loans][B Term Loans][Delayed-Draw Term Loans][Designate Tranche of Incremental Term Loans][Revolving Loans] in an aggregate outstanding principal amount of $____________ having an Interest Period ending on the proposed date for such continuation;
     (ii) a conversion, on ________, ____, to Eurodollar Rate Loans having an Interest Period of ___ months of [A Term Loans][B Term Loans][Delayed-Draw Term Loans][Designate Tranche of Incremental Term Loans][Revolving Loans] in an aggregate outstanding principal amount of $_________; and
     (iii) a conversion, on ________, ____, to Base Rate Loans, of [A Term Loans][B Term Loans][Delayed-Draw Term Loans][Designate Tranche of Incremental Term Loans][Revolving Loans] in an aggregate outstanding principal amount of $________.

F-1

     In connection herewith, the undersigned hereby certifies that no Default or Event of Default is continuing on the date hereof, both before and after giving effect to any Loan to be made or Letter of Credit to be Issued on or before any date for any proposed conversion or continuation set forth above (it being understood that no conversion or continuation requested herein shall constitute the making of any Loan).

ALERE INC.
By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF BORROWING DATED _________ __, ____]